                                                                 Exhibit 10(iii)



                                     SECOND
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                    BETWEEN


                            CO-STEEL RARITAN, INC.,
                           A NEW JERSEY CORPORATION,
                                AS THE BORROWER


                                      AND


                        PNC BANK, NATIONAL ASSOCIATION,
                                  AS THE BANK




                           DATED AS OF APRIL 30, 2002

                               TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
ARTICLE 1.     DEFINITIONS....................................................................................  1
     1.1    Defined Terms.....................................................................................  1
     1.2    Other Definitional Provisions..................................................................... 28
ARTICLE 2.    THE REVOLVING CREDIT LOANS...................................................................... 29
     2.1    Revolving Credit Commitment....................................................................... 29
     2.2    Interest.......................................................................................... 31
     2.3    Yield Protection; Indemnity....................................................................... 35
     2.4    Capital Adequacy.................................................................................. 36
     2.5    Payments.......................................................................................... 37
     2.6    Loan Account...................................................................................... 38
     2.7    Fees.............................................................................................. 38
     2.8    Payment From Accounts Maintained by Borrower...................................................... 39
     2.9    Letter of Credit Subfacility...................................................................... 40
     2.10   Events Requiring Mandatory Prepayments and Reductions of Commitment............................... 43
     2.11   Late Payment...................................................................................... 44
     2.11   Excess Amount..................................................................................... 44
ARTICLE 3.    REPRESENTATIONS AND WARRANTIES.................................................................. 45
     3.1    Existence......................................................................................... 45
     3.2    Capitalization; Ownership; Title to Shares........................................................ 45
     3.3    Subsidiaries and Other Investments................................................................ 45
     3.4    Power and Authority............................................................................... 45
     3.5    Validity and Binding Effect....................................................................... 45
     3.6    No Conflict....................................................................................... 46
     3.7    Financial Matters................................................................................. 46
     3.8    Material Adverse Change........................................................................... 46
     3.9    Solvency.......................................................................................... 46
     3.10   Litigation........................................................................................ 46
     3.11   Compliance with Laws and Regulations.............................................................. 47
     3.12   Labor Matters..................................................................................... 47
     3.13   Title to Properties............................................................................... 47
     3.14   Tax Returns and Payments.......................................................................... 48
     3.15   Intellectual Property............................................................................. 48
     3.16   Insurance......................................................................................... 49
     3.17   Consents and Approvals............................................................................ 49
     3.18   Plans and Benefit Arrangements.................................................................... 49
     3.19   Environmental Matters............................................................................. 51
     3.20   Margin Stock...................................................................................... 51
     3.21   Compliance with Covenants......................................................................... 52
     3.22   No Default........................................................................................ 52
     3.23   Debt Default...................................................................................... 52
     3.24   No Default Caused................................................................................. 52
     3.25   Burdensome Provisions, Etc........................................................................ 52

                                                                                                              Page
                                                                                                              ----
     3.26   Encumbrances...................................................................................... 52
     3.27   Property Descriptions............................................................................. 53
     3.28   Contracts Affected by Change of Control........................................................... 53
     3.29   Material Contracts and Material Licences.......................................................... 53
     3.30   Jurisdictions..................................................................................... 53
     3.31   Bank Accounts..................................................................................... 54
     3.32   Intercorporate Indebtedness....................................................................... 54
     3.33   Computer Systems.................................................................................. 54
     3.34   Licenses, Agency and Distribution Agreements...................................................... 54
     3.35   Full Disclosure................................................................................... 54
ARTICLE 4.    AFFIRMATIVE CONVENANTS.......................................................................... 55
     4.1    Use of Proceeds................................................................................... 55
     4.2    Delivery of Financial Statements and Other Information............................................ 55
     4.3    Preservation of Existence; Qualification.......................................................... 58
     4.4    Compliance with Laws and Contracts................................................................ 58
     4.5    Accounting System; Books and Records.............................................................. 59
     4.6    Payment of Taxes and Other Liabilities............................................................ 59
     4.7    Insurance......................................................................................... 59
     4.8    Maintenance of Properties......................................................................... 60
     4.9    Maintenance of Leases............................................................................. 60
     4.10   Maintenance of Patents; Trademarks, Permits, Etc.................................................. 60
     4.11   Bank Accounts..................................................................................... 60
     4.12   Plans and Benefits Arrangements................................................................... 60
     4.13   Environmental Matters and Indemnification......................................................... 61
     4.14   Reciprocal Guarantees............................................................................. 61
     4.15   Agency Agreement.................................................................................. 61
     4.16   Business.......................................................................................... 61
     4.17   Inventory......................................................................................... 61
     4.18   [Reserved]........................................................................................ 62
     4.19   Material Contracts and Material Licences.......................................................... 62
     4.20   Jurisdictions..................................................................................... 62
     4.21   Computer Systems.................................................................................. 62
     4.22   Defense of Claims................................................................................. 63
     4.23   Additional Covenants.............................................................................. 63
ARTICLE 5.    NEGATIVE COVENANTS.............................................................................. 63
     5.1    Indebtedness...................................................................................... 63
     5.2    Guarantees........................................................................................ 64
     5.3    Negative Pledge................................................................................... 64
     5.4    Other Indebtedness and Agreements................................................................. 64
     5.5    Sale of Assets.................................................................................... 64
     5.6    Sale and Leaseback Transactions................................................................... 65
     5.7    Loans, Investments, Etc........................................................................... 65
     5.8    Investments....................................................................................... 65
     5.9    Affiliate Transactions............................................................................ 66
     5.10   Use of Proceeds................................................................................... 66




     5.11      Change of Business............................................................................. 66
     5.12      ERISA.......................................................................................... 66
     5.13      Material Contracts and Material Licences....................................................... 67
     5.14      Acquisitions................................................................................... 67
     5.15      Fundamental Changes............................................................................ 67
     5.16      Accounting Changes............................................................................. 68
     5.17      Hedging Contracts.............................................................................. 68
     5.18      Inconsistent Agreements........................................................................ 68
     5.19      Announcements.................................................................................. 68
ARTICLE 6.        CONDITIONS TO MAKING EXTENSIONS OF CREDIT................................................... 68
     6.1       All Extensions of Credit....................................................................... 68
     6.2       Conditions Precedent to Restatement Closing Date............................................... 69
     6.3       Amendment of Extension of Letter of Credit..................................................... 72
     6.4       Post-Closing Deliveries........................................................................ 72
ARTICLE 7.        EVENT OF DEFAULT; REMEDIES.................................................................. 75
     7.1       Event of Default............................................................................... 75
     7.2       Remedies....................................................................................... 80
ARTICLE 8.        GENERAL PROVISIONS.......................................................................... 81
     8.1       Amendments and Waivers......................................................................... 81
     8.2       Taxes.......................................................................................... 81
     8.3       Expenses....................................................................................... 81
     8.4       Notices........................................................................................ 81
     8.5       Set-Off and Collateral......................................................................... 82
     8.6       Participations and Assignments................................................................. 84
     8.7       Successors and Assigns......................................................................... 86
     8.8       Confidentiality................................................................................ 86
     8.9       Severability................................................................................... 87
     8.10      Interest Limitation............................................................................ 87
     8.11      Survival....................................................................................... 87
     8.12      GOVERNING LAW.................................................................................. 87
     8.13      Non-Business Days.............................................................................. 88
     8.14      Integration.................................................................................... 88
     8.15      Headings....................................................................................... 88
     8.16      Counterparts; Effectiveness.................................................................... 88
     8.17      WAIVER OF JURY TRIAL........................................................................... 88
     8.18      General Indemnity.............................................................................. 88
     8.19      Environmental Indemnity........................................................................ 90
     8.20      Bank Not Liable................................................................................ 91
     8.21      Revisions to List of Authorized Officers....................................................... 91
     8.22      Amendment and Restatement of Original Credit Agreement......................................... 91
     8.23      Waiver of Existing Defaults Under Original Credit Agreement; Release of Claims................. 91
     8.24      Intercreditor Agreement........................................................................ 92

                                LIST OF EXHIBITS


EXHIBIT
DESIGNATION                               EXHIBIT
-----------                               -------

A                                         Revolving Credit Note

B-1                                       Compliance Certificate

B-2                                       Co-Steel Compliance Certificate

C                                         Loan Request

D                                         [Reserved]

E                                         [Reserved]

F-1                                       Co-Steel Guaranty Agreement

F-2                                       Amended and Restated Guaranty
                                          Agreement for Affiliates

F-3                                       Guaranty Agreement for Affiliates

                                LIST OF SCHEDULES


          SCHEDULE DESIGNATION
             AND PRINCIPAL
           SECTION REFERENCE              SCHEDULE
         ---------------------            --------
                1.1-1                     Leased Properties
                1.1-2                     New Jersey Properties
                1.1-3                     Ontario Properties
                1.1-4                     Owned Properties
                1.1-5                     Existing Permitted Intercompany Indebtedness
                1.1-6                     Significant U.S. Leased Properties
                2.9(a)                    Outstanding Letters of Credit
                2.10(iv)                  March 2002 Significant Share Offering Paydown and Revised
                                          Revolving Credit Commitment
                3.8                       Material Adverse Changes since December 31, 2001
                3.10                      Litigation
                3.12                      Labor Matters
                3.15                      Intellectual Property Rights
                3.19                      Environmental Matters
                3.23                      Debt Defaults
                3.29-1                    Material Contracts
                3.29-2                    Material Licenses
                3.30                      Jurisdictions of Business, Assets, Chief Executive Office and
                                          Formation
                3.31                      Bank Accounts
                3.32                      Intercorporate Loans by Borrower
                3.34                      Licenses, Agency and Distribution Agreements
                5.1                       Permitted Indebtedness
                6.4c                      Hungarian Loan Reorganization

                 SECOND AMENDMENT AND RESTATED CREDIT AGREEMENT

     This SECOND AMENDMENT AND RESTATED CREDIT AGREEMENT, dated as of April 30, 2002 (as more fully defined below, the "AGREEMENT"), entered into by and between CO-STEEL RARITAN, INC., a New Jersey corporation (as more fully defined below, the "BORROWER"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (as more fully defined below, the "BANK").

                                   RECITALS:

     WHEREAS, the Borrower and the Bank have entered into that certain Amendment and Restated Credit Agreement dated as of September 30, 2000 (as amended or otherwise modified from time to time prior to the date hereof, the "ORIGINAL CREDIT AGREEMENT");

     WHEREAS, the Borrower has requested that the Bank amend and restate the Original Credit Agreement as provided for herein; and

     WHEREAS, the Bank is willing to amend and restate the Original Credit Agreement and the Bank is willing to make loans and other financial accommodations available to the Borrower, in each case on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises (each of which is incorporated herein by reference) and the mutual promises contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

1.1 DEFINED TERMS. As used in this Agreement, including the preamble and recitals hereto, the following terms shall have the respective meanings set forth below or in the Section of this Agreement referred to, unless the context otherwise requires:

     Account Debtor: This term shall mean any Person who is obligated to pay an Account Receivable.

     Accounts Receivable: Any right of a Person to payment for goods sold or leased or services rendered in the ordinary course of business, classified as an account receivable in accordance with GAAP.

     ACIERCO: Acierco, S.A., a Luxembourg limited liability company.

     Adjusted Cost Base: This term shall mean the dollar amount by which the Unrestricted Subsidiaries would be carried as at December 31, 1998 in the accounts of Co-Steel, if the Unrestricted Subsidiaries were accounted for, from inception, by the equity method of accounting. Furthermore: (i) the Adjusted Cost Base will have no further adjustments subsequent to December 31, 1998 for net income or loss of, or unrealized gains or losses on, the Unrestricted Subsidiaries; (ii) consistent with the equity method of accounting all inter-company transactions and balances would be eliminated; and (iii) the Adjusted Cost Base will be increased or decreased, as the case may be, for any amounts contributed or received in the form of subscription for equity, contribution of surplus, or receipt of dividends. For greater certainty, (x) realized gains or losses on disposals of Unrestricted Subsidiaries will be reflected in the Special Purpose Financial Statements; and
(y) for purposes of the preparation of the Special Purpose Financial Statements, Goldmarsh Enterprises, ACIERCO, Co-Steel Liquidity Management and N.J.S.C. Investments Co., Inc. are treated as Restricted Subsidiaries.

     Administration Agent: This term shall mean The Toronto-Dominion Bank and its successors or permitted assigns, as administrative agent under the Canadian Bank Credit Agreement.

     Affiliate: (i) As such term is used in Subsection 5.1(v), in Section 5.9 or in the Co-Steel Guaranty Agreement, such term shall mean as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person (a Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract or otherwise); without limiting the foregoing, any Person which is an officer, director or a holder of 10% or more of the shares of any class of capital stock of the Company or any Subsidiary, or a member of the immediate family of any such officer, director or 10% or greater shareholder, shall be deemed to be an Affiliate of the Company, and (ii) as such term is used elsewhere in this Agreement or in the other Loan Documents, with respect to any Person, such term shall mean any of (a) a director or executive officer of the Person or any other Person described in clause (b) below and (b) any other Person which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with the Person and, with respect to the Company, shall include each of its Subsidiaries.

     Agreement: This Credit Agreement, all exhibits and schedules hereto and all extensions, renewals, amendments, substitutions and replacements hereof and hereto.

     Applicable Base Rate Margin: This term shall have the meaning ascribed to it in Section 2.2a(i) hereof.

     Applicable Commitment Fee Rate: This term shall have the meaning ascribed to it in Section 2.7b hereof.

     Applicable Euro-Rate Margin: This term shall have the meaning ascribed to it in Section 2.2a(ii) hereof.

     Applicable Law: This term shall mean, with respect to any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, by-laws, treaties, judgements and decrees and all applicable official directives if legally binding and all other legally binding requirements of any Governmental Authority or Person having authority over such Person, property, transaction or event.

     Applicable Letter of Credit Rate: This term shall have the meaning ascribed to it in Section 2.9(c) hereof.

     Application for Letter of Credit: Each Application and Agreement for standby letter of credit from time to time used by the Bank in connection with the issuance, amendment, extension or renewal by the Bank of a Letter of Credit.

     Approved Asset Sale: This term has the meaning set out in Section 5.5

     Asset Monetization Program: This term shall mean the asset monetization program for Co-Steel and its Subsidiaries dated February 25, 2002, as revised from time to time with the consent of the Bank, which program is attached as
Schedule 3.37 to the Co-Steel Guaranty Agreement.

     Assignment and Assumption Agreement: An Assignment and Assumption Agreement by and among a Purchasing Lender, the Bank or another Lender, substantially in the form of Exhibit "D" hereto.

     ASW Holdings: ASW Holdings PLC, a corporation incorporated under the laws of England.

     Authorized Officer: The President, the Vice President, Finance, the Treasurer, the Vice President, Plant Manager, or the Secretary of a Loan Party. The Bank shall be entitled to rely on the incumbency certificate delivered pursuant to Section 6.2 for the initial designation of each Authorized Officer.

     Bank: PNC Bank, National Association, a national banking association, and its successors and assigns.

     Base Rate: A fluctuating rate of interest per annum equal to the greater of (i) the Prime Rate or (ii) the sum of (A) the Federal Funds Effective Rate plus (B) 1/2 of one percent per annum.

     Base Rate Loan: All or any portion of the Loans bearing interest under the Base Rate Option, as set forth in Subsection 2.2(a)(i).

     Base Rate Option: The ability of the Borrower to elect Base Rate Loans, as set forth in Subsection 2.2(a)(i).

     Benefit Arrangement: An "employee benefit plan", within the meaning of
Section 3(3) of ERISA, which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by a Loan Party or any ERISA Affiliate for the benefit of employees of the Borrower or any ERISA Affiliate.

     Blocked Account Agreement: This term shall mean means a blocked account agreement entered into by a bank, a Loan Party and a Security Agent with which a Loan Party maintains an account in form and substance acceptable to the Bank.

     Borrower: Co-Steel Raritan, Inc., a New Jersey corporation, and its successors and permitted assigns.

     Borrowing Tranche: Each portion of the Loans bearing interest at a discrete Euro-Rate Option and that portion of the Loans bearing interest at the Base Rate Option.

     Business Day: A day other than a Saturday or a Sunday on which the Bank is open for business.

     Canadian Bank Credit Agreement: That certain credit agreement dated as of April 30, 2002, between Co-Steel as the borrower, and the Canadian Bank Guarantee Entities, as the guarantors, the financial institutions from time to time party thereto as the lenders, The Toronto-Dominion Bank, as administration agent for such lenders, and the Bank of Nova Scotia, as syndication agent for such lenders.

     Canadian Bank Guarantee: Any of those certain guarantees executed and delivered in connection with the Canadian Bank Credit Agreement.

     Canadian Bank Guarantee Entities: The Borrower, Distribution, USA Distribution, Sayreville, Lake Ontario Steel Company, and Raritan River, and any other entity which may hereafter be required (or should have been required, in accordance with Co-Steel's contractual arrangements, if any, in connection with the Canadian Bank Credit Agreement) to execute and deliver a Canadian Bank Guarantee.

     Canadian Dollars, Cdn. Dollars, and Cdn.$: Each of these terms shall mean the lawful currency of Canada.

     Canadian GAAP: This term shall mean the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute.

     Canadian Lenders: This term shall mean the Persons a party to the Canadian Bank Credit Agreement from time to time as a lender.

     Canadian Security Agent: This term shall mean Computershare Trust Company of Canada in its capacity as Canadian security agent for and on behalf of the Administration Agent, the Noteholders and the Bank pursuant to the Intercreditor Agreement.

     Capital Adequacy Event: This term shall have the meaning given it in
Section 2.4.

     Capital Compensation Amount: This term shall have the meaning given it in
Section 2.4.

     Capital Expenditure: This term means any expenditure made by any Person for the purchase, lease or acquisition of capital assets (other than Current Assets) required to be capitalized in accordance with GAAP, including, without limitation, Capitalized Lease Obligations.

     Capitalized Lease: With respect to a Loan Party, any lease of property by such Loan Party as lessee would be capitalized on a balance sheet of the Borrower prepared in accordance with GAAP.

     Capitalized Lease Obligations: With respect to a Loan Party, the amount of the obligations of such Loan Party under Capitalized Leases which would be shown as a liability on a balance sheet of such Loan Party prepared in accordance with GAAP.

     Collateral: This term shall mean all property, of whatever nature or kind, which is the subject of any Encumbrance created by any Security Document.

     Commitment Fee: The fee described in Section 2.7b.

     Compliance Certificate: A certificate substantially in the form of Exhibit "B-1" which has been executed by an Authorized Officer and delivered to the Bank.

     Consolidated: With respect to a Loan Party, the consolidation of items of financial activity and accounts of such Loan Party and its Subsidiaries, in which such Loan Party owns or controls a controlling interest, for the presentation of financial statements of such Loan Party and its consolidated Subsidiaries in all accordance with, and as required by, GAAP consistently applied.

     Consolidated Current Assets: With respect to a Loan Party, such Loan Party's Consolidated current assets determined in accordance with GAAP consistently applied.

     Consolidated Current Liabilities: With respect to a Loan Party, such Loan Party's Consolidated current liabilities determined in accordance with GAAP.

     Consolidated EBITDA shall mean: (i) the Consolidated Net Earnings in the period, plus (ii) Consolidated Net Interest Expense in the period, plus (iii) income taxes, whether paid or deferred, which are deducted in determining Consolidated Net Earnings in the Period, if any; plus (iv) depreciation and amortization expense for the period; minus (v) to the extent added in determining Consolidated Net Earning, extraordinary gains, plus (vi) to the extent deducted in determining Consolidated Net Earnings, extraordinary losses (which for greater certainty shall include the non-cash Cdn.$13 million pension curtailment charge of Co-Steel from the third quarter of 2001); plus (vii) all cash receipts from Gallatin that have been used by the Borrower and its Subsidiaries to permanently repay indebtedness to the Noteholders, the Bank and the Canadian Lenders; plus (viii) to the extent deducted in determining Consolidated Net Earnings unrealized foreign exchange losses; minus (ix) the amount of loans and advances to Gallatin pursuant to Section 10.03(9) of the Canadian Bank Credit Agreement; minus (x) to the extent added in determining Consolidated Net Earning unrealized foreign exchange gains; all as set forth on the Special Purpose Financial Statements for such period and all determined in accordance with GAAP.

     Consolidated Net Earnings shall mean, for any period, the net earnings, for such period, as set forth on the Special Purpose Financial Statements for such period.

     Consolidated Net Interest Expense shall mean, for any period, the aggregate of interest charges, finance charges and debt service charges, fees or discounts for borrowed money, paid, payable or accrued in respect of interest-bearing Co-Steel Indebtedness (including without limitation Co-Steel Bankers' Acceptances) net of all interest and dividend income and specifically excluding all fees but not interest charges payable under or in connection with the Canadian Bank Credit Agreement for such period, all as set forth on the Special Purpose Financial Statements for such period, plus interest, calculated on an accrual basis, on the equity component of the Co-Steel Convertible Debentures before income taxes.

     Consolidated Net Worth: With respect to a Loan Party, such Loan Party's Consolidated stockholders' equity, as determined in accordance with GAAP consistently applied.

     Consolidated Total Net Debt shall mean, at any time, the principal amount of all outstanding interest bearing Co-Steel Indebtedness including, without limitation, the debt component but excluding the equity component of the Co-Steel Convertible Debentures, the face amount of outstanding Co-Steel Bankers' Acceptances, Co-Steel Letters of Credit, and the amount of Capitalized Lease Obligations of Co-Steel and its Consolidated Subsidiaries (net of interest component) but specifically excluding accounts payable and accrued liabilities, and deducting cash and short term investment (rated R-1 (middle) or better by Dominion Bond Rating Service), all as set forth on the Special Purpose Financial Statements for such period plus the face amount of all guarantees provided by any Restricted Subsidiary for the benefit of any Unrestricted Subsidiary (excluding for greater certainty, the guarantee by Co-Steel of the obligations of Co-Steel (UK) Limited pursuant to the share purchase agreement dated December 23, 1998 between Co-Steel (UK) Limited, ASW Holdings and Co-Steel).

     Contaminant: This term shall mean any pollutant, dangerous substance, liquid waste, industrial waste, hauled liquid waste, toxic substance, hazardous waste, hazardous material, hazardous substance, nuclear material, contaminant or like substance including any of the foregoing controlled, regulated or prohibited under any Environmental Law or otherwise.

     Contamination: The presence of any Hazardous Material at any real property owned or leased by a Loan Party which requires investigation, clean-up or remediation under any Environmental Law.

     Control: This term shall mean with respect to a body corporate, such body corporate is deemed to be controlled by another Person or by two or more bodies corporate if but only if, (a) the voting securities of the first mentioned body corporate carrying more than fifty percent (50%) of the votes for the election of directors are held, other than by way of security only, by or for the benefit of such other Person or by or for the benefit of such other bodies corporate; and (b) the votes carried by such securities are sufficient, if exercised, to elect a majority of the board of directors of the first mentioned body corporate; and the term "Controlled" shall have a corresponding meaning.

     Co-Steel: Co-Steel Inc., an Ontario corporation, and its successors and assigns, which currently owns, directly and indirectly, all of the issued and outstanding capital stock of the Borrower.

     Co-Steel Advance shall have the meaning ascribed to the term "Advance" in the Canadian Bank Credit Agreement as of the Restatement Closing Date.

     Co-Steel BA Equivalent Note shall have the meaning ascribed to the term
"BA Equivalent Note" in the Canadian Bank Credit Agreement as of the Restatement Closing Date.

     Co-Steel Bankers' Acceptance shall have the meaning ascribed to the term "Banker's Acceptance" in the Canadian Bank Credit Agreement as of the Restatement Closing Date.

     Co-Steel Compliance Certificate: A certificate substantially in the form of Exhibit "B-2" which has been executed by the chief financial officer of Co-Steel and delivered to the Bank.

     Co-Steel Convertible Debentures shall mean the 10 year, convertible, unsecured subordinated debentures of Co-Steel in the principal amount of Canadian Dollars $125,000,000 carrying a 6.5% coupon and a conversion price of Canadian Dollars $26.25.

     Co-Steel CSM: Co-Steel C.S.M. Corp., a Delaware corporation, and its successors and assigns.

     Co-Steel Fiscal Quarter: Each three-month fiscal period of Co-Steel beginning respectively on each successive January 1, April 1, July 1 and October 1 during the term hereof and ending on the immediately succeeding March 31, June 30, September 30 and December 31.

     Co-Steel Guaranty Agreement: A guaranty agreement, in the form of Exhibit "F-1" attached hereto, executed by Co-Steel in favor of the Bank to secure the payment of the Obligations to the Bank.

     Co-Steel Indebtedness shall have the meaning ascribed to the term "Indebtedness" in the Canadian Bank Credit Agreement as of the Restatement Closing Date.

     Co-Steel Letters of Credit shall have the meaning ascribed to the term "Letters of Credit" in the Canadian Bank Credit Agreement as the Restatement Closing Date.

     Co-Steel Liquidity Management: Co-Steel Liquidity Management Hungary Limited Liability Company, a Hungarian corporation and licensed as a Hungarian off-shore corporation, and its successors and assigns.

     Credit Facility: This term shall mean the credit accommodations made available to the Borrower hereunder.

     Debenture: This term shall mean a debenture entered into by a Loan Party in favor of the Canadian Security Agent on behalf of the Noteholders, the Bank, and the Administration Agent on behalf of the Canadian Lenders containing a first ranking fixed charge (subject to Permitted Priority Liens), in favor of the Canadian Security Agent with respect to Co-Steel's freehold interest in each Ontario Property and other assets and a floating charge over the remaining present and future assets of Co-Steel delivered or pledged to the Canadian Security Agent pursuant to a debenture delivery or pledge agreement.

     Default: Any condition, event, omission or act which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

     Default Rate: The rate of interest charged pursuant to Section 2.2b(iii) hereof.

     Distribution: Co-Steel Distribution Canada Limited, an Ontario, Canada corporation, and it successors and assigns.

     Dollars or US Dollars or U.S. Dollars or $ or US$ or U.S.$: The legal tender of the United States of America.

     Encumbrance: Any security interest, mortgage, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code) in, upon, or against any asset of a Loan Party or any Subsidiary of such Loan Party, whether or not voluntarily given.

     English Finance Structure Companies: Each of Co-Steel Amsterdam B.V., Co-Steel (UK) Limited and Cansteel Antilles N.V.

     Environment: shall mean soil, surface waters, ground waters, land stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

     Environmental Activity: This term shall mean any past, present or future activity, event or circumstance in respect of a Contaminant, including its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, soil, surface water or groundwater.

     Environmental Claim: Any written claim, suit notice or order made by a Person (including without limitation a Governmental Authority) or any written demand made by a Governmental Authority with respect to a Loan Party or any of its properties, whether owned or leased, that: (i) asserts a violation of an Environmental Law; (ii) asserts a liability under an Environmental Law; (iii) orders investigations, corrective action, remediation or other response under an Environmental Law; (iv) demands information under an Environmental Law; (v) alleges personal injury or property damage resulting from Contaminants or Hazardous Material; or (vi) alleges that there is or may be Contamination.

     Environmental Law: Any Governmental Rule concerning protection or regulation of the discharge or substances into the environment, including but not limited to those concerning air emissions, water discharges and treatment, storage tanks, and the handling, generation, treatment, storage and disposal of waste materials, chemical substances, pollutants, contaminants, toxic substances, pathogens, radioactive materials or hazardous substances of any kind, whether solid, liquid or gaseous.

     ERISA: The Employee Retirement Income Security Act of 1974 or any successor legislation thereto, and the rules and regulations promulgated thereunder, including any amendments to any of the foregoing.

     ERISA Affiliate: Any member of a controlled group of corporations under
Section 414(b) of the Internal Revenue Code of which the Borrower or Co-Steel is a member, and any trade or business (whether or not incorporated) under common control with the Borrower or Co-Steel, under Section 414(c) of the Internal Revenue Code, and all other entities which, together with the Borrower or Co-Steel, are or were treated as a single employer under Sections 414(m) or 414(o) of the Internal Revenue Code.

     Euro-Rate: With respect to Borrowing Tranches to which the Euro-Rate Option applies for any Euro-Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive, absent manifest error) to be the "offered" eurodollar rate as quoted by Exco-Noonan Incorporated (or appropriate successor or, if Exco-Noonan or its successor ceases to provide such quotes, a comparable replacement determined by the Bank) as evidenced on Dow Jones Markets Service (formerly known as Telerate) display page 4756 (or such other display page on the Dow Jones Markets System as may replace Dow Jones Markets Service display page 4756), two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

               the "offered rate" as quoted by Exco-Noonan
               as shown on Dow Jones Markets Service display page 4756
Euro-Rate =    -------------------------------------------------------
               1.00 - Euro-Rate Reserve Percentage

     Euro-Rate Interest Period: Any individual period of one, two or three months commencing on the date a Euro-Rate Option is exercised; provided, however, that (i) any Euro-Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month, in which case such Euro-Rate Interest Period shall end on the next preceding Business Day,
(ii) any Euro-Rate Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month and (iii) no Euro-Rate Interest Period with respect to any Revolving Credit Loan may end after the Revolving Credit Termination Date.

     Euro-Rate Loan: All or any portion of the Loans bearing interest under the Euro-Rate Option, as set forth in Subsection 2.2(a)(ii).

     Euro-Rate Option: The ability of the Borrower to elect Euro-Rate Loans, as set forth in Subsection 2.2(a)(ii).

     Euro-Rate Reserve Percentage: The maximum percentage (expressed as a decimal rounded upward to the nearest 1/100th of 1%), as determined by the Bank which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

     Event of Default: Any of the events specified in Section 7.1.

     Excess Amount: This term means, in respect of the Credit Facility, the excess, if any, as at the date of determination of (a) the sum of the Outstanding Revolving Credit Amount, plus the U.S. Dollar equivalent of the Stated Amount of all outstanding Letters of Credit, plus any Unreimbursed Letter of Credit Draws all at that date, over (b) the Revolving Credit Commitment at that date.

     Excess Revolver Paydown: as at the end of any fiscal quarter of Co-Steel the amount, if any, by which the outstanding amount of the sum of (x) the Co-Steel Advances and (y) the Equivalent Amount (as defined in the Canadian Bank Credit Agreement) in Canadian Dollars of the principal amount advanced (including letters of credit outstanding) under the Credit Facility and the Sayreville Credit Facility is less than the result of (a) the sum of (x) the Revolving Credit Commitment and (y) the Equivalent Amount in Canadian Dollars of all commitments under the Canadian Bank Credit Agreement and the Sayreville Credit Facility at such time, minus (b) Cdn.$50,000,000.

     Excluded Taxes: Any Tax imposed on the Bank's net income or capital by any Governmental Authority as a result of the Bank (a) carrying on a trade or business or having a permanent establishment in such jurisdication, (b) being organized under the laws of such jurisdication, or (c) being or being deemed to be resident in such jurisdiction.

     Existing Canadian Bank Indebtedness: The outstanding Indebtedness of Co-Steel at the opening of business on the Restatement Closing Date under and pursuant to a certain credit agreement dated May 28, 1999, between Co-Steel as the borrower, Distribution, USA Distribution, Sayreville and Borrower as the guarantors, the financial institutions from time to time party thereto as the lenders, The Toronto-Dominion Bank, as administration agent for such lenders, and the Bank of Nova Scotia, as syndication agent for such lenders.

     Existing Prudential Indebtedness: The outstanding Indebtedness of Co-Steel at the opening of business on the Restatement Closing Date under and pursuant to certain note purchase agreement dated as of February 27, 1997, between Co-Steel, Prudential and U.S. Private Placement Fund and that certain note purchase agreement dated as of January 10, 1994, between Co-Steel, Prudential and U.S. Private Placement Fund.

     FDIC: The Federal Deposit Insurance Corporation or any entity succeeding to its functions.

     Federal Funds Effective Rate: For any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

     Fee: Any of the fees payable or to be payable by the Borrower to the Bank pursuant to any of the Loan Documents, including but not limited to, the Restructuring Fees, the Commitment Fee and any Letter of Credit Fee.

     Fiscal Quarter: Each three-month fiscal period of the Borrower beginning respectively on each successive January 1, April 1, July 1 and October 1 during the term hereof and ending on the immediately succeeding March 31, June 30, September 30 and December 31.

     Fiscal Year: Each 12-month fiscal period of the Borrower, currently January 1 to December 31.

     GAAP: Generally accepted accounting principles which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board, its predecessors and its successors, including any official interpretations thereof.

     Gallatin: This term shall mean Gallatin Steel Company, a partnership formed under the laws of the Commonwealth of Kentucky.

     General Security Agreement: This term shall mean a security agreement entered into by a Loan Party in favor of a Security Agent on behalf of the Bank, Administration Agent, the Canadian Lenders and Noteholders creating a first ranking security interest in favor of such Security Agent on all the present and future assets of the Loan Party (subject in each case to Permitted Priority Liens).

     Governmental Authority: Any (i) nation, state, government, jurisdiction or jurisdictional authority (domestic, foreign or international), any political subdivision thereof, and any governmental, quasi-governmental, judicial, public, statutory, administrative or regulatory body, agency, department, bureau, authority, court, commission, board, office, instrumentality, administrative tribunal or other entity of any of the foregoing and any official thereof and
(ii) any arbitrator, arbitration tribunal or other non-governmental entity which has jurisdiction over the Borrower or a Subsidiary as a result of (A) the written consent of the Borrower or (B) being vested with such jurisdiction by any Governmental Authority.

     Governmental Rule: Any constitutional provision, law, statue code, act, rule, regulation, permit, license, treaty, ordinance, order, writ, injunction, decree, judgment, award, standard, directive, decision, determination or holding of any Governmental Authority, whether in existence on the Original A&R Closing Date or whether issued, enacted or adopted after the Original A&R Closing Date, and any change therein or in the interpretation or application thereof following the Original A&R Closing Date.

     Guaranty or Guarantee: As to any Person, any obligation, direct or indirect, by which such Person undertakes to guaranty, assume or remain liable for the payment of a second Person's obligations, including but not limited to
(i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform,
(iv) agreements to remain liable on obligations assumed by a second Person (other than pursuant to Letters of Credit permitted hereunder), (v) agreements to maintain the capital, working capital, solvency or general financial condition of a second Person and (vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the nondelivery of such products, materials or supplies or the nonfurnishing of such services.

     Hazardous Material: This term shall mean any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as defined pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response Compensation and Liability Act, as amended, the Federal Clean Water Act, any Environmental Law or any other federal, state, provincial or local environmental law, regulation, ordinance, rule or by-law of the United States, Canada or the United Kingdom, whether existing as of the date hereof, previously enforced, or subsequently enacted.

     Hungarian Finance Structure Companies: This term shall mean Goldmarsh Enterprises, ACIERCO and Co-Steel Liquidity Management.

     Hungarian Guarantee: This term shall have the meaning ascribed to such term in Section 6.4c hereof.

     Hungarian Guarantee Documents: This term shall have the meaning ascribed to such term in Section 6.4c hereof.

     Hungarian Loan Notes: This term means individually or collectively any or all of the following loans however evidenced from time to time extended or held by Co-Steel Liquidity Management:

          (i) promissory note from Co-Steel CSM for U.S.$25,000,000 maturing November 23, 2004;

          (ii) promissory note from Co-Steel CSM for U.S.$25,000,000 maturing November 23, 2004;

          (iii) promissory note from Co-Steel CSM for U.S.$28,650,000 maturing July 31, 2006;

          (iv) term loan to Co-Steel USA Holdings Inc. for U.S.$100,000,000 maturing January 8, 2008;

          (v) term loan to Sayreville for U.S.$13,000,000 maturing January 30, 2008;

          (vi)     term loan to Sayreville for U.S.$3,600,000 maturing
     June 30, 2008;

          (vii) term loan to Sayreville for U.S.$5,683,330 maturing June 30, 2008; and

          (viii)   promissory note from Co-Steel CSM for U.S.$150,000.

     Hungarian Loan Reorganization Documents: This term shall have the meaning ascribed to such term in Section 6.4c hereof.

     Inchoate Lien: This term shall mean, with respect to any property or asset of any Person, the following Encumbrances: any Encumbrance for taxes, local improvement charges, levies, rates, assessments or utility charges not yet due or being contested in good faith by appropriate proceedings and for which a provision has been taken in accordance with GAAP, if applicable;

          (a) any carriers, warehousemen, mechanics or materialmen's lien in respect of charges accruing in favor of any Person, so long as the charges are not yet due or are being contested in good faith by appropriate proceedings and for which a provision has been taken in accordance with GAAP, if applicable, and

          (b) undetermined or inchoate liens, privileges or charges incidental to current operations which have not as such time been filed pursuant to law against the Person's property or assets or which relate to obligations not due or delinquent.

     Indebtedness: With respect to any Person, at any time, the aggregate, without duplication, of:

          (a) all indebtedness, obligations and liabilities (other than accounts payable and accrued liabilities), of the Person which, in accordance with GAAP would be included in determining total liabilities as shown in the liability section of the balance sheet of the Person, including, without limitation, indebtedness, obligations and liabilities for borrowed money (whether on account of principal, interest or otherwise) or in respect of any bankers' or trade acceptance credit facility, but excluding, for greater certainty, any inter-company debt that is eliminated upon consolidation.

          (b) all indebtedness, obligations and liabilities of the Person secured by any Encumbrance on any property or asset owned or held by the Person, whether or not any other Person has assumed or is liable for the indebtedness, obligations or liabilities so secured and whether or not the rights and remedies of the secured party are limited to repossession or sale of the property or assets covered, but, for greater certainty, excluding operating leases;

          (c) any Synthetic Lease or other transfer of property of assets which has been made with recourse to the transferor or any obligation to repurchase any property or assets or to purchase property or assets regardless of the delivery or non-delivery thereof;

          (d) any liability under any instrument of guarantee or indemnity or arising under any guarantee, endorsement or undertaking which may be made or issued to others for the account of the Person and at the request of such Person;

          (e) all indebtedness, obligations and liabilities of others which the Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse or other obligation to pay or under agreement (contingently or otherwise) to purchase, repurchase or otherwise acquire or become liable for, or in respect of which the Person has provided a comfort letter or agreed to supply or advance funds (whether by way of loan, share purchase or capital contribution, through a commitment to pay for property or services regardless of the non-delivery of the property or the non-furnishing of the services or otherwise) or in respect of which the Person has otherwise become directly or indirectly liable; and the amount of each such indebtedness, obligation or liability (each in this definition a "GUARANTEE OF INDEBTEDNESS") shall be deemed to be the amount of the Indebtedness in respect of which the Guarantee of Indebtedness relates, unless the Guarantee of Indebtedness is limited to a determinable amount in which case the amount of the Guarantee of Indebtedness shall be deemed to be the lesser of the amount of the Indebtedness in respect of which the Guarantee of Indebtedness relates and the determinable amount; and for greater certainty a Guarantee of Indebtedness shall be deemed to be in the principal amount of, and bear the same rate of interest as, the Indebtedness which is the subject of such Guarantee of Indebtedness so guaranteed;

          (f) all liabilities of the Person as a partner or venturer in any partnership, joint venture or other enterprise;

          (g) all items of indebtedness convertible into, or exchangeable for, shares in the capital of the Person;

          (h) all shares in the capital of, or partnership units in, the Person which are redeemable or retractable at the option of any Person (other than the Person in respect of whom a determination of Indebtedness is being made); and

          (i)  any Capitalized Lease Obligation.

     INDEMNIFIED PARTIES: This term shall have the meaning ascribed to such term in Section 8.18a hereof.

     INSURANCE PROCEEDS: This term has the meaning ascribed to such term in the Prudential Note Agreement as of the Restatement Closing Date.

     INTERCREDITOR AGREEMENT: This term shall mean the intercreditor agreement dated as of April 30, 2002, among the Canadian Security Agent, the US Security Agent, the Bank, the Administration Agent and the Noteholders as concerned to by the Borrower and each of the Guarantors.

     INTEREST RATE OPTION: Any of the Base Rate Option to the Euro-Rate Option.

     INTEREST RATE PERIOD: The Euro-Rate Interest Periods.

     INTERNAL REVENUE CODE: The Internal Revenue Code of 1986 or any successor legislation thereto, and the rules and regulations issued or promulgated thereunder, including any amendments to any of the foregoing.

     INVENTORY: This term shall mean tangible personal property that is held by a Person for sale or lease or that has been leased or that is to be furnished or has been furnished under a contract of service, or that is raw materials, work in process or materials used or consumed in a business or profession, which has been, or properly may be, classified as inventory in accordance with GAAP.

     LAKE ONTARIO STEEL COMPANY: Lake Ontario Steel Company, Inc., a Delaware corporation, and its successors and assigns.

     LANDLORD'S CONSENTS: This term shall mean collectively, such in form and substance satisfactory to the Bank of consents landlords of Leased Properties to permit an Encumbrance in favor of a Security Agent against property of a Loan Party located at such premises and to waive any landlord's lien or right of distraint against any property of a Loan Party located at such premises, all in a form approved by the Bank.

     LEASED PROPERTIES: This term shall mean all lands and premises described in Schedule 1.1-1 and any lands and premises which are subsequently leased by the Borrower or a Subsidiary of the Borrower.

     LEASEHOLD MORTGAGE: This term shall mean a leasehold mortgage with assignment of subleases and rents, security agreement and fixture filing as a first ranking Encumbrance against all leasehold property, right, title and interest in the premises identified thereon in favor of a Security Agent on behalf of the Bank, the Administration Agent, the Canadian Lenders and the Noteholders (subject in each case to Permitted Priority Liens).

     LENDERS: The Bank, and any other financial institution which joins this Agreement as a lender pursuant to an Assignment and Assumption Agreement, and their respective successors and assigns as permitted hereunder, each of which is referred to herein from time to time as a LENDER.

     LETTER OF CREDIT: Any standby letter of credit issued by the Bank pursuant to any Application for Letter of Credit and the applicable Reimbursement Agreement.

     LETTER OF CREDIT FEE: Any fee due to the Bank for the issuance of or processing of a Letter of Credit or a draw thereunder.

     LOAN ACCOUNT: The loan account referred to in Section 2.6.

     LOAN DOCUMENT: Any of this Agreement, the Revolving Credit Note, any Letter of Credit, any Application for Letter of Credit, the Reimbursement Agreement, the Standstill Agreement, the Related Parties Guarantees, any Security Documents, the Intercreditor

Agreement, any cash management agreement and all other documents and instruments executed and delivered from time to time to govern, evidence or secure the Obligations, and the exhibits, schedules, statements, reports certificates and other documents required by, or related to, any of the foregoing, and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

     LOAN PARTIES: collectively, the Borrower and the Related Parties; and the term LOAN PARTY shall mean any of the Loan Parties.

     LOAN REQUEST: Each Loan Request executed by the Borrower and delivered to the Bank, substantially in the form of EXHIBIT "C".

     LOANS: Collectively, the Revolving Credit Loans, together with all outstanding reimbursement obligations of the Borrower for draft presented under the Letters of Credit and honored by the Bank that have been converted into Revolving Credit Loans; and the term LOAN refers individually to any of the Loans.

     LOSSES: This term shall have the meaning ascribed to such term in Section 8.18a hereof.

     MANAGING SECURITY AGENT: The Canadian Security Agent in its capacity as managing security agent under the terms of the Intercreditor Agreement.

     MARCH 2002 SIGNIFICANT SHARE OFFERING: Co-Steel's offering of 20,907,000 of its common shares which closed March 12, 2002.

     MATERIAL ADVERSE CHANGE: With respect to any Loan Party, any circumstance or event which (i) has or could reasonably be expected to have a material adverse effect upon the validity or enforceability of this Agreement or any of the Security Documents, any of the Related Parties Guarantees or the Intercreditor Agreement, (ii) is material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties, taken as a whole, (iii) impairs materially the ability of the Loan Parties, taken as a whole, to duly and punctually pay or perform the Obligations, or (iv) impairs materially the ability of the Bank, to the extent permitted, to enforce the Bank's legal remedies pursuant to this Agreement and the other Loan Documents.

     MATERIAL CONTRACTS: Means, collectively, those contracts listed in
Schedule 3-29-1 and any contract or lease to which a Loan Party is now or hereafter becomes a party and which is at any time on or after the date of this Agreement, material to the business of any Loan Party in each case whether oral or written, and in each case as the same may be amended, supplemented or otherwise modified and in effect from time to time, but excluding (a) any collective agreements, (b) any pension plan and benefits agreements, and (c) insurance policies.

     MATERIAL LICENSES: Means, collectively, those licenses, permits or approvals listed on Schedule 3-29-2 any license, permit or approval issued by any Governmental Authority, applicable stock exchange or securities commission, to a Loan Party, and which is at any time on or after the date of this Agreement, necessary or material to the business and operations of a Loan Party or to the listing of its securities.

     MATURITY DATE: The Maturity Date shall be (a) January 15, 2004, or (b) such other later date as the Borrower and the Bank have mutually agreed to and such later date is set forth in a writing executed by the Borrower and accepted by the Bank.

     MONEY PURCHASE PLAN: Any Benefit Arrangement subject to the minimum funding standards under Section 302 of ERISA and Section 412 of the Internal Revenue Code.

     MORTGAGE: This term shall mean a mortgage with assignment of leases and rents, security agreement and fixture filing as a first ranking encumbrance against all real property, right, title and interest in the properties identified therein in favor of US Security Agent on behalf of the Bank, the Administration Agent, the Canadian Lenders and the Noteholders (subject in each case to Permitted Priority Liens).

     MOVEABLE HYPOTHEC: A deed of moveable hypothec entered into a Loan Party in favor of the Canadian Security Agent on behalf of the Noteholders, the Bank, the Administration Agent on behalf of the Canadian Lenders creating a first ranking security interest in favor of the Canadian Security Agent on all the present and future assets of such Loan Party located in the Province of Quebec (subject in each case to Permitted Priority Liens).

     MULTIEMPLOYER PLAN: A ""multiemployer plan'' as defined in Section 4001(a)(3) of ERISA to which a Loan Party or any ERISA Affiliate of such Loan Party is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     NET CASH PROCEEDS: This term shall mean the cash proceeds (including any cash payment received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of any sale of property or of any offering of debt or equity securities, net of (without duplication): (i) reasonable and documented legal, accounting and investment banking fees and/or commissions (actually paid to any Person that is not an Affiliate of Co-Steel), (ii) in the case of an asset disposition amounts required to be applied to the repayment of indebtedness secured by an Encumbrance expressly permitted under this Agreement (other than those created pursuant to the Security Documents) on any asset which is the subject of the asset disposition, (iii) amounts agreed among the Administration Agent on behalf of the Canadian Lenders, the Noteholders and the Bank pursuant to the Intercreditor Agreement, and (iv) in the case of an asset disposition other customary fees actually incurred in connection with the sale, all net of taxes paid or reasonably estimated to be payable as a result of the asset disposition.

     NET TANGIBLE ASSETS: With respect to any Restricted Subsidiary, the aggregate amount of assets of such Restricted Subsidiary after deducting therefrom (i) all goodwill, trade names, trade marks, patents, organization expenses and other like intangibles; (ii) all equity held by it in another Restricted Subsidiary, and (iii) inter-company loans and advances to another Subsidiary of Co-Steel, all as set forth on the most recent balance sheet of such Restricted Subsidiary, computed in accordance with GAAP (provided that such balance sheet shall be prepared on a non-consolidated basis).

     NEW HOLDCO: This term has the meaning ascribed to such term in Schedule 6.4c attached hereto.

     NEW JERSEY PROPERTIES: This term shall mean the lands and premises described in Schedule 1.1-2 and all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on those lands.

     NEW SUBORDINATED LOAN NOTES: This term has the meaning ascribed to such term in Schedule 6.4c attached hereto.

     NORMALIZED CONSOLIDATED EBITDA shall mean Consolidated EBITDA calculated quarterly on a rolling twelve-month basis, except for the period ended December 31, 2001 only, which shall be calculated using only the preceding 9 months beginning April 1, 2001 and annualizing such number over 12 months.

     NORMALIZED CONSOLIDATED EBITDA NET OF CEPEX shall mean, for any period, Normalized Consolidated EBITDA minus (a) cash Capital Expenditures, (b) to the extent not already deducted in the calculation of Normalized Consolidated EBITDA, scheduled payments in respect of Capitalized Lease Obligations, and (c) to the extent not otherwise already deducted in the calculation of Normalized Consolidated EBITDA, mandatory funding requirements in respect of pension obligation, in each case of any member of the Restricted Group during such period.

     NORTH YORK PROPERTY: This term shall mean the leased premises of Co-Steel located at 55 Fenmar Drive, North York, Ontario.

     NOTEHOLDERS: This term shall mean Prudential, U.S. Private Placement Fund or any other holders from time to time of the Prudential Notes.

     OBLIGATIONS: Collectively, (i) all unpaid principal and accrued and unpaid interest under the Loans, (ii) all accrued and unpaid Fees hereunder or under any of the other Loan Documents, (iii) all obligations (contingent or matured) due the Bank pursuant to draws on Letters of Credit, (iv) any other amounts due hereunder or under any of the other Loan Documents, including all reimbursements, indemnities, Fees, costs, expenses, prepayment premiums, and other obligations of the Borrower or any Subsidiary to the Bank or any indemnified party hereunder and thereunder, (v) all other existing and future obligations of the Borrower or any Subsidiary to the Bank for the payment of money under any other agreement or instrument between the Borrower or any Subsidiary and the Bank or among the Borrower or any Subsidiary, the Bank and any other Person, and (vi) all reasonable out-of-pocket costs and reasonable expenses incurred by the Bank in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Bank's counsel.

     ONTARIO PROPERTIES: This term shall mean the lands and premises described in Schedule 1.1-3 and all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on those lands.

     ORIGINAL A&R CLOSING DATE: September 30, 2000.

     ORIGINAL CREDIT AGREEMENT: The meaning ascribed to it in the RECITALS to this Agreement.

     OUTSTANDING REVOLVING CREDIT AMOUNT: The sum of the aggregate principal amount of outstanding Revolving Credit Loans.

     OWNED PROPERTY: This term shall mean the lands and premises described in
Schedule 1.1-4 and all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situated on these lands.

     PARTICIPANT: Any bank or financial institution which acquires from the Bank an undivided interest in the Bank's Revolving Credit Commitment, the Revolving Credit Loans or in the Letters of Credit, pursuant to Section 8.6a.

     PARTICIPATION: The sale, made in accordance with the provisions of Section 8.6a, by the Bank to any Participant of an undivided interest in the Bank's Revolving Credit Commitment, the Revolving Credit Loans or in the Letters of Credit.

     PBGC: The Pension Benefit Guaranty Corporation established pursuant to ERISA, or any entity succeeding to any or all of its functions under ERISA.

     PERMITTED ASSET SALES: This term shall mean (i) sales pursuant to the Asset Monetization Program provided the proceeds thereof are distributed as required by the Intercreditor Agreement, (ii) sales of assets between Loan Parties; or (iii) sales of assets (excluding items set forth in (i) and (ii) above) valuing less than Cdn.$2,500,000 (or its US Dollar equivalent) provided that the total amount of asset sales under this item (iii) do not exceed Cdn.$5,000,000 (or its US Dollar equivalent) in the aggregate per annum, calculated on a calendar year basis, for the Restricted Group.

     PERMITTED INTERCOMPANY INDEBTEDNESS: This term shall mean (a) loans from an Unrestricted Subsidiary to a Restricted Subsidiary, provided that no such loan exceeds Cdn.$1,500,000 (or its US Dollar equivalent) and that such loans in the aggregate do not exceed Cdn.$3,000,000 (or its US Dollar equivalent);
(b) loans from a Restricted Subsidiary to another Restricted Subsidiary; and
(c) Indebtedness described in Schedule 1.1-5.

     PERMITTED LIENS: This term shall mean, with respect to any property or asset of any Person, the following Encumbrances:

     (i)  any Inchoate Lien;

     (ii)  Encumbrances respecting Priority Payables;

     (iii) minor encumbrances, and those municipal agreements, easements, rights of way, servitudes, rights in the nature of an easement, reservations, restrictions and other similar rights in land granted to or reserved by other Persons, rights of way for sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties which do not in the aggregate materially detract from the value of the real properties or materially impair their use or operation;

     (iv) Encumbrances arising out of judgements or awards against such Person with respect to which enforcement has been stayed and such Person at the time shall currently be prosecuting an appeal or proceeding for review in good faith by appropriate proceedings diligently conducted and with respect to which such Person has created adequate reserves or has adequate insurance protection; provided, however, that at no time may the aggregate dollar amount of such liens exceed Cdn.$5,000,000 (or its US Dollar equivalent);

     (v) Encumbrances respecting Capitalized Lease Obligations provided such Encumbrances secure Indebtedness which is permitted under Section 10.03(1)(1) of the Canadian Bank Credit Agreement;

     (vi) any right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by the Person, or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other periodic payments as a condition of the continuance thereof;

     (vii) security given by the Person to a utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of the Person and in the ordinary course of its business;

     (viii) reservations, limitations, provisos and conditions, if any, expressed in any original grants from the applicable sovereign Governmental Authority, as applicable;

     (ix)  any Encumbrance securing a purchase money obligation, provided that
(a) no such Encumbrance affects any property other than the property acquired by the incurring of such purchase money obligation; (b) such Encumbrance does not secure an amount in excess of the original purchase price of such property, less repayments made from time to time; and (c) such Encumbrance secures Indebtedness which is permitted under Section 10.03(1)(1) of the Canadian Bank Credit Agreement;

     (x) the Encumbrances in favor of the Security Agents in their capacity as security agents pursuant to the Intercreditor Agreement; and

     (xi) any Encumbrance consented to in writing by the Bank, provided, however, that no Encumbrance described in clauses (i) through (v) above shall constitute a Permitted Lien if such Encumbrance materially detracts from the value of property of the Person or materially impairs its use in the operation of the business of the Person; and provided further however that any modification of Section 10.03(l)(1) of the Canadian Bank Credit Agreement after the Restatement Closing Date shall not amend the terms of this definition unless the Bank consents to such modification in writing.

     PERMITTED PRIORITY LIENS: This term shall mean those encumbrances set forth in subsections (i), (ii), (iii), (v), (vi), (vii), (viii) and (ix) of the definition of Permitted Liens or any other Encumbrance consented to in writing by the Bank.

     PERSON: Any individual, partnership, corporation, association, trust, business trust, joint venture, joint stock company, limited liability company, unincorporated organization or enterprise or Governmental Authority.

     PLAN: With respect to a Loan Party, any employee pension benefit plan other than a Multiemployer Plan which is covered by Title IV of ERISA and which either (i) is maintained by such Loan Party and/or any ERISA Affiliate of such Loan Party for employees of such Loan Party and/or any ERISA Affiliate or (ii) has at any time within the preceding five years been maintained by the Borrower and/or any entity which was an ERISA Affiliate at such time for their respective employees.

     PNC PORTION: An amount equal to the portion of any Specified Transaction (as defined in the Intercreditor Agreement) allocated to the Bank under the Intercreditor Agreement for the payment of the outstanding principal obligations of the Borrower hereunder and of Sayreville under the Sayreville Credit Facility.

     PNC RARITAN PORTION: An amount equal to 57.1% of any PNC Portion distributed to the Bank under the Intercreditor Agreement with respect to any Specified Transaction.

     PRIME RATE: For any day, a fluctuating interest rate per annum equal to the rate of interest which the Bank announces from time to time as its prime lending rate, which rate may not be the lowest rate then being charged by the Bank to certain commercial borrowers.

     PRIORITY PAYABLES: This term shall mean all statutory liens, deemed trusts and preferred claims of any Person, including claims for employee wages, vacation pay, termination or severance pay, employee withholdings, pension plan contributions, workers' compensation assessment, municipal Taxes and claims by public utilities.

     PROHIBITED TRANSACTION: A "prohibited transaction" as defined under
Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

     PRUDENTIAL: The Prudential Insurance Company of America.

     PRUDENTIAL GUARANTEE: Any of those certain guarantees executed and delivered in connection with the Prudential Note Purchase Agreement.

     PRUDENTIAL GUARANTEE ENTITIES: Borrower, Distribution, USA Distribution, Sayreville and any other entity which may thereafter be required (or should have been required, in accordance with Co-Steel's contractual arrangements, if any, in connection with the Prudential Note Purchase Agreements) to execute and deliver a Prudential Guarantee.

     PRUDENTIAL NOTE AGREEMENT: That certain amended and restated note agreement dated as of April 30, 2002, among Co-Steel, Prudential and U.S. Private Placement Fund, as amended, modified or supplemented from time to time.

     PRUDENTIAL NOTES: This term shall be a collective reference to the Series A Notes and the Series B Notes as such terms are defined in the Prudential Note Agreement.

     PURCHASING LENDER: A Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement in accordance with the terms and provisions of Section 8.6b.

     QUALIFIED BANK: A bank or trust company organized under the laws of the United States of America or any state thereof, having either (i) capital, surplus and undivided profits aggregating at least $250,000,000 or (ii) total assets in excess of $1,000,000,000 and whose long-term certificates of deposit are rated "AA" or better by Standard and Poor's Rating Group, a division of McGraw Hill, Inc. or "Aa" or better by Moody's Investors Service, Inc.

     RARITAN RIVER: Raritan River Urban Renewal Corporation, a New Jersey corporation, and its successors and assigns.

     RATABLE SHARE: The proportion that a Lender's aggregate Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, respectively.

     REGULATIONS T, U AND X: Regulation T, Regulation U and Regulation X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 220 ET SEQ., Part 221 ET SEQ., and Part 224 ET SEQ., respectively), as such regulations are now in effect and as may hereafter be amended.

     REIMBURSEMENT AGREEMENT: The Reimbursement Agreement pursuant to which the Borrower agrees to reimburse the Bank for any draw against any Letter of Credit.

     RELATED PARTIES: Each of 13000554 Ontario Limited, 1102590 Ontario Limited Co-Steel (U.S.) Ltd., Co-Steel USA Holdings, Inc., Co-Steel Finance Corp., Co-Steel, Distribution, USA Distribution, Lake Ontario Steel Company, Sayreville and Raritan River and any other entity which have or may hereinafter be required (or which should have been required) to execute and deliver Related Parties Guarantees pursuant to Section 4.14 of the Agreement.

     RELATED PARTIES GUARANTEES: Any of those certain guaranties executed by the Related Parties, under which the Related Parties agree to provide guaranties for the Obligations of Borrower under and pursuant to this Agreement (together with any amendment, modification or replacement thereof) including those guaranties attached hereto as EXHIBIT "F-1", EXHIBIT "F-2", or EXHIBIT "F-3".

     RELEASE: This term shall mean any discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place and exhaust, and when used as a noun, has a similar meaning.

     REPORTABLE EVENT: A "reportable event" described in Section 4043(b) of ERISA and in 29 C.F.R. Part 2615.

     RESTATEMENT CLOSING DATE: The date on which each of the conditions precedent set forth in Section 6.2 is satisfied.

     RESTRICTED GROUP: This term shall mean Co-Steel and the Restricted Subsidiaries collectively.

     RESTRICTED SUBSIDIARY: This term shall mean each of 1300554 Ontario Limited, 1102590 Ontario Limited, Distribution, Co-Steel (U.S.) Ltd., Co-Steel Finance Corp., Lake Ontario Steel Company, USA Distribution, Co-Steel USA Holdings, Inc., the Borrower, Raritan River, Sayreville, and such other Subsidiary of Co-Steel that becomes a Related Party hereunder or as may be designated as a Restricted Subsidiary by Co-Steel with the consent of the Bank from time to time; provided that for purposes of compliance with the financial covenants set forth in Section 4.02 of the Co-Steel Guaranty Agreement and for purposes of the Special Purpose Financial Statements, ACIERCO, Goldmarsh Enterprises, Co-Steel Liquidity Management and N.J.S.C. Investment Co., Inc., shall be deemed Restricted Subsidiaries.

     RESTRUCTURING FEES: This term shall have the meaning ascribed to such term in Section 2.7c.

     REVOLVING CREDIT COMMITMENT OR COMMITMENT: The obligation of the Bank to make available to the Borrower an amount (i) which prior to the Restatement Closing Date shall not exceed $15,682,088.02 in the aggregate at any one time outstanding, and (ii) which on or after the Restatement Closing Date (and subject to Sections 2.1a, 2.1f and 2.10) shall not exceed $15,682,088.02 in the aggregate at any one time.

     REVOLVING CREDIT LOAN: An individual borrowing under the Revolving Credit Commitment.

     REVOLVING CREDIT NOTE OR NOTE: The Revolving Credit Note, in substantially the form of EXHIBIT "A", duly executed by the Borrower and delivered to the Bank together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

     REVOLVING CREDIT TERMINATION DATE: The current Maturity Date.

     SAYREVILLE: Co-Steel Sayreville, Inc., a New Jersey corporation, and its successors and assigns.

     SAYREVILLE CREDIT FACILITY: That certain amended and restated credit agreement dated as of April 30, 2002, by and between Bank and Sayreville, and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

     SEC: The Securities and Exchange Commission and any entity succeeding to its functions.

     SECURITY DOCUMENTS: This term shall mean the documents or agreements referred to in Section 8.5b hereof.

     SETTLEMENT AMOUNTS: This term shall have the meaning ascribed to such term in clause (e) of the definition of "Specified Transactions" in the Intercreditor Agreement.

     SHARE PLEDGE AGREEMENT:This term shall mean any share pledge agreement entered into in favor of a Security Agent for and on behalf of the Bank, the Administration Agent on behalf of the Canadian Lenders and the Noteholders.

     SHAREHOLDERS' EQUITY: This term shall mean shareholders' equity as reflected on the balance sheet in the most recent Special Purpose Financial Statements excluding that portion of the Co-Steel Convertible Debentures classified as equity in accordance with GAAP.

     SIGNIFICANT SHARE OFFERING: This term shall mean a public offering by Co-Steel of its common shares the gross proceeds of which equal or exceed Cdn $50,000,000 (or its US Dollar equivalent), and for greater certainty, excludes the March 2002 Significant Share Offering.

     SIGNIFICANT U.S. LEASED PROPERTIES: This term shall mean all lands and premises described in Schedule 1.1-6.

     SOLVENT: As to any Person, the condition which exists when such Person (i) owns assets whose value (both at fair market value and present fair saleable value) is, on the date of determination, greater than the amount of such Person's liabilities (including without limitation contingent and unliquidated liabilities), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

     SPECIAL PURPOSE FINANCIAL STATEMENTS: This term shall mean the consolidated financial statements of Co-Steel prepared under GAAP, except that the Unrestricted Subsidiaries are not consolidated but are accounted for at Adjusted Cost Base. For greater certainty, it is hereby acknowledged that for purposes of the preparation of the Special Purpose Financial

Statements, Goldmarsh Enterprises, ACIERCO, Co-Steel Liquidity Management and N.J.S.C. Investment Co., Inc. are treated as Restricted Subsidiaries.

     STANDSTILL AGREEMENT: This term means a standstill agreement from Co-Steel
(UK) Limited in favor of the Administration Agent in its representative capacity, the Noteholders and the Bank, in a form and substance reasonably satisfactory to the Bank.

     STATED AMOUNT: As to any Letter of Credit, the lower of (i) the face amount thereof or (ii) the remaining available undrawn amount thereof (regardless of whether any conditions for drawing could then be met).

     SUBSIDIARY: With respect to any Person ay any time: (i) any other Person of which either (a) 50% or more of the shares in its capital or other interests which entitle it to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are owned by the former person or (b) it has a 50% interest in the profits or capital of such other Person, at the time owned directly (or indirectly through one or more Subsidiaries) by such Person, or (ii) any other Person whose net earnings, or any portion thereof, are consolidated with the net earnings of such Person and are recorded on the books of such Person for financial reporting purposes in accordance with GAAP, and includes any entity in like relation to a Subsidiary.

     SYNTHETIC LEASE: This term means any lease that, in accordance with GAAP is classified by the lessee as an operating lease for financial reporting purposes but is treated as a secured financing for the purpose of income tax reporting.

     TANGIBLE NET WORTH: This term shall mean at any date, the amount equal to the Shareholders' Equity (excluding foreign currency translation adjustments), less all goodwill, investments in and amounts due from ASW Holdings, trade names, trade marks, patents, organization expenses, deferred financing expenses, amounts due from employees and other like intangibles, all calculated based on the Special Purpose Financial Statements prepared as at such date.

     TAX or TAXES: Such term shall mean all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, royalties, duties, deductions, compulsory loans or similar charges in the nature of a tax, including PBGC, the Canada Pension Plan, any state or provincial pension plan contributions, employment insurance payments and workers compensation premiums, together with any installments, and any interest, fines and penalties, imposed by any Governmental Authority, whether disputed or not.

     TD AVAILABILITY: Shall mean, on any date, the sum of the maximum principal amount available to be advanced but remaining unadvanced on such date under the Canadian Bank Credit Agreement.

     TERMINATION EVENT: With respect to a Loan Party, (i) A Reportable Event with respect to a Plan or an event described in Section 4062(e) of ERISA with respect to a Plan, (ii) the withdrawal of such Loan Party or any ERISA Affiliate from a Plan during a Plan year in which such Loan party or such ERISA Affiliate was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, (iii) the incurrence of liability by such Loan Party or such ERISA Affiliate under Section 4064 of ERISA upon the termination of a Plan, (iv) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (v) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (vi) any other event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     TRANSFER EFFECTIVE DATE: Shall have the meaning ascribed to it in the applicable Assignment and Assumption Agreement.

     UNFUNDED BENEFIT LIABILITIES: With respect to any Plan, the amounts described in Section 4001(a)(18) of ERISA.

     UNREIMBURSED LETTER OF CREDIT DRAWS: As defined in Section 2.9(e).

     UNRESTRICTED SUBSIDIARIES: This term shall mean each of 1062316 Ontario Limited, Co-Steel Dofasco LLC, Co-Steel Benefit Plans Inc., Co-Steel CSM, Co-Steel (UK) Limited, Gallatin, Gallatin Terminal Company and Gallatin Transit Authority, Co-Steel Benefit Plans USA Inc., Co-Steel Amsterdam B.V., Cansteel Antilles N.V., N.J.S.C. Investment Co. Inc.,ASW Holdings, Goldmarsh Enterprises, ACIERCO, Co-Steel Liquidity Management and such other Subsidiary of Co-Steel as may be designated as an Unrestricted Subsidiary by Co-Steel with the consent of the Bank from time to time and "Unrestricted Subsidiary" means any of them; provided that, Goldmarsh Enterprises, ACIERCO, Co-Steel Liquidity Management, N.J.S.C. Investment Co. Inc. shall not be considered Unrestricted Subsidiaries for purposes of the covenants set forth in Section 4.02 of the Co-Steel Guaranty Agreement and for purposes of the Special Purposes of the Special Purpose Financial Statements only.

     US SECURITY AGENT: This term shall mean State Street Bank and Trust Company in its capacity as U.S. security agent for and on behalf of the Administration Agent, the Noteholders and the Bank pursuant to the Intercreditor Agreement.

     USA DISTRIBUTION: Co-Steel USA Distribution, Inc., a Delaware corporation, and its successors and assigns (formerly known as Co-Steel Lasco, Inc., a Delaware corporation).

     UNUTILIZED PORTION: This term shall mean on any date, the maximum principal amount of the Credit Facility at such date, after giving effect to any reductions required by this

Agreement, minus the sum of Loans outstanding, the effective Stated Amount of Outstanding Letters of Credit and Unreimbursed Letter of Credit Draws.

     WITHDRAWAL LIABILITY: "Withdrawal liability" as defined by the provisions of Part 1 of Subtitle E to Title IV of ERISA.

1.2 OTHER DEFINITIONAL PROVISIONS. (i) Except as otherwise specified herein, all references in any Loan Document (A) to any Person shall be deemed to include such Person's successors and assigns, (B) to any applicable law or Governmental Rule defined or referred to herein shall be deemed references to such applicable law or Governmental Rule as the same may have been or may be amended, supplemented or replaced from time to time and (C) to any Loan Document defined or referred to herein shall be deemed references to such Loan Document (and, in the case of the Revolving Credit Note or other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

     (ii) When used in any Loan Document, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and the words "Article", "Section", "Subsection", "Schedule", "Exhibit" and "Annex" shall refer to Articles, Sections and Subsections of, and Schedules, Exhibits and Annexes to, such Loan Document unless otherwise specified.

     (iii) Whenever the context so requires, in all Loan Documents the use of or reference to any gender includes the masculine, feminine, and neuter genders, and all terms used in the singular shall have comparable meanings when used in the plural and vice versa.

     (iv) All accounting terms used in any Loan Document which are not specifically defined therein shall be construed in accordance with GAAP consistently applied, except as otherwise expressly stated therein.

     (v) All calculations of the equivalent amount for currency conversions shall be calculated in accordance with the definition of "Equivalent Amount" in the Canadian Bank Credit Agreement.

ARTICLE 2. THE REVOLVING CREDIT LOANS

2.1     REVOLVING CREDIT COMMITMENT

2.1a    REVOLVING CREDIT LOANS. The Bank agrees, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, that the Borrower shall have the right to borrow, repay and reborrow, from the Restatement Closing Date until the Revolving Credit Termination Date, an aggregate principal amount which on and after the Restatement Closing Date shall not exceed $15,682,088.02 in the aggregate at any one time outstanding minus the sum of (x) the aggregate Stated Amount of outstanding Letters of Credit, any (y) the aggregate amount of Unreimbursed Letter of Credit Draws. Any Resolving Credit Loans (as such term is defined in the Original Credit Agreement) outstanding on the Restatement Closing Date shall automatically, and without any further action on the part of the Borrower or the Bank, be deemed Revolving Credit Loans outstanding under this Agreement and governed by the terms of this Agreement. The Borrower hereby acknowledges that on the Restatement Closing Date the Borrower will cause a mandatory prepayment of the Revolving Credit Loans with a portion of the March 2002 Significant Share Offering and thereafter the Revolving Credit Commitment hereunder shall be reduced as set forth in Schedule 2.10(iv).

2.1b    REQUESTS FOR REVOLVING CREDIT LOANS. Each request for a Revolving Credit
Loan or conversion of an existing Interest Rate Option shall be made to the Bank orally or in writing, by an Authorized Officer, (i) by 12:00 Noon (Pittsburgh, Pennsylvania time) on the Business Day of the proposed Revolving Credit Loan or portion thereof bearing interest at the Base Rate Option and (ii) by 12:00 noon (Pittsburgh, Pennsylvania time) at least two Business Days prior to the proposed Revolving Credit Loan or portion thereof bearing interest at the Euro-Rate Option. Each request shall specify the date on which such Revolving Credit Loan or conversion of an existing Interest Rate Option is to be made, the amount thereof and, if applicable, the Euro-Rate Interest Period therefor. Any oral request of a Revolving Credit Loan or conversion of an existing Interest Rate Option shall be followed immediately by the Borrower's written request for a Revolving Credit Loan. All written requests and confirmations shall be made pursuant to a Loan Request in the form of EXHIBIT "C". A request from the Borrower pursuant to this Section 2.1b, with respect to a Revolving Credit Loan or any portion thereof which is to bear interest at the Euro-Rate Option, shall irrevocably commit the Borrower to accept such Revolving Credit Loan on the date specified in such request.

2.1c    REVOLVING CREDIT BORROWINGS. Each Revolving Credit Loan shall be in a minimum principal amount of $200,000; PROVIDED, HOWEVER, that if any Revolving Credit Loan is to bear interest at the Euro-Rate Option, then such Revolving Credit Loan must be in the amounts required by Subsection 2.2f.

2.1d    REVOLVING CREDIT REPAYMENTS. Except (i) for any repayment which is to repay a Euro-Rate Loan, which must be repaid in its entirety on the last day of the applicable Euro-Rate Interest Period (unless converted to the Base Rate Option or refinanced through a new Euro-Rate Loan) and which must otherwise be in the amounts required by Section 2.2f, and (ii) as otherwise provided herein, each repayment of Revolving Credit Loans made by the Borrower shall be in a minimum principal amount of $200,000; PROVIDED, HOWEVER, that if the entire amount of Revolving Credit Loans then outstanding is less than $200,000, then the Borrower shall repay such entire lesser amount. On the Revolving Credit Termination Date the entire outstanding principal balance of the Revolving Credit Loans, plus all accrued and unpaid interest thereon, any unpaid Fees relating thereto and any other outstanding Obligations relating to the Revolving Credit Commitment shall be due and payable, in cash or by federal wire transfer of immediately available funds.

2.1e    REVOLVING CREDIT NOTE. On and after the Restatement Closing Date, the obligation of the Borrower to repay, on or before the Revolving Credit Termination Date, the aggregate unpaid principal amount of all Revolving Credit Loans shall be evidenced by the Revolving Credit Note substantially in the form of EXHIBIT "A", attached hereto, executed by the Borrower and payable to the order of the Bank in the maximum amount of the Revolving Credit Commitment.

2.1f    MANDATORY AND VOLUNTARY REDUCTION OF REVOLVING CREDIT COMMITMENTS
MANDATORY AND VOLUNTARY PRINCIPAL PAYMENTS.

        (i) MANDATORY PERMANENT REDUCTIONS. The Borrower shall repay the Outstanding Revolving Credit Amount and contemporaneously therewith the Revolving Credit Commitment shall be permanently reduced as provided in section 2.10, from time to time as required by section 2.10 hereof. Until such repayment occurs, the Bank shall not be required to make additional revolving Credit Loans to the Borrower and the Bank shall not be required to issue any extension to any Letters of Credit.

        (ii) VOLUNTARY PERMANENT REDUCTIONS. Upon two Business Days' written notice to the Bank, the Borrower may from time to time voluntary permanently reduce the Revolving Credit Commitment. Each voluntary reduction shall be in a minimum amount of $200,000 or, if greater than $200,000, in integral multiples of $100,000.

        (iii) EFFECT OF REDUCTIONS. The portion of the Revolving Credit Commitment so terminated pursuant to the preceding item (ii) shall no longer be available for borrowing and, as of the effective date of any such reduction, the Commitment Fee shall no longer be payable on the portion so terminated. Simultaneously with each voluntary permanent reduction, the Borrower shall make a payment of the outstanding Revolving Credit Loans equal to the excess, if any, of (A) the aggregate principal amount of the Outstanding Revolving Credit Amount over (B) the Revolving Credit Commitment, as so reduced. Notice of a reduction, once given, shall be irrevocable. All such reductions shall be without penalty or premium (except for amounts owing pursuant to Section 2.2g, if any).

        (iv) APPLICATION OF REDUCTIONS AND PREPAYMENTS. Any and all Revolving Credit Commitment reductions or mandatory or voluntary prepayments made pursuant to any particular item of this Section 2.1f shall be made in addition to, and not in lieu of, any and all Revolving Credit Commitment reductions and mandatory and voluntary prepayments to be made pursuant to any other item of this Section 2.1f. All such mandatory and voluntary prepayments of Revolving Credit Loans shall be accompanied by all accrued and unpaid interest thereon, all amounts due pursuant to Section 2.2g, if any, and, in the case of a permanent reduction of the Revolving Credit Commitment to zero, any accrued and unpaid Commitment Fees and any other outstanding Obligations relating to the Revolving Credit Commitment which are then due and payable. All such mandatory and voluntary prepayments shall be applied by the Bank to repay Base Rate Loans first, and then to repay Euro-Rate Loans.

2.2  INTEREST.

2.2a INTEREST RATE. During the term hereof, the Borrower, in accordance with the provisions of this Section 2.2, shall have the option of electing from time to time one or more Interest Rate Options set forth below to be applied by the Bank to all or a portion of the Loans.

     (i) BASE RATE OPTION. Under the Base Rate Option, the Borrowing Tranches of the Loans bearing interest as such Option shall bear interest at the Base Rate plus the Applicable Base Rate Margin. The rate of interest established pursuant to the preceding sentence of this Section 2.2a(i) for the Loans shall be adjusted from time to time in accordance with the provisions of Section 2.2b. From and including the Restatement Closing Date, for purposes of this Agreement, the term ""Applicable Base Rate Margin'' means, with respect to any Loans outstanding under this Agreement from and including the Restatement Closing Date, the percentage per annum determined in accordance with the following table, based on Co-Steel's ratio of Consolidated Total Net Debt to Normalized Consolidated EBITDA as at the end of the preceding Co-Steel Fiscal Quarter falls:

CONSOLIDATED TOTAL NET DEBT TO NORMALIZED            APPLICABLE BASE RATE
CONSOLIDATED EBITDA RATIO                                   MARGIN
-----------------------------------------            --------------------
Less than or equal to 3.0 to 1.0                             1.00%
Greater than 3.0 to 1.0 but less than or equal
to 4.0 to 1.0                                                2.00%
Greater than 4.0 to 1.0 but less than or equal
to 5.0 to 1.0                                                2.75%
Greater than 5.0 to 1.0 but less than or equal
to 7.5 to 1.0                                                3.25%
Greater than 7.5 to 1.0 but less than or equal
to 10.0 to 1.0                                                3.5%
Greater than 10.0 to 1.0                                     4.00%


     All adjustments shall be effective as of the date on which Co-Steel's quarterly financial statements and Co-Steel Compliance Certificates are delivered to the Bank pursuant to item (vii) of Section 4.2d hereof. Notwithstanding the foregoing, during the period from the Restatement Closing Date to and including the first date on which the Borrower delivers to the Bank the quarterly financial statements and the corresponding Co-Steel Compliance Certificate required by the Canadian Bank Credit Agreement of Co-Steel pursuant to Section 4.2d(vii) for the Co-Steel Fiscal Quarter ending March 31, 2002, the Applicable Base Rate Margin on all Loans bearing interest at the Base Rate Option shall be 4.00%.

     (ii) EURO-RATE OPTION. As of the Restatement Closing Date there are no outstanding Euro-Rate Interest Periods under the Original Credit Agreement. On and after the Restatement Closing Date, interest under the Euro-Rate Option shall accrue, for each Borrowing Tranche outstanding on or after the Restatement Closing Date and bearing interest at, or selected after, the Restatement Closing Date to bear interest under the Euro-Rate Option for the Euro-Rate Interest Period selected for such Borrowing Tranche, at a rate per annum equal to the sum of (A) the Euro-Rate applicable for such Euro-Rate Interest Period PLUS (B) the Applicable Euro-Rate Margin as determined below. The rate of interest established pursuant to the preceding sentence of this Section 2.2a(ii) for each Euro-Rate Interest Period shall be adjusted from time to time in accordance with the further provisions of this Section 2.2a(ii) and the provisions of Section 2.2b. From and including the Restatement Closing Date, for purposes of this Agreement, the term "Applicable Euro-Rate Margin" means, with respect to any Euro-Rate Loan under this Agreement from and including the Restatement Closing Date, outstanding under this Agreement form and including the Restatement Closing Date, the percentage per annum determined in accordance with the following table, based on Co-Steel's ratio of Consolidated Total Net Debt to Normalized Consolidated EBITDA as at the end of the preceding Co-Steel Fiscal Quarter falls:

CONSOLIDATED TOTAL NET DEBT TO NORMALIZED                  APPLICABLE EURO-RATE
       CONSOLIDATED EBITDA RATIO                                  MARGIN
-----------------------------------------                  --------------------
Less than or equal to 3.0 to 1.0                                   2.00%

Greater than 3.0 to 1.0 but less than or
equal to 4.0 to 1.0                                                3.00%

Greater than 4.0 to 1.0 but less than or
equal to 5.0 to 1.0                                                3.75%

Greater than 5.0 to 1.0 but less than or
equal to 7.5 to 1.0                                                4.25%

Greater than 7.5 to 1.0 but less than or
equal to 10.0 to 1.0                                                4.5%

Greater than 10.0 to 1.0                                           5.00%


     All adjustments shall be effective as of the date on which Co-Steel's quarterly financial statements and Co-Steel Compliance Certificates are delivered to the Bank pursuant to item (vii) of Section 4.2d hereof. Notwithstanding the foregoing, during the period from the Restatement Closing Date to and including the first date on which the Borrower delivers to the Bank the quarterly financial statements and the corresponding Co-Steel Compliance Certificate required by the Canadian Bank Credit Agreement of Co-Steel pursuant to Section 4.2d(vii) for the Co-Steel Fiscal Quarter ending March 31, 2002, the Applicable Euro-Rate Margin on all Borrowing Tranches bearing interest at the Euro-Rate Option shall be 5.00%.

2.2b    ADJUSTMENTS TO INTEREST RATES

        (i) CHANGES IN PRIME RATE OR FEDERAL FUND EFFECTIVE RATE. The Base Rate shall be adjusted from time to time, without notice to the Borrower, as necessary to reflect any changes in the Prime Rate or in Federal Funds Effective Rate, as applicable, which adjustments shall be automatically effective on the day of any such change.

        (ii) CHANGES IN EURO-RATE RESERVE PERCENTAGE. The Euro-Rate Option shall be adjusted from time to time, without notice to the Borrower, as necessary to reflect any changes in the Euro-Rate Reserve Percentage, which adjustments shall be automatically effective on the day of such change.

        (iii) EVENT OF DEFAULT. Upon the occurrence of and during the continuance of an Event of Default, the outstanding principal amount of the Loans shall bear interest from the date of such occurrence at a rate per annum which is equal to 2% (200 basis points) in excess of the rate or rates which would then otherwise in effect pursuant to this Section 2.2 with respect to such Loans.

2.2c    INTEREST PAYMENT DATES. Interest due on all outstanding Base Rate
Borrowing Tranches shall be payable monthly in arrears on the last day of each month for the period just ended, with the first such payment due after the Restatement Closing Date on May 31, 2002. Interest due on each outstanding Borrowing Tranche of the Loans bearing interest under the Euro-Rate Option shall be payable on the last day of the relevant Euro-Rate Interest Period. All accrued and unpaid interest on the Loans shall be due and payable on the Revolving Credit Termination Date and upon acceleration of the Revolving Credit Note. After any maturity of the Revolving Credit Note or the Obligations, whether on a scheduled maturity date, by acceleration or otherwise, all accrued and unpaid interest under the Revolving Credit Note or Obligation shall be due and payable on demand until all amounts due hereunder are paid in full. Any Borrowing Tranches outstanding under the Original Credit Agreement shall continue to exist and shall be governed by the terms hereof. Any accrued and unpaid interest under the Original Credit Agreement existing on the Restatement Closing Date shall continue to be due and payable hereunder in accordance with the terms and conditions hereof, and such interest shall be due and payable on the Restatement Closing Date.

2.2d    METHOD OF CALCULATION. The interest rate shall be calculated on the basis of the actual number of days elapsed, using an assumed year of 360 days. Interest for any period shall be calculated from and including the first day thereof to but not including the last day thereof.

2.2e    INTEREST RATE OPTION ELECTIONS, RENEWALS AND CONVERSIONS. Subject to
the remaining provisions of this Agreement, the Borrower shall have the option to elect to have all or any of the Borrowing Tranches bear interest at any of the Interest Rate Options and shall have the right to renew elections of Interest Rate Options and convert Borrowing Tranches to other Interest Rate Options. Notice of the Borrower's election shall be made in accordance with
Section 2.1b. Elections of, conversions to or renewals of the Base Rate Option shall continue in effect until converted to the Euro-Rate Option. Elections of, conversions to or renewals of the Euro-Rate Option shall expire as to each such Interest Rate Option at the expiration of the applicable Euro-Rate Interest Period. Any Borrowing Tranches outstanding for which no elections have been made shall bear interest under the Base Rate Option.

2.2f    LIMITATION ON ELECTION OF INTEREST RATE OPTIONS. Each election of the
Euro-Rate Option or the prepayment of all or any Euro-Rate Loans shall be in the minimum principal amount of $1,000,000 or, if in excess of $1,000,000, in integral multiples of $500,000. At no time during the term hereof may there be more than a total of five (5) separate Borrowing Tranches in effect. Upon the occurrence and during the continuance of an Event of Default, the Borrower's right to elect, renew or convert to Euro-Rate Loans shall be suspended.

2.2g    SPECIAL PROVISIONS RELATING TO EURO-RATE OPTION.

        (i) EURO-RATE UNASCERTAINABLE. In the event that on any date on which a Euro-Rate would otherwise be set the Bank shall have determined in good faith (which determination shall be final and conclusive) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Euro-Rate, the Bank shall give prompt notice of such determination to the Borrower. Until the Bank notices the Borrower that the circumstances giving rise to such determination no longer exist, the right of the Borrower to borrow under, renew or convert to the Euro-Rate Option shall be treated as a request to borrow under, renew or convert to the Base Rate Option.

        (ii) ILLEGALITY OF OFFERING EURO-RATE. If the Bank shall determine in good faith (which determination shall be final and conclusive) that compliance by the Bank with any applicable Governmental Rule (whether or not having the force of law), or the interpretation or application thereof by any Governmental Authority has made it unlawful for the Bank to make or maintain Euro-Rate Loans, the Bank shall give notice of such determination to the Borrower. Notwithstanding any provision of this Agreement to the contrary, unless and until the Bank shall give notice to the Borrower that the circumstances giving rise to such determination no longer apply:

               (A) with respect to any Euro-Rate Interest Periods thereafter commencing, interest on the corresponding Euro-Rate Loans shall be computed and payable under the Base Rate Option, and

               (B) on such date, if any, as shall be required by law, any Euro-Rate Loans then outstanding shall be automatically renewed at the Base Rate Option; and the Borrower shall pay to the Bank the accrued and unpaid interest on such Euro-Rate Loans to (but not including) such renewal date.

     The Borrower shall pay the Bank any additional amounts reasonably necessary to compensate the Bank for any out-of-pocket costs incurred by the Bank as a result of any renewal pursuant to item (B) above on a day other than the last day of the relevant Euro-Rate Interest Period, including, but not limited to, any interest or fees payable by the Bank to lenders of funds obtained by it to loan or maintain the Loans so converted. The Bank shall furnish to the Borrower a certificate showing the calculation of the amount necessary to compensate the Bank for such costs (which certificate, in the absence of manifest error, shall be conclusive), and the Borrower shall pay such amount to the Bank, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such certificate.

          (iii) INABILITY TO OFFER EURO-RATE. In the event that the Bank shall determine, in its sole discretion, that it is unable to obtain deposits in the London interbank market in sufficient amounts and with maturities related to the Euro-Rate Loans which would enable the Bank to fund such Euro-Rate Loans, then the Bank shall immediately notify the Borrower that the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option shall be suspended. Following notification of the suspension of the Euro-Rate Option, the Borrower agrees to negotiate with the Bank for a modified Euro-Rate which will allow the Bank to realize its anticipated and bargained for yield. In the event that the Borrower and the Bank cannot agree on a modified Euro-Rate, any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount specified therein.

          (iv) INDEMNITY. In addition to the other provisions of this Section 2.2g, the Borrower hereby agrees to indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of any default by the Borrower in failing to make any borrowing, conversion or renewal hereunder to bear interest at the Euro-Rate Option on the scheduled date, in failing to make when due (whether by declaration, acceleration or otherwise) any payment of any Euro-Rate Loan or in making any payment or prepayment of any Euro-Rate Loan or any part thereof on any day other than the last day of the relevant Euro-Rate Interest Period, including but not limited to any loss of profit, premium or penalty incurred by the Bank in respect of funds borrowed by it for the purpose of making or maintaining any Euro-Rate Loan as determined in good faith by the Bank in the exercise of its sole but reasonable discretion. The Bank shall furnish to the Borrower a certificate showing the calculation of the amount of any such loss or expense (which certificate, absent manifest error, shall be conclusive), and the Borrower shall pay such amount to the affected Bank within ten days of the Borrower's receipt of such certificate.

2.3       YIELD PROTECTION; INDEMNITY.

2.3a      YIELD PROTECTION. If any Governmental Rule or the interpretation or application thereof by any court or any Governmental Authority charged with the administration thereof, or the compliance with any guideline or request from any central bank or other Governmental Authority, whether or not having the force of law:

          (i) subjects the Bank to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind hereunder (other than any tax imposed or based upon the income of the Bank and payable to any Governmental Authority or taxing authority of the United States of America or any state thereof) or changes the basis of taxation of the Bank with respect to payments by the Borrower of principal, interest or other amounts due from the Borrower hereunder (other than any change which affects, and to the extent that it affects, the taxation by the United States of America or any state thereof of the total net income of the Bank), or

     (ii) imposes, modifies or deems applicable any reserve, special deposit, special assessment or similar requirements against assets held by, deposits with or for the account of or credit extended by the Bank, or

     (iii) imposes upon the Bank any other condition with respect to this Agreement,

and the result of any of the foregoing is to increase the cost to the Bank, reduce the income receivable by the Bank, reduce the rate of return on the Bank's capital or impose any expense upon the Bank by an amount which the Bank in its sole but reasonable discretion deems to be material, the Bank shall from time to time notify the Borrower of the amount determined by the Bank (which determination, absent manifest error, shall be conclusive) to be reasonably necessary to compensate the Bank (or an after-tax basis) for such increase in cost, reduction in income, reduction in rate of return or additional expense, setting forth the calculations therefor, and the Borrower shall pay such amount to the Bank, as additional consideration hereunder within ten (10) days of the Borrower's receipt of such notice.

2.3B METHOD OF CALCULATION. In determining the amount due to the Bank hereunder by reason of the application of this Section 2.3, the Bank may use any reasonable averaging or attribution method; PROVIDED, HOWEVER, that the Bank must use reasonable efforts to minimize such losses and costs.

2.4 CAPITAL ADEQUACY. If (i) any adoption of, change in or interpretation of any Governmental Rule, or (ii) compliance with any guideline, request or directive of any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally, including but not limited to regulations set forth as 12 C.F.R. Part 3 (Appendix A), 12 C.F.R. Part 208 (Appendix A), 12 C.F.R. Part 225 (Appendix A) and 12 C.F.R. Part 325 (Appendix A) or any court requires that the commitments of the Bank hereunder be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Bank or any corporation controlling the Bank (a "CAPITAL ADEQUACY EVENT"), the result of which is to reduce the rate of return on the Bank's capital as a consequence of such commitments to a level below that which the Bank could have achieved but for such Capital Adequacy Event, taking into consideration the Bank's policies with respect to capital adequacy, by an amount which the Bank reasonably deems to be material, the Bank shall promptly deliver to the Borrower a statement of the amount necessary to compensate the Bank for the reduction in the rate of return on its capital attributable to such commitments (the "CAPITAL COMPENSATION AMOUNT"). The Bank shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. The Bank shall from time to time notify the Borrower of the amount so determined (which determination, absent manifest error, shall be conclusive). Such amount shall be due and payable by the Borrower to the Bank ten (10) Business Days after such notice is given.

2.5      PAYMENTS.

2.5a     PLACE AND MANNER OF PAYMENTS. All payments of principal, interest, fees, costs and other amounts due hereunder and under the other Loan Documents shall be made by the Borrower to the Bank at the Bank's principal office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, Attention:
Capital Recoveries, not later than 12:00 Noon (Eastern time) on the due date. All such payments with respect to the Loans shall be immediately good funds when delivered by the Borrower to the Bank.

2.5b     NO SET-OFF OR DEDUCTIONS. Any and all payments made by the Borrower hereunder shall be made to the Bank in full, without set-off or counterclaim and free and clear of and without deduction or withholding for, or on account of, any and all present and future Taxes. If the Borrower is required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder,
(i) the sum payable shall be increased, as may be necessary, so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum that it would have received had no deductions or withholdings been made, (ii) the Borrower shall make the required deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with any applicable Governmental Rule. The Bank agrees either to repay or credit at Bank's discretion to the Borrower any refund or tax credit actually received by, or for the benefit of, the Bank for tax amounts paid by the Borrower pursuant to this Section.

2.5c     TAX INDEMNITY. The Borrower shall indemnify the Bank for the full amount of any Taxes (other than Excluded Taxes) imposed by any jurisdiction on amounts payable by the Borrower under this Section paid or payable by the Bank and for any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted, and for any Taxes (other than Excluded Taxes) levied or imposed with respect to any indemnity payment made under this Section. This indemnification shall be made within 30 days after the date the Bank makes written demand therefor.

2.5d     EVIDENCE OF PAYMENT. Within 30 days after the date of any payment of
Taxes withheld by the Borrower in respect of any payment by the Borrower to the Bank, the Borrower shall furnish to the Bank the original or a certified copy of a receipt issued by the relevant taxing authority evidencing payment by the Borrower to the taxing authority of any Taxes (other than Excluded Taxes) with respect to any payment payable to the Bank.

2.5e     SURVIVAL. The obligation of the Borrower under this Section shall survive the termination of this Agreement and the payment of all amounts payable under this Agreement.

2.6 LOAN ACCOUNT. The Bank shall open and maintain on its books a Loan Account in the Borrower's name with respect to Loans made, repayments, prepayments, the computation and payment of interest and other amounts due and sums paid to the Bank hereunder and under the other Loan Documents. Such Loan Account shall be conclusive and binding on the Borrower as to the amount at any time due to the Bank from the Borrower except in the case of manifest error in computation.

2.7     FEES.

2.7a    LETTER OF CREDIT FEES. The Borrower shall pay all Letter of Credit Fees in accordance with the terms of the relevant Application for Letter of Credit or the Reimbursement Agreement, or Section 2.9 hereof as the case may be. Any accrued and unpaid Letter of Credit Fees under the Original Credit Agreement existing on the Restatement Closing Date shall continue to be due and payable hereunder in accordance with the terms and conditions hereof.

2.7b    COMMITMENT FEE. The Borrower shall, on and after the Restatement
Closing Date, pay to the Bank, on the last day of each March, June, September and December during the term of the Revolving Credit Commitment, on the Revolving Credit Termination Date and upon the termination of the Revolving Credit Commitment, a Commitment Fee calculated on the basis of the actual number of days elapsed, using a year of 360 days, at the Applicable Commitment Fee Rate per annum on the average daily (computed at the opening of business) unused amount of the Revolving Credit Commitment (i.e., the Revolving Credit Commitment less the Outstanding Revolving Credit Amount). The first payment of the Commitment Fee under this Agreement after the Restatement Closing Date shall be due on June 30, 2002. From and including the Restatement Closing Date, for purposes of this Agreement, the term "Applicable Commitment Fee Rate'' means the percentage per annum determined in accordance with the following table, based on Co-Steel's ratio of Consolidated Total Net Debt to Normalized Consolidated EBITDA as at the end of the preceding Co-Steel Fiscal Quarter falls:



CONSOLIDATED TOTAL NET DEBT TO NORMALIZED                          APPLICABLE
      CONSOLIDATED EBITDA RATIO                                COMMITMENT FEE RATE
-----------------------------------------                      --------------------
Less than or equal to 3.0 to 1.0                                      .75%

Greater than 3.0 to 1.0 but less than or equal to 4.0 to 1.0         1.10%

Greater than 4.0 to 1.0 but less than or equal to 5.0 to 1.0         1.40%

Greater than 5.0 to 1.0 but less than or equal to 7.5 to 1.0         1.65%

Greater than 7.5 to 1.0 but less than or equal to 10.0 to 1.0        1.80%

Greater than 10.0 to 1.0                                             2.00%


     All adjustments shall be effective as of the date on which Co-Steel's quarterly financial statements and Co-Steel Compliance Certificates are delivered to the Bank pursuant to item (vii) of Section 4.2d hereof. Notwithstanding the foregoing, during the period from the Restatement Closing Date to and including the first date on which the Borrower delivers to the

Bank the quarterly financial statements and the corresponding Co-Steel Compliance Certificate required by the Canadian Bank Credit Agreement of Co-Steel pursuant to Section 4.2d(vii) for the Co-Steel Fiscal Quarter ending March 31, 2002, the Applicable Commitment Fee Rate shall be 2.00%. Any accrued and unpaid Commitment Fees (as defined in the Original Credit Agreement) under the Original Credit Agreement existing on the Restatement Closing Date shall be due and payable on the Restatement Closing Date.

2.7c RESTRUCTURING FEE. The Borrower shall pay to the Bank (i) a fee of US$80,969.29 payable on the Restatement Closing Date (the "Restatement Closing Date Fee"), and (ii) a further fee of US$40,484.65 payable on August 30, 2002 (the "Subsequent Closing Fee"; and the Restatement Closing Date Fee and the Subsequent Closing Fee are herein referred to collectively as, the "Restructuring Fee").

2.8 PAYMENT FROM ACCOUNTS MAINTAINED BORROWER. In the event that any payment of principal, interest, Commitment Fee, Letter of Credit Fee, other Fee or expense or any other amount due the Bank under any of the Loan Documents is not paid when due, the Bank is hereby authorized to effect such payment by debiting any deposit account of the Borrower now or in the future maintained with the Bank by the Borrower. This right of debiting accounts of the Borrower is in addition to any right of setoff accorded the Bank hereunder or by operation of law.

2.9  LETTER OF CREDIT SUBFACILITY.

     (a) As of the Restatement Closing Date, each of the letters of credit issued by the Bank and outstanding on such date for the account of the Borrower, whether pursuant to the terms of the Original Credit Agreement or otherwise, and identified on Schedule 2.9(a) shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement. The Borrower is hereby deemed to be account party hereunder with respect to each letter of credit listed on Schedule 2.9(a) for all purposes thereunder and hereunder. With respect to each such outstanding letter of credit, for the period commencing on the Restatement Closing Date, the Borrower shall pay all fees and commissions set forth in this Agreement at the times and in the manner herein set forth. The obligations of the Borrower under each application for letter of credit and reimbursement agreement (together with any related amendments) executed by the Borrower with respect to the letters of credit shown on Schedule 2.9(a) are hereby expressly assumed, ratified and confirmed by the Borrower and each such application for letter of credit and reimbursement agreement, as amended, is hereby deemed an Application for Letter of Credit hereunder. The existing reimbursement agreement shall be superseded in their entirety hereby which shall apply to existing letters of credit set forth on Schedule 2.9(a) as well as all Letters of Credit issued, amended or extended hereunder on and after the date hereof. The parties hereto acknowledge that one or more of the Letters of Credit on Schedule 2.9(a) were issued in Cdn. Dollars and currency fluctuations in the U.S. Dollar equivalents for such Letters of Credit may give rise to payments of Excess Amounts from time to time pursuant to
Section 2.12.

     (b) At the request of the Borrower, the Bank will issue one or more extensions of the Letters of Credit identified on Schedule 2.9(a); provided, however, no Letter of Credit shall have an expiry date later than the earlier of one (1) year from the date of issuance or fifteen (15) days prior to the Revolving Credit Termination Date, unless in connection with a request for an extension of a Letter of Credit with a proposed expiration date after the Revolving Credit Termination Date the Borrower shall offer to the Bank, and shall provide if such offer is accepted, cash collateral in an amount equal to 105% of the face amount of such extended Letter of Credit, and the Bank agrees in its sole discretion to accept such cash collateral, and the Borrower delivers such cash collateral to the Bank prior to the Bank's issuance of such extension of the applicable Letter of Credit; and provided, further, however, that in no event shall (i) the Stated Amount of the Letters of Credit issued or deemed issued pursuant to this Section 2.9 exceed, at the time of any issuance, $3,000,000, or (ii) the sum of aggregate outstanding principal balance of the Revolving Credit Loans, the aggregate unpaid balance of any Unreimbursed Letter of Credit Draws and the aggregate Stated Amount of the Letters of Credit exceed, at any one time, the Revolving Credit Commitment.

     (c) The Borrower acknowledges that the Letter of Credit Fee (as defined in the Original Credit Agreement) is currently accruing at a rate of 3.75% per annum as calculated below. The Borrower shall pay to the Bank a fee (the "LETTER OF CREDIT FEE") equal to Applicable Letter of Credit Fee Rate per annum, all as determined below, on the aggregate daily (computed at the opening of business and on the basis of an assumed year of 360 and actual days elapsed) Stated Amount of the outstanding Letters of Credit for the period in question. The Letter of Credit Fee shall be payable (i) quarterly in arrears on the last Business Day of each Fiscal Quarter occurring during the term of this Agreement thereafter, (ii) on the Revolving Credit Termination Date of (iii) upon acceleration of the Revolving Credit Note. Any issuance of an amendment to extend the stated expiration date of a Letter of Credit or an amendment to increase the Stated Amount of a Letter of Credit shall be treated as an issuance of a new Letter of Credit for purposes of calculation of Letter of Credit Fee due and payable hereunder. The Borrower shall also pay to the Bank, the Bank's customary documentation fees payable with respect to the Letters of Credit as the Bank may generally charge from time to time. After the occurrence of an Event of Default (which continues after the expiration of any cure period applicable thereto) and during the continuation thereof, the rate at which the Letter of Credit Fee is calculated shall be increased by two hundred (200) basis points (2%) above the pre-default rate; the increase to be payable monthly during the continuation of the Event of Default, regardless of whether or not judgment has been entered with respect to such Event of Default. From and including the Restatement Closing Date, for purposes of this Agreement, the term "Applicable Letter of Credit Rate" means, with respect to any Letters of Credit outstanding under this Agreement from and including the Restatement Closing Date, the percentage per annum determinated in accordance with the following table, based on Co-Steel's ratio of Consolidated. Total Net Debt to Normalized Consolidated EBITDA as at the end of the preceding Co-Steel Fiscal Quarter falls:

CONSOLIDATED TOTAL NET DEBT TO NORMALIZED              APPLICABLE LETTER OF
       CONSOLIDATED EBITDA RATIO                         CREDIT FEE RATE
-----------------------------------------              --------------------

Less than or equal to 3.0 to 1.0                               2.00%

Greater than 3.0 to 1.0 but less than or                       3.00%
equal to 4.0 to 1.0

Greater than 4.0 to 1.0 but less than or                       3.75%
equal to 5.0 to 1.0

Greater than 5.0 to 1.0 but less than or                       4.25%
equal to 7.5 to 1.0

Greater than 7.5 to 1.0 but less than or                        4.5%
equal to 10.0 to 1.0

Greater than 10.0 to 1.0                                       5.00%


     All adjustments shall be effective as of the date on which Co-Steel's quarterly financial statements and Co-Steel Compliance Certificates are delivered to the Bank pursuant to item (vii) of Section 4.2d hereof. Notwithstanding the foregoing, during the period from the Restatements Closing Date to and including the first date on which the Borrower delivers to the Bank the quarterly financial statements and the corresponding Co-Steel Compliance Certificate required by the Canadian Bank Credit Agreement of Co-Steel pursuant to Section 4.2d(vii) for the Co-Steel Fiscal Quarter ending March 31, 2002, the Applicable Letter of Credit Fee Rate shall be 5.00%. Any accrued and unpaid Letter of Credit Fees (as defined in the Original Credit Agreement) outstanding on the Restatement Closing Date under the Original Credit Agreement shall be due and payable on the Restatement Closing Date.

     (d) Prior to the date on which the Borrower desires the Bank to issue the initial amendment or extension of a letter of Credit hereunder, the Borrower shall execute and deliver to the Bank such application for amendment or extension of Letter of Credit or such Reimbursement Agreement as the Bank shall request. Thereafter, each time the Borrower desires the Bank to issue an amendment or extension of a Letter of Credit, the Borrower shall deliver a duly completed Application for Letter of Credit to the Bank no later than 11:00 A.M. (Pittsburgh, Pennsylvania time) at least three (3) Business Days, in advance of the proposed date of issuance of an amendment or extension to Letter of Credit. Upon satisfaction of the conditions set forth in Section 6.1 and, if applicable,
Section 6.2, the Bank shall issue the amendment or extension of a Letter of Credit. In determining whether to pay under a Letter of Credit, the Bank shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of the Letter of Credit.

     (e) In the event of any request for drawing under a Letter of Credit by the beneficiary thereof, the Bank shall immediately notify the Borrower, and the Borrower shall reimburse the Bank on demand in an amount in same day funds equal to the amount of such drawing, provided, however, that anything contained in this Agreement to the contrary notwithstanding, unless the Borrower shall have notified the Bank prior to such time that the Borrower intends to reimburse the Bank for all or a portion of the amount of such drawing with funds other than the proceeds of Revolving Credit Loans, the Borrower shall be deemed to have given a loan request to the Bank requesting the Bank to make Revolving Credit Loans on the first Business Day immediately following the date on which such drawing is honored in an aggregate amount equal to the excess of the amount of such drawing over the amount received by the Bank from such other funds in reimbursement thereof (the "Unreimbursed Letter of Credit Draw"), plus accrued interest on such amount. The proceeds of any such Revolving Credit Loans shall be applied directly by the Bank upon receipt from the Bank to reimburse the Bank for the Unreimbursed Letter of Credit Draw plus accrued interest on such amount. The foregoing shall not limit or impair the obligation of the Borrower to reimburse the Bank on demand. The Borrower acknowledges with respect to any Letters of Credit issued in Cdn. Dollars upon the presentation of any draft related thereto the Borrower is obligated to reimburse in full the Bank in U.S. Dollars for the sums necessary for the Bank to purchase Cdn. dollars equal to such drawing honored plus the cost of any such currency conversion.

2.9f      LETTERS OF CREDIT OUTSTANDING UPON DEFAULT. If any Letter of Credit is
outstanding upon the occurrence of a Default or upon a demand for payment under the Revolving Facility, the Borrower shall forthwith pay to the Bank an amount (the "LC Deposit Amount") equal to 105% of the undrawn principal amount of each outstanding Letter of Credit, which LC Deposit Amount shall be held by the Bank in an interest bearing account for application against the Indebtedness owing by the Borrower to the Bank in respect of any draw on any outstanding Letter of Credit. In the event that the Bank is not called upon to make full payment on the outstanding Letter of Credit prior to its expiry date, the LC Deposit Amount, or any part thereof as has not been paid out, together with accrued interest, shall be applied first to any other amounts payable pursuant to this Agreement and any amount remaining shall be returned to the Borrower.

2.10 EVENTS REQUIRING MANDATORY PREPAYMENTS AND REDUCTIONS OF COMMITMENT. The Borrower shall prepay the Credit Facility (in each case subject to the agreed distribution set forth in the Intercreditor Agreement) by an amount equal to the PNC Raritan Portion of:

          (i) the Net Cash Proceeds received by Co-Steel or any member of the Restricted Group from time to time under the Asset Monetization Program;

          (ii) the Net Cash Proceeds received by Co-Steel or any member of the Restricted Group from time to time from Approved Asset Sales or any other sale of assets in excess of Cdn.$1,000,000 (or its US Dollar equivalent) from any one transaction or series of transactions or in excess of Cdn.$5,000,000 (or its US Dollar equivalent) in the aggregate per annum;

          (iii) the Net Cash Proceeds received by Co-Steel or any member of the Restricted Group from any offering by any such entity of debt or equity securities that is not a Significant Share Offering;

          (iv) two-thirds of the Net Cash Proceeds received by Co-Steel from a Significant Share Offering (including without limitation the March 2002 Significant Share Offering);

          (v) 100% of Co-Steel's share of cash or other property received from Gallatin;

          (vi) 100% of all Settlement Amounts received by Co-Steel or any member of the Restricted Group;

          (vii) all Insurance Proceeds received, or deemed received, by a Loan Party which are required to be paid to a Security Agent pursuant to the terms of Section 10.01(18) of the Canadian Bank Credit; and

          (viii)   the amount of any Excess Revolver Paydown.

For greater certainty any transaction in accordance with Section 10.01(11) of the Canadian Bank Credit Agreement as incorporated into Section 4.01 of the Co-Steel Guaranty Agreement or Section 6.4c hereof shall not result in prepayment obligations hereunder.

          All Insurance Proceeds paid directly to a Security Agent by an insurer that constitute a prepayment in accordance with the terms of the Intercreditor Agreement shall be deemed received by the applicable Loan Party and shall give rise a prepayment hereunder pursuant to clause (vii) of this Section 2.10 upon receipt by such Security Agent. All prepayments required pursuant to items (i) through (vii) of this Section 2.10 shall be made within five Business Days of receipt of such funds by Co-Steel; the prepayment required pursuant to item
(viii) of this Section 2.10 shall be made within five Business Days following the end of each fiscal quarter of Co-Steel. All such prepayments under this
Section 2.10 shall be paid by the Borrower to the Managing Security Agent. Once so received by the Managing Security Agent the Borrower shall have discharged its obligations with respect hereto. All such prepayments pursuant to this
Section 2.10 shall permanently reduce the Revolving Credit Commitment by the amount of any such prepayment. All such prepayments shall be applied to repay outstanding Revolving Credit Loans and then to cash collateralize any outstanding Letters of Credit. Schedule 2.10(iv) attached hereto sets for the amount of the PNC Raritan Portion of the March 2002 Significant Share Offering and the revised Revolving Credit Commitment after the payment of the PNC Raritan Portion of the March 2002 Significant Share Offering on the Restatement Closing Date.

          The Borrower shall deliver to the Managing Security Agent and the Bank a Specified Transaction Certificate (as defined in the Canadian Bank Credit Agreement) in connection with each prepayment required by this Section 2.10. The Borrower shall specify, pursuant to the Specified Transaction Certificate, the Loans (including Euro-Rate Loans) against which to apply such prepayment. For greater certainty, the Borrower shall not deduct any cost of converting from one currency to another from a prepayment hereunder and conversion from one currency to another shall be calculated as required by Section 3.03 of the Canadian Bank Credit Agreement. All prepayments to be made by the Borrower under Section 2.10 shall be made in immediately available funds and received by the Managing Security Agent before 12:00 p.m. (Pittsburgh, Pennsylvania time) on the date due. Prepayments received after that time shall be deemed to have been received on the next Business Day. Whenever any prepayment under this Section 2.10 is due on a day which is not a Business Day, the due date shall be extended to the next succeeding Business Day unless that Business Day falls in the next calendar month in which event the due date shall be the immediately preceding Business Day. During any extension of the date due for payment of any amount payable under this Section 2.10, interest shall be payable on unpaid amounts at the rate or rates borne by those amounts.

2.11 LATE PAYMENT. If any payment required to be made by the Borrower hereunder is not made on the due date thereof, the Borrower shall pay interest on the amount of such required payment at the Default Rate for any Base Rate Loans (whether or not a Base Rate Loan exists) until payment in full of such required payment has been made.

2.12 EXCESS AMOUNT. If at the time there exists an Excess Amount in respect of the Credit Facility whether as a result of currency fluctuations or otherwise, the Borrower shall pay to the Bank upon demand by the Bank the amount of the Excess Amount together with any break funding costs incurred by the Bank as a result of the payment. In the absence of the occurrence of a Default or an Event of Default, the Bank agrees to settle prepayments of Excess Amounts arising from currency fluctuations monthly as of the last day of the month occurring during the term thereof commencing with April 30, 2002; and the Borrower will pay any such Excess Amount arising from currency fluctuations within two Business Days of any notice from the Bank to the Borrower of such Excess Amount.

ARTICLES 3. REPRESENTATIONS AND WARRANTIES

     To induce the Bank to amend and restate the Original Credit Agreement and to enter into this Agreement and to make, and to continue, the Loans and the other extensions of credit herein provided for, the Borrower makes the following representations and warranties to the Bank:

3.1 EXISTENCE. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and the Borrower is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its activities or the ownership of its properties makes such qualification or licensing necessary.

3.2 CAPITALIZATION; OWNERSHIP; TITLE TO SHARES. The authorized capital stock of the Borrower consists of 1,000 shares of common stock, of which 100 shares of common stock are issued and outstanding. All of the issued and outstanding shares of capital stock of the Borrower are fully paid and nonassessable and through Subsidiaries, are beneficially owned by Co-Steel. There are no options, warrants or other rights outstanding to purchase any shares of the Borrower, nor are any securities of the Borrower convertible into or exchangeable for its capital stock. None of the capital stock of the Borrower is listed for trading on a stock exchange or registered with a securities commission.

3.3 SUBSIDIARIES AND OTHER INVESTMENTS. The Borrower has no Subsidiaries except Raritan River, and it has no other ownership interests in any other Person.

3.4 POWER AND AUTHORITY. The Borrower has the lawful power to own or lease its properties and to engage in the business it now conducts or proposes to conduct. The Borrower is duly authorized to enter into, execute, deliver and perform all of the terms and provisions of this Agreement, the Revolving Credit Note and the other Loan Documents to which it is a party, to incur the Obligations and to perform its obligations under the Loan Documents to which it is a party. All necessary corporate action required to authorize the execution, delivery and performance of this Agreement, the Revolving Credit Note and the other Loan Documents has been properly taken by the Borrower.

3.5 VALIDITY AND BINDING EFFECT. This Agreement has been and each other Loan Document will be, duly executed and delivered by the Borrower. This Agreement and the other Loan Documents, when delivered by the Borrower pursuant to the provisions hereof, will constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by the availability of equitable remedies.

3.6 NO CONFLICT. The execution and delivery of this Agreement and the other Loan Documents by the Borrower and the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by it will not conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the Borrower's certificate of incorporation, by-laws, other organizational documents, (ii) any Governmental Rule or (iii) any material agreement, instrument, order, writ, judgment, injunction or decree to which the Borrower is a party or by which it is bound or to which it is subject, or will result in the creation of any Encumbrance whatsoever upon any property, whether now owned or hereafter acquired, of the Borrower, except for Permitted Liens.

3.7  FINANCIAL MATTERS.

     (i) The Borrower has delivered to the Bank a Consolidated balance sheet dated as of March 31, 2002, and related Consolidated financial statements as of such date.

     (ii) The annual unaudited Consolidated financial statements of the Borrower for the fiscal year most recently ended, furnished to the Bank are the most recent annual audited financial statements of the Borrower and its Subsidiaries. The Borrower's financial statements have been prepared on a Consolidated basis (which Consolidation includes all of its Subsidiaries) and in accordance with GAAP, except as stated in the financial statements or in the notes thereto. The Borrower's unaudited financial statements (a) present fairly in all material respects its and its

Subsidiaries' financial position and its results of operations at the dates thereof and for the periods covered therein, and (b) disclose all liabilities of it and its Subsidiaries, including contingent or unmatured liabilities as of the date thereof, which are required to be disclosed thereon, in each case in accordance with GAAP.

3.8 MATERIAL ADVERSE CHANGE: Since December 31, 2001, no Material Adverse Change has occurred, except as set forth on SCHEDULE 3.8 attached hereto and incorporated herein by reference.

3.9 SOLVENCY. On the Restatement Closing Date, and on each date of a disbursement of a Loan, or the issuance, renewal or extension of a Letter of Credit, the Borrower is, or will be, Solvent.

3.10 LITIGATION. Except as disclosed in Schedule 3.10, there are no actions, suits, proceedings or investigations pending or, to the Borrower's knowledge, threatened against the Borrower's business, operations, properties, prospects, profits or condition (financial or otherwise), at law or in equity, before any Governmental Authority, court or arbitrator which, individually or in the aggregate, if adversely determined, could reasonably be expected to cause a Material Adverse Change or which purport to affect the rights and remedies of the Bank pursuant to this Agreement and the other Loan Documents or which purport to restrain or enjoin (either temporarily, preliminary or permanently) the performance by the Borrower of any action contemplated by any of the Loan Documents. The Borrower is not in default with respect to any judgment, order writ, injunction, decree, award, rule, or regulation of any court, arbitrator or Governmental Authority, domestic or foreign.

3.11 COMPLIANCE WITH LAWS AND REGULATIONS. The Borrower has duly complied in all material respects with, and all of its properties, business operations and leaseholds are in compliance in all material respects with, the provisions of its articles of incorporation, its by-laws and all Governmental Rules applicable to Borrower, its properties and the conduct of its business. The Borrower is not in material violation of any Governmental Rule. The Borrower has obtained and maintained in good standing all licences, permits and approvals from any and all Governmental Authorities required in respect of its operations such that a failure to hold such licenses, permits and approvals would constitute a Material Adverse Change.

3.12 LABOR MATTERS. Except as disclosed in Schedule 3.12, the Borrower is not a party to any labor contract or collective bargaining agreement, and there are no strikes, work stoppages, material grievances, disputes or controversies with any union or any other organization of the Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization. Neither the Borrower nor New Jersey Steel Corporation has, within the two-year period preceding either the Original A&R Closing Date or the Restatement Closing Date, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Federal, state or local law. The procedures by which the Borrower has hired or will hire its employees have complied and will comply in all respects with each collective bargaining agreement to which the Borrower is a party and all applicable Governmental Rules.

3.13    TITLE TO PROPERTIES.

        (i) The Borrower does not, nor does any of its Subsidiaries, own any real property or have any interest in any real property other than the Owned Properties. SCHEDULE 1.1-4) correctly sets out the name of the fee owner of the Owned Properties and the municipal address of each Owned Property. There are no agreements, options, contracts or commitments to sell, transfer or otherwise dispose of any Owned Property or which would restrict the transfer of the Owned Properties other than those in connection with a Permitted Asset Sale. The New Jersey Properties comprise all of the Owned Properties that in the reasonable good faith estimate of the Borrower have a value individually in excess of Cdn.$5,000,000.00 (or its US Dollar equivalent).

        (ii) The Borrower is not, nor is any of its Subsidiaries, bound by any agreement to lease any real property except the Leased Properties. The names of payees under the leases for the Leased Properties, the description of the Leased Properties and the term, rent and other amounts payable under the leases for the Leased Properties are accurately described in SCHEDULE 1.1-1. All rent and other payments and obligations required to be paid and performed pursuant to the leases for the Leased Properties have been duly paid and performed. Neither it nor any of its Subsidiaries, as applicable, is in default of any of its obligations under the leases for any of the Leased Properties.

        (iii) The Borrower has good and indefeasible title to, or valid leasehold interests in, all properties and assets purported to be owned or leased by the Borrower, and none of such properties and assets is subject to any Encumbrance, except for Permitted Liens in existence on the Restatement Closing Date.

        (iv) All permits, licenses and authorizations required to have been issued or appropriate to enable all real property owned or leased by the Borrower to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate are not material.

        (v) The Borrower has not received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by the Borrower or any part thereof except those which, in the aggregate, are not material.

3.14 TAX RETURNS AND PAYMENTS. The Borrower has filed all Federal, state, local and other tax returns required by law to be filed. The Borrower has paid all taxes, assessments and other governmental charges levied upon the Borrower or any of its properties, assets, income or franchises which are due and payable, other than (i) those presently payable without penalty or interest,
(ii) those which are being contested in good faith by appropriate proceedings which are being diligently conducted and (iii) those which, if not paid, would not, in the aggregate, result in a Material Adverse Change and as to each of items (i), (ii) and (iii) the Borrower has set aside on its books reserves for such taxes, assessments or other governmental charges as are determined to be adequate by application of GAAP consistently applied. The charges, accruals, and reserves on the books of the Borrower in respect of Federal, state and local taxes for all fiscal periods to date are adequate, and the Borrower knows of no unpaid assessments for additional Federal, state, local or other taxes which are now due and payable for any such fiscal period for any basis therefor.

3.15 INTELLECTUAL PROPERTY. The Borrower is the registered (if registration is possible) and beneficial owner or licensee of, with good and marketable title to, all patents, patent applications, trade marks, trade mark applications, trade names, service marks, copyrights, industrial designs, inventions, technology and other rights with respect to the foregoing and other similar property which are material to its business, free of all licenses, franchises and Encumbrances and without any conflict with the rights of any other Person. All patents, trademarks, trade names, service marks, copyrights, industrial designs, inventions, technology and other similar rights owned by it, all rights licensed by it to third parties and all rights by which it has the use of any patents, trade-marks, trade names, service marks, copyrights, industrial designs, inventions, technology or other similar rights owned by others which are material to its business are accurately described in Schedule 3.15, as amended by written notice by it to the Bank from time to time (collectively, the "Intellectual Property Rights"). It has the right to use the Intellectual Property Rights, all applications and registrations in Canada, the United States and elsewhere for the Intellectual Property Rights are current, and the conduct of its business does not to its knowledge infringe the intellectual property rights of any other Person.

3.16 INSURANCE. The Borrower currently maintains insurance which meets or exceeds the requirements of Section 4.7 hereof and the applicable insurance requirements set forth in the other Loan Documents, and such insurance is provided by reputable and financially sound insurers and is of such types and at least in such amounts as are customarily carried by, and insures against such risks as are customarily insured against by similar businesses similarly situated and owning, leasing and operating similar properties to those owned, leased and operated by the Borrower. All of such insurance policies are valid and in full force and effect. No notice has been given or claim made, and, to the Borrower's knowledge, no grounds exist to cancel or avoid any of such policies or to reduce the coverage provided thereby.

3.17 CONSENTS AND APPROVALS. No order, authorization, consent, license, validation or approval of, or notice to, filing, recording, or registration with any Governmental Authority or any other Person, or the exemption by any such Governmental Authority or any other Person, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any of the Loan Documents or (ii) the legality, binding effect or enforceability of any such Loan Document.

3.18 PLANS AND BENEFIT ARRANGEMENTS. (i) Neither the Borrower nor any ERISA Affiliate has made any promises of retirement or other benefits to employees or former employees (A) except as set forth in any Plan or Benefit Arrangement, (B) except for such promises under unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of management of highly compensated employees, which in the aggregate are not material in amount of (C) except for any other promises which in the aggregate are not material in amount.

        (ii) Each Plan and Benefit Arrangement has been maintained and administered in all material respects in compliance with ERISA and the Internal Revenue Code and all rules, orders and regulations issued thereunder.

        (iii) The Internal Revenue Service has determined that each Plan and Benefit Arrangement which constitutes an employee pension benefit plan as defined in Section 3(2) of ERISA and which is intended to qualify under Section 401(a) of the Internal Revenue Code so qualifies under Section 401(a) of the Internal Revenue Code, and that the trusts related thereto are exempt from tax under the provisions of Section 501(a) of the Internal Revenue Code. Nothing has occurred with respect to any such Plan or Benefit Arrangement or to the related trusts since the date of the most recent favorable determination letter issued by the Internal Revenue Service which has affected or may reasonably be expected to affect adversely such qualification or exemption.

        (iv) The Borrower and each ERISA Affiliate have complied fully in all material respects with their respective obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and Money Purchase Plan. Neither the Borrower nor any ERISA Affiliate has sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code or has applied for an extension of any amortization period under Section 412 of the Code with respect to any Plan or Money Purchase Plan. Neither the Borrower nor any ERISA Affiliate has failed to make any contribution or payment to any Plan which has resulted or may reasonably be expected to result in the imposition of an Encumbrance under ERISA or the Internal Revenue Code against the property or rights to property of the Borrower or any ERISA Affiliate.

        (v) No Unfunded Benefit Liabilities exist with respect to any Plans, and no Unfunded Benefit Liabilities would exist with respect to any Plan if such Plan were terminated immediately.

        (vi)    No Reportable Event (other than a Reportable Event described in
Section 4043(b) of ERISA or in PBGC Regulation Section 2615.23) has occurred with respect to any Plan.

        (vii) No Termination Event has occurred or is reasonably anticipated to occur with respect to any Plan which has resulted in or which will result in the incurrence by the Borrower or any ERISA Affiliate of any liability to the PBGC under Title IV of ERISA which has not been discharged or satisfied. No such Termination Event is reasonably anticipated to occur which will result in an Encumbrance in favor of the PBGC against the property or rights to property of the Borrower or any ERISA Affiliate.

          (viii) Neither the Borrower nor any ERISA Affiliate which is a "party in interest" (as that term is defined in Section 3(14) of ERISA) or a "disqualified person" (as that term is defined in Section 4975 of the Internal Revenue Code) with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA), has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any such employee benefit plan which will subject the Borrower of such ERISA Affiliate to the tax or penalty imposed under Section 502(i) of ERISA and Section 4975 of the Internal Revenue Code.

          (ix) Neither the Borrower nor any ERISA Affiliate currently contributes to, or is obligated to contribute to, or is a member of, any Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan.

          (x) The Borrower and each ERISA Affiliate has complied in all material respects with all requirements of Sections 10001 and 10002 of the Consolidated Omnibus Budget Reconciliation Act of 1985 (Public Law No. 99-272); Title I, Subtitle B, Part 6 of ERISA; and Section 4980B of the Internal Revenue Code.

          (xi) Neither the Borrower nor any ERISA Affiliate has entered into any transaction described in Section 4069(a) of ERISA.

          (xii) No Benefit Arrangement provides postretirement welfare benefits of any type which will have a material adverse effect on the financial condition of the Borrower and the ERISA Affiliates taken as a whole and which will be required to be accounted for in the income statement, balance sheet and footnotes of the financial report of the Borrower or any ERISA Affiliate in the manner described in the Financial Accounting Standards Board, Proposed Statement of Financial Accounting Standards, EMPLOYER'S ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSIONS, if the same were effective for the current Fiscal Year of the Borrower or any ERISA Affiliate.

3.19 ENVIRONMENTAL MATTERS. Other than as set forth in SCHEDULE 3.19, the Borrower has no knowledge of any Environmental Claim nor has received any notice of any Environmental Claim, and no proceeding has been instituted raising any Environmental Claim against the Borrower or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the Environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in Schedule 3.19.

          (i) the Borrower has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Law or damage to the Environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or to other assets or their use, except in each case, as such could not reasonably be expected to result in a Material Adverse Change;

     (ii) neither the Borrower or any of its Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries nor has disposed of any Hazardous Substance in a manner contrary to any Environmental Law in each case in any manner that could reasonably be expected to result in a Material Adverse Change; and

     (iii) all buildings on all real properties now owned, leased or operated by the Borrower or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Change.

3.20 MARGIN STOCK. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as applicable).

3.21 COMPLIANCE WITH COVENANTS. The Borrower is in compliance with each of the covenants set out in Article 4 and 5 of this Agreement.

3.22  NO DEFAULT. No Event of Default or Default has occurred.

3.23 DEBT DEFAULT. Except as disclosed in SCHEDULE 3.23, neither the Borrower nor any of its Subsidiaries is in default or breach under any instrument evidencing any Indebtedness in an aggregate principal amount greater than Cdn.$5,000,000 (or its US Dollar equivalent) or under the terms of any instrument pursuant to which an instrument evidencing any Indebtedness in an aggregate principal amount greater than Cdn.$5,000,000 (or its US Dollar equivalent) has been issued or made and delivered.

3.24 NO DEFAULT CAUSED. Neither the execution nor the delivery of this Agreement or any other Loan Document, the consummation of the transactions contemplated in this Agreement or any other Loan Document, nor compliance with the terms, conditions and provisions in this Agreement or any other Loan Document conflicts with, or will conflict with, or results or will result in, any breach of, or constitutes a default under any provisions of articles of incorporation or by-laws of the Borrower or of any Material Contract, Material License or any of the leases for any of the Significant U.S. Leased Properties to which it is a party or by which it is, or any of its property or assets are, bound, or, results or will result in the creation or imposition of any Encumbrance upon any of its properties or assets (other than Permitted Liens) or the contravention of any Applicable Law. All necessary approvals from the other parties to the Material Contracts, Material Licenses and for the leases for the Significant U.S. Lease Properties have been obtained so as to allow the Borrower to bind itself in accordance with the terms and conditions of the Loan Documents.

3.25 BURDENSOME PROVISIONS, ETC. To the best of its knowledge, the Borrower is not a party to any agreement or instrument or subject to any corporate restriction or any judgement, order, writ, injunction, decree, award, rule or regulation which has caused, or is reasonably likely to have cause, a Material Adverse Change.

3.26 ENCUMBRANCES. The Security Documents create in favor of the Security Agents for and on behalf of the Bank, the Administration Agent, the Canadian Lenders and the Noteholders valid, binding and perfected (when registered) Encumbrances on all right, title and interest in all of the Collateral which is the subject matter of the Security Documents and those Encumbrances have first priority for all purposes over any other Encumbrances on the Collateral, except for Permitted Priority Liens.

3.27 PROPERTY DESCRIPTIONS. The Security Documents to which it is a party, including their attached schedules (if any), contain accurate descriptions of all of its material assets and the Security Documents to which each Guarantor is a party, including their attached schedules (if any), contain accurate descriptions of all material assets of the Guarantor party thereto.

3.28 CONTRACTS AFFECTED BY CHANGE OF CONTROL. The Borrower is not bound by any material contract or commitment which requires prior approval of any transfer of the shares of any Person which are pledged to a Security Agent for and on behalf of the Bank, the Administration Agent, the Canadian Lenders and the Noteholders pursuant to the Security Documents.

3.29      MATERIAL CONTRACTS AND MATERIAL LICENSES.

          (i) SCHEDULE 3.29-1 accurately sets out all Material Contracts of the Borrower and its Subsidiaries and SCHEDULE 3.29-2 accurately sets out all Material Licenses of the Borrower and its Subsidiaries.

          (ii) A true and complete certified copy of each Material Contract and Material License has been delivered to the Bank and each Material Contract and Material License is in full force and effect, unamended except as permitted under this Agreement.

          (iii) No event has occurred and is continuing caused by any member of the Restricted Group or, to the best of Borrower's knowledge, caused by any other party to a Material Contract or Material License which would constitute a material breach of or a default under any Material Contract or Material License.

          (iv) Each Material Contract to which the Borrower is a party is binding upon it and, to its knowledge, is a binding agreement of each other Person who is a party to the Material Contract, in each case enforceable in accordance with its terms, subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          (v) The Borrower has not made any prepayments to or received any prepayments from third parties under any Material Contract out of the ordinary course of its business.

3.30 JURISDICTIONS. The jurisdictions in which the Borrower and each of its Subsidiaries carries on business and has assets are accurately set forth in
SCHEDULE 3.30. The registered office, principal place of business and chief executive office and the location where its and each of its Subsidiaries' records are kept, is specified in SCHEDULE 3.30. Its jurisdiction of incorporation and the jurisdiction of incorporation of each of its Subsidiaries is accurately set forth in SCHEDULE 3.30.

3.31 BANK ACCOUNTS. SCHEDULE 3.31 accurately sets out each bank account maintained by the Borrower and each of its Subsidiaries and accurately sets forth the institution and location where each such account is maintained. Each such account is either maintained with the Administration Agent or the Bank or is the subject of a Blocked Account Agreement or if it does not meet the foregoing criteria contains less than Cdn.$150,000 (or its U.S. Dollar equivalent) and less than Cdn.$600,000 (or its U.S. Dollar equivalent) in the aggregate for all such accounts.

3.32 INTERCORPORATE INDEBTEDNESS. SCHEDULE 3.32 accurately describes each inter-company loan between the Borrower and any of its Subsidiaries or between any of its Subsidiaries and in each case sets forth the principal amount of each such inter-company loan together with the interest rate it bears and the term of each such inter-company loan.

3.33 COMPUTER SYSTEMS. The Borrower makes commercially reasonable efforts to ensure that all computer systems used in its businesses and material to its business, owned or leased by it including hardware and software, are, free from viruses and disabling codes and devices, and it continues to take all steps and implement all procedures necessary to ensure that those systems are free from viruses and disabling codes and shall remain so. The Borrower has in place appropriate disaster recovery plans, procedures and facilities and has taken all steps and implemented all procedures necessary to safeguard and restrict unauthorized access to its computer systems.

3.34 LICENSES, AGENCY AND DISTRIBUTION AGREEMENTS. SCHEDULE 3.34, as amended by written notice by the Borrower to the Bank from time to time, accurately lists all material agreements to which it is a party or by which it is bound under which the right to manufacture, use or market any product, service, technology, information, data, computer hardware or software or other property has been granted, licensed or otherwise provided to it or by it to any other Person, or under which it has been appointed or any Person has been appointed by it as an agent, distributor, licensee or franchisee for any of the foregoing. None of the agreements listed in SCHEDULE 3.34 grants to any Person any authority to incur any liability or obligation to enter into any agreement on behalf of the Borrower.

3.35 FULL DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to the Bank by or on behalf of the Borrower pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially and adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrower which has not been set forth in this Agreement or in the other documents, certificates and statements (financial or otherwise) furnished to the Bank by or on behalf of the Borrower prior to or on the Restatement Closing Date in connection with the transactions contemplated hereby.

ARTICLE 4. AFFIRMATIVE COVENANTS

           From the Restatement Closing Date and thereafter until the last to occur of (i) the termination of the Revolving Credit Commitment and (ii) the payment in full of the Revolving Credit Note and the other Obligations of the Borrower hereunder, the Borrower agrees, for the benefit of the Bank, that it will comply with each of the following affirmative covenants;

4.1 USE OF PROCEEDS. Proceeds of the Loans shall be used by the Borrower only for general working capital and for general corporate purposes.

4.2 DELIVERY OF FINANCIAL STATEMENTS AND OTHER INFORMATION. During the term hereof, the Borrower shall deliver or cause to be delivered to the Bank the following financial statements and other information:

4.2a       ANNUAL REPORTS. As soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, the Borrower shall deliver to the Bank an unaudited Consolidated balance sheet as of the end of such Fiscal Year and the related Consolidated statements of operations and cash flows for such Fiscal Year, each of which shall be prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous Fiscal Year, when available, all presenting fairly the financial condition of the Borrower in such reasonable detail as the Bank may request from time to time. Such financial statements are relied upon to compile the Consolidated audited financial statements of Co-Steel which will receive an unqualified opinion of PriceWaterhouseCoopers, LLP, or other accounting firm acceptable to the Bank.

4.2b       QUARTERLY REPORTS. As soon as available and in any event within 45 days after the end of the first the Fiscal Quarters of the Borrower for each Fiscal Year, the Borrower shall deliver to the Bank (i) an unaudited Consolidated balance sheet as of the end of such Fiscal Quarter and (ii) the related unaudited Consolidated statements of operations and cash flows for such month and for the period beginning on the first day of the current Fiscal Year through the last day of the Fiscal Quarter for which such financial statements are being delivered, each of which shall be prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the month in the prior Fiscal Year, when available, which corresponds to the month for which the statements are being delivered, all presenting fairly the financial condition of the Borrower in such reasonable detail as the Bank may request from time to time and certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Borrower.

4.2c       COMPLIANCE CERTIFICATE. Simultaneously with the delivery of the financial statements referred to in Sections 4.2a and 4.2b, the Borrower shall deliver to the Bank a completed Compliance Certificate substantially in the form of EXHIBIT "B-1", executed by an Authorized Officer, and containing such additional information as the Bank may request from time to time, (i) stating that the financial statements being delivered with such Compliance Certificate are true, complete and correct and (ii) stating (A) whether any Default or Event of Default exists on the date of such certificate, (B) whether any Material Adverse Change has occurred since the date of the previously delivered Compliance Certificate,
(C) whether any event has occurred since the date of the previously delivered Compliance Certificate which the Borrower believes is likely to result in a Material Adverse Change; and (D) if any Default or Event of Default, or any Material Adverse Change has occurred during the Fiscal Quarter or Fiscal Year to which the Compliance Certificate relates or is in existence, setting forth the details thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto.

4.2d    OTHER REPORTS, INFORMATION AND NOTICES. The Borrower will deliver or cause to be delivered to the Bank, within the time periods set forth below, the following other reports, information and notices:

        (i) AUDITOR'S REPORTS. As soon as practicable after they have become available, copies of all other reports and management letters submitted to the Borrower by its accountants in connection with any annual or interim audit of the books of the Borrower made by such accountants.

        (ii) NOTICE OF DEFAULTS AND MATERIAL ADVERSE CHANGES. Promptly after any officer of the Borrower has learned of the occurrence or existence of a Default or Event of Default, or of an event or set of circumstances which has caused or which may cause a Material Adverse Change, telephone notice thereof specifying the details thereof, the anticipated effect thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto, which notice shall be promptly confirmed in writing within five days by the president, any vice president or the chief financial officer of the Borrower.

        (iii) NOTICE OF LITIGATION. (A) Promptly after the commencement thereof, written notice of any action, suit, proceeding or investigation before any Governmental Authority, court or arbitrator, affecting the Borrower, except for actions, suits, proceedings and investigations which, if adversely determined, would not and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (B) promptly after any Authorized Officer has notice thereof, written notice of any decision, ruling, judgment, appeal, reversal or other significant action in connection with any existing action, suit, proceeding or investigation before any Governmental Authority, court or arbitrator affecting the Borrower, which would or could reasonably be expected to result in a Material Adverse Change.

        (iv) ORDERS, ETC. Promptly after receipt thereof, a copy of any material order, writ, decree, judgment, decision or injunction issued by any Governmental Authority in any material proceeding, action, suit or investigation to which any member of the Restricted Group is a party that could be reasonably be expected to result in a Material Adverse Change.

     (V)  ERISA REPORTS

          (A) As soon as possible, and in any event not later than the date notice is sent to the PBGC, notice of any Reportable Event regarding any Plan and an explanation of any action which has been or which is proposed to be taken with respect thereto;

          (B) concurrent with the filing thereof, a copy of any request to the United States Secretary of the Treasury for a waiver or variance of the minimum funding standards of Section 302 of ERISA and Section 412 of the Internal Revenue Code with respect to any Plan or Money Purchase Plan;


          (C) as soon as possible, but in no event later than 60 days after an officer of the Borrower becomes aware of unfunded accumulated benefit obligations for any Plan, as determined in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 87, EMPLOYER'S ACCOUNTING FOR PENSIONS, (or any superceding statement thereto), written notice of the occurrence of such event;

          (D) upon the request of the Bank, copies of each annual report (Form 5500 Series) with accompanying schedules filed with respect to any Plan or Money Purchase Plan;

          (E) Promptly after receipt thereof, a copy of any notice which the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Money Purchase Plan, or to appoint a trustee to administer any Plan or Money Purchase Plan, or to assert any liability under Title IV of ERISA against the Borrower or any ERISA Affiliate;

          (F) a copy of any notice of assessment of Withdrawal Liability received by the Borrower or any ERISA Affiliate from any Multiemployer Plan;

          (G) as soon as possible, and in no event later than the date notification is sent to the PBGC, notice of the failure by the Borrower of any ERISA Affiliate to make a required installment or other payment under Section 302 of ERISA and Section 412 of the Internal Revenue Code;

          (H) concurrent with the filing thereof, a copy of any Notice of Intent to Terminate any Plan filed under Section 4041(c) of ERISA; and

          (I) promptly after receipt thereof, but without any obligation or responsibility to secure the same, copies of any calculations of estimated Unfunded Benefit Liabilities (or, if applicable, the portions of any estimated Unfunded Benefit Liabilities that would be allocated to the Borrower or any ERISA Affiliate under Sections 4063 and 4064 or Section 4062(e) of ERISA) for any Plans.

          (vi) NOTICE OF ENVIRONMENTAL CLAIMS. Promptly after receipt thereof, the Borrower shall deliver to the Bank a copy of any material Environmental Claim.

          (vii) CO-STEEL NOTICES. Promptly upon availability and in any event within 45 days after the end of each Co-Steel Fiscal Quarter occurring after the Restatement Closing Date, deliver Co-Steel's unaudited Special Purpose Financial Statements, and Co-Steel's unaudited financial statements (including a balance sheet and statements of profit and loss and cash flow) for such quarterly fiscal period certified by the chief financial officer of Co-Steel, prepared on a consolidated basis in accordance with Canadian GAAP, subject to audit, and setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal quarter, all in reasonable detail and accompanied by a management discussion and analysis, together with the Co-Steel Compliance Certificate.

          (viii) EXCESS REVOLVER PAYDOWN. The Borrower shall deliver to the Bank and the Managing Security Agent, on or before the fifth Business Day following the end of each of its fiscal quarters, a certificate of a senior officer of Co-Steel or the Borrower setting forth a calculation of the amount by which the outstanding amount of the sum of (x) the Co-Steel Advances and (y) the Equivalent Amount in Canadian Dollars of the principal amount advanced hereunder and the Sayreville Credit Facility is less than the result of (a) the sum of (x) the Commitments as defined under the Canadian Bank Credit Agreement and (y) the Equivalent Amount in Canadian Dollars of all commitments hereunder and the Sayreville Credit Facility at such time minus, (b) Cdn.$50,000,000.

4.2e      ADDITIONAL INFORMATION VISITATION. The Borrower shall deliver to the
Bank such additional financial statements, reports, financial projections and other information, whether or not financial in nature, as the Bank may reasonably request from time to time. The Borrower will permit the Bank and the Bank's designated employees and agents to have access, at any time and from time to time, upon reasonable notice and during normal business hours, to visit any of the properties of the Borrower, to examine and make copies of any of its books of record and account and such reports and returns as the Borrower may file with any Governmental Authority and discuss the Borrower's affairs and accounts with, and be advised about them by, any Authorized Officer and the Borrower's certified public accountants.

4.3 PRESERVATION OF EXISTENCE: QUALIFICATION. At its own cost and expense, the Borrower will do all things necessary to preserve and keep in full force and effect its corporate existence, power, authority and qualification under the laws of the state of its incorporation and each state where, due to the nature of its activities or the ownership of its properties, qualification to do business is required.

4.4 COMPLIANCE WITH LAWS AND CONTRACTS. The Borrower shall be in material compliance with its articles of incorporation and by-laws and all applicable Governmental Rules (including, but not limited to, Environmental Laws); and the Borrower shall obtain and maintain in good standing all material licenses, permits and approvals from any and all Governmental Authorities in respect of its operations. The Borrower shall comply with all material provisions of each material contract and agreement to which the Borrower is a party.

4.5 ACCOUNTING SYSTEM; BOOKS AND RECORDS. The Borrower shall maintain a system of accounting established and administered in accordance with GAAP consistently applied and will set aside on its books all such proper reserves as shall be required by GAAP. Further, the Borrower will maintain proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all of its properties and assets and its dealings and business affairs.

4.6 PAYMENT OF TAXES AND OTHER LIABILITIES. The Borrower shall promptly pay and discharge all obligations, accounts and liabilities to which it is subject, including but not limited to all taxes, assessments and governmental charges and levies upon it or upon any of its income, profits, or property, prior to the date on which penalties attach thereto; PROVIDED, HOWEVER, that for purposes of this Agreement, the Borrower shall not be required to pay any tax, assessment, charge or levy (i) the payment of which is being contested in good faith by appropriate and lawful proceedings diligently conducted and (ii) as to which the Borrower shall have set aside on its books reserves for such claims as are determined to be adequate by the application of GAAP consistently applied; and PROVIDED, FURTHER, that the Borrower shall pay all such contested liabilities forthwith upon the commencement of proceedings to foreclose any Encumbrance which may have attached as security therefor.

4.7 INSURANCE. The Borrower shall maintain at all times adequate insurance to the satisfaction of the Bank with financially sound and reputable insurers acceptable to the Bank against such risks of loss as are customarily insured against and in amounts customarily carried by Persons owing, leasing or operating similar properties, including, but not limited to: (i) fire and theft and extended coverage insurance in an amount at least equal to the total full replacement cost of its insurable property, (including boiler coverage, if applicable); (ii) liability insurance on account of injury to persons or property; (iii) insurance which complies with all applicable workers' compensation, unemployment and similar laws; (iv) interruption of the Borrower's business and loss of income; (v) flood insurance, at any time when any real property of the Borrower on which the Bank has a mortgage, or is a beneficiary of the Encumbrance of a Mortgage, is designated to be in an area of special flood hazard; and (vi) such other insurance as the Bank may reasonably request from time to time, all of the foregoing to be acceptable to the Bank at all times during the term hereof. The Borrower shall cause all such insurance to provide for at least thirty (30) days written notice to the Bank prior to cancellation and the Borrower shall cause an original certificate of insurance to be delivered to the Bank prior to the first extension of credit under this Agreement and no later than thirty (30) days prior to the expiration of any such insurance coverage. On or prior to the Restatement Closing Date and thereafter within ninety (90) days of the close of each Fiscal Year, the Borrower shall deliver to the Bank a schedule indicating all insurance coverage then in effect for the Borrower, in such detail as the Bank may reasonably request from time to time, along with evidence satisfactory to the Bank showing that the applicable Security Agent is the named mortgagee and loss payee for the insurance described in this Section 4.7 pursuant to standard long-form mortgagee and loss payee clauses.

4.8 MAINTENANCE OF PROPERTIES. The Borrower shall maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly and advantageously conducted at all times.

4.9 MAINTENANCE OF LEASES. The Borrower shall maintain in full force and effect all leases for its real properties, and all other leases for personal property if the failure to maintain such personal property lease would constitute a Material Adverse Change.

4.10      MAINTENANCE OF PATENTS, TRADEMARKS, PERMITS, ETC.

          (i) The Borrower shall maintain in full force and effect, and investigate and prosecute all infringements of, all patents, trademarks, trade names, copyrights and other intellectual property and all licenses, franchises, permits and other authorizations necessary in the judgment of the Borrower for the ownership and operation of its properties and business for so long as the applicable intellectual property rights remain material to its business.

          (ii) The Borrower shall notify the Bank if the Borrower knows, or has reason to know, of any application or registration, relating to any patent or trade mark material to its business that may expire, become abandoned or dedicated to the public domain, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian or U.S.A. Patent and Trade Mark Offices or any court or tribunal in any other country) regarding its ownership of any material Intellectual Property Right or its right to register the same or to keep and maintain the same; and

          (iii) The Borrower shall report to the Bank any application for the registration of any trade mark material to its business with the Canadian or U.S.A. Trade Mark Office and any application for any patent material to its business with the Canadian or U.S.A. Patent Office, in each case with 30 days after the last day of the fiscal quarter in which any application occurs (whether the application is made by itself or through any agent, employee, licensee or designee).

4.11 BANK ACCOUNTS. The Borrower shall maintain its principal operating, cash management and disbursement accounts with the Bank.

4.12 PLANS AND BENEFIT ARRANGEMENTS. The Borrower shall, and shall cause each ERISA Affiliate to, comply with ERISA, the Internal Revenue Code and all other applicable Governmental Rules which are applicable to Plans and Benefit Arrangements, except where the failure to do so, alone or in conjunction with any other failure, would not result in a Material Adverse Change.

4.13      ENVIRONMENTAL MATTERS AND INDEMNIFICATION.

          (i) The Borrower shall be in material compliance with all Environmental Laws.

          (ii) The Borrower shall employ appropriate technology in order to maintain compliance with all applicable Environmental Laws, including without limitation the replacement or updating, if required, of underground or aboveground storage tanks owned by the Borrower.

          (iii) The Borrower shall investigate and remediate any Contamination in compliance with Governmental Rules and shall inform the Bank in writing from time to time as to the status of any such remediation.

          (iv) Notwithstanding the covenants set forth in clauses (i), (ii) and (iii) of this Section 4.13, so long the Borrower is diligently proceeding to remedy any non-compliance or possible non-compliance with Environmental Laws set forth on SCHEDULE 3.19 attached hereto, and such conditions or events do not develop into a Material Adverse Change over time, the existence of such conditions set forth on such SCHEDULE 3.19 shall not consist a violation of this
Section 4.13.

4.14 RECIPROCAL GUARANTEES. The Borrower shall require any and all Persons, which on or after the Restatement Closing Date, become additional Canadian Bank Guarantee Entities and Prudential Guarantee Entities to execute and deliver a Related Parties Guarantee to the Bank effective as of the effective date of any such additional Canadian Bank Guarantee or Prudential Guarantee.

4.15 AGENCY AGREEMENT. In the event that it becomes desirable or necessary to appoint an agent for the Lenders in the sole and absolute discretion of the Bank, the Borrower shall promptly, but in no event later than ten (10) days of receipt of an agreement to appoint an agent for the Lenders, execute, deliver and otherwise consent to the appointment of an agent for the Lenders; and/or the Borrower shall execute and deliver such amendment to this Agreement as the Bank may reasonably request to accommodate the existence of multiple Lender hereunder.

4.16 BUSINESS. The Borrower shall, and shall cause each of its Subsidiaries, to conduct and operate a business substantially of the same nature as that engaged in by it or any Subsidiary, as applicable, on the Restatement Closing Date; and the Borrower shall conduct, and shall cause its Subsidiaries, to conduct their respective businesses in a proper, efficient and business-like manner.

4.17 INVENTORY. The Borrower shall maintain contractual relationships, in form and substance satisfactory to the Bank, to ensure that the title to all Inventory located on Leased Properties located in the United States (with the exception of the Borrowers principal facility in Perth Amboy, New Jersey) is held in the name of USA Distribution.

4.18      [RESERVED]

4.19 MATERIAL CONTRACTS AND MATERIAL LICENSES. The Borrower shall, and shall cause each Guarantor, to:

          (i) perform all of its duties and obligations under, comply with all the terms of, and enforce its rights under, the Material Contracts and Material Licenses all in accordance with prudent business practice;

          (ii) deliver to the Bank true and complete copies of each Material Contract or Material License and each other contract which has been requested by the Bank, and, if requested by the Bank, execute and deliver to the Bank a specific assignment of each contract in favor of the Bank and use reasonable commercial efforts to obtain the consent to assignment of the other party or parties to each Material Contract or Material License in a form acceptable to the Bank;

          (iii) promptly upon request by the Bank, provide the Bank with all information regarding contractual relations of the Borrower of a material nature which is requested by the Bank; and

          (iv) use reasonable commercial efforts to obtain and deliver to the Bank the consent of any party that the Bank requests with respect to the Encumbrance on any Material Contract or Material License in favor of the Bank, such consent to be in form and substance acceptable to the Bank.

4.20 JURISDICTIONS. The Borrower shall advise the Bank of any change in the location at which the Borrower's or any of its Subsidiaries' assets may be located from the location disclosed on SCHEDULE 3.30 and any additional jurisdictions in which it is carrying on business of a material nature or any change in the jurisdiction of incorporation of it or any of its Subsidiaries.

4.21 COMPUTER SYSTEMS. The Borrower shall take commercially reasonable steps to ensure, so far as reasonably possible, that all computer systems used in its business and material to its business and owned or leased by it, including hardware and software, remain free from viruses and disabling codes and devices and shall maintain in place appropriate disaster recovery plans, procedures and facilities and to take steps and implement all procedures necessary to safeguard and restrict unauthorized access to its computer systems.

4.22 DEFENSE OF CLAIMS. The Borrower shall diligently defend itself and its properties from and against any lawsuits or claims in accordance with prudent business practice.

4.23 ADDITIONAL COVENANTS. The Borrower shall promptly notify the Bank if at any time it has entered into any new instrument or agreement or has amended an existing instrument or agreement relating to any Indebtedness in an aggregate principal amount greater than Cdn.$5,000,000 (or its US Dollar equivalent) to include covenants or defaults (or their equivalent) not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder that those provided for in this Agreement. Thereupon, if the Bank shall request, the parties to this Agreement shall amend this agreement to provide for substantially the same covenants and defaults (or their equivalent) as those provided for in such instrument or agreement.

ARTICLE 5. NEGATIVE COVENANTS

           From the Restatement Closing Date and thereafter until the last to occur of (i) the termination of the Revolving Credit Commitment and (ii) the payment in full of the Revolving Credit Note and the other Obligations of the Borrower hereunder, the Borrower agrees, for the benefit of the Bank, that it will comply with each of the following negative covenants:

5.1 INDEBTEDNESS. The Borrower shall not create, incur, assume, cause, permit or suffer to exist or remain outstanding, any Indebtedness, except for:

           (i)     Indebtedness owed by the Borrower to the Bank;

           (ii) Indebtedness in existence as of the March 31, 2002 as set forth on consolidated unaudited Consolidated financial statements of the Borrower as of March 31, 2002 previously delivered to the Bank;

           (iii) Indebtedness incurred by the Borrower under the Canadian Bank Guarantee;

           (iv) Indebtedness incurred by the Borrower under the Prudential Guarantee;

           (v) unsecured accounts payable and accrued liabilities owed to Persons other than an Affiliate which are incurred in the normal course of business and accrued and unfunded pension benefits;

           (vi)    deferred revenue classified as a liability;

           (vii)   deferred taxes;

           (viii) unsecured Indebtedness arising under one or more outstanding judgements being appealed in good faith (except where their existence would give rise to an Event of Default);

           (ix) Capitalized Lease Obligations and Indebtedness secured by purchase money security interests in an aggregate amount outstanding at any time not greater than Cdn.$5,000,000 (or its US Dollar equivalent);

           (x) any unsecured Indebtedness as endorsee under negotiable instruments received in payment of accounts receivable and endorsed for deposit in the ordinary course of business;

           (xi) unsecured indemnities incurred in the ordinary course of business; and

           (xii)   Indebtedness pursuant to Permitted Intercompany Indebtedness.

5.2 GUARANTEES. The Borrower shall not enter into any Guarantees, except for endorsements of negotiable instruments for deposit and collection and similar transactions in the ordinary course of business and, EXCEPT FURTHER for any Canadian Bank Guarantee executed under and pursuant to the terms of the Canadian Bank Credit Agreement on the Restatement Closing Date and any Prudential Note Guarantee executed and delivered in connection with the Prudential Note Purchase Agreements on the Restatement Closing Date.

5.3 NEGATIVE PLEDGE. Except for Permitted Liens, the Borrower shall not create, assume, incur, permit or suffer to exist any Encumbrance upon any of its assets and properties, whether tangible or intangible and whether now owned or in existence or hereafter acquired or created and wherever located.

5.4 OTHER INDEBTEDNESS AND AGREEMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any amendment or modification to any indenture, note or other agreement evidencing or governing any of its Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire any other indebtedness in advance of Indebtedness outstanding under this Agreement.

5.5 SALE OF ASSETS. Other than Permitted Asset Sales, or sales pursuant to the Asset Monetization Program, the Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, transfer, assign or otherwise dispose of any of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible (including, without limitation, shares of stock and indebtedness of its Subsidiaries, receivables and leasehold interests), whether in one or a series of transactions, except on terms and conditions approved by the Bank (each such asset sale so approved an "Approved Asset Sale").

5.6 SALE AND LEASEBACK TRANSACTIONS. Unless permitted by the Asset Monetization Program, the Borrower shall not, and shall not permit any of its Subsidiaries to, become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property is owned on the date of this Agreement or thereafter acquired by it or any of its Affiliates and has been or is to be sold or transferred to any other Person and was, is or shall be used by it or any of its Affiliates for substantially the same purpose as such property was used by it or such Affiliate prior to such sale or transfer.

5.7 LOANS, INVESTMENTS, ETC. Except as otherwise expressly permitted by Sections 5.1 or 5.8 hereof, the Borrower shall not, and shall not permit any of its Subsidiaries to,:

          (i) directly or indirectly make any loan or advance to, or make any investment in the debt obligations of, or guarantee, or otherwise undertake to perform or warrant or ensure performance of any Indebtedness or obligation of, or enter into any agreement that has the effect of assuming the payment or performance of any Indebtedness or obligation of, any Person in each case other than to another member of the Restricted Group; or

          (ii) directly or indirectly subordinate or postpone any claim which it has against any Person, except (x) the extension of credit in the ordinary course of business to trade debtors in accordance with customary trade terms or (y) pursuant to a Subordination Agreement.

5.8 INVESTMENTS. Except as expressly permitted by Section 5.7, the Borrower shall not at any time purchase, acquire or own any stock, bonds, notes, or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or become a joint venture partner in any joint venture, or agree, become or remain liable to do any of the foregoing, except for:

          (i) debt securities having a maturity of not more than one year issued or guaranteed by the United States government or by an agency or instrumentality thereof;

          (ii) certificates of deposit, bankers acceptances and time deposits, which in each case mature within one year from the date of purchase thereof and which are issued by a Qualified Bank;

          (iii) commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Borrower either (A) is accorded the highest rating by Standard and Poor's Rating Group, a division of McGraw Hill, Inc. or Moody's Investors Service, Inc. or (B) is issued by the Bank or an Affiliate of the Bank;

          (iv) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in each case maturing in twelve (12) months or less from the date of acquisition;

          (v) ownership of the capital stock of Subsidiaries existing on the Restatement Closing Date; and

          (vi) money market funds or income funds with a history of maintaining a stable net asset value per share that invest solely securities described in clauses (i), (ii), (iii) or (iv) of this Section 5.8.

5.9 AFFILIATE TRANSACTIONS. The Borrower shall not enter into or carry out any transaction with an Affiliate (including, without limitation, purchasing property or service from or selling property or services to, any Affiliate or other Person) unless such transaction (i) is not otherwise prohibited by this Agreement, (ii) is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions, or (iii) is in accordance with all applicable Governmental Rules.

5.10 USE OF PROCEEDS. The Borrower shall not use any proceeds of the Loans or any Letter of Credit either directly or indirectly for the purpose of "purchasing or carrying any margin stock" within the meaning of Regulations T, U or X, as applicable.

5.11 CHANGE OF BUSINESS. The Borrower shall not engage directly or indirectly in any business other than the production and sale of finished and semi-finished carbon steel long products.

5.12 ERISA. The Borrower shall not:

     (i) (A) With respect to any Plan or Money Purchase Plan, incur any material liability for failure to make timely payment of any contribution or installment required under Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, or otherwise materially fail to comply with the funding provisions set forth therein, (B) with respect to any Plan or Money Purchase Plan, suffer to exist any Encumbrance under Section 302(f) of ERISA or
Section 412(n) of the Internal Revenue Code against the property and rights to property of the Borrower or any ERISA Affiliate or (C) terminate, or permit any ERISA Affiliate to terminate, any Plan or Money Purchase Plan in a manner which could reasonably be expected to result in the imposition of an Encumbrance upon the property or rights to property of the Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA;

     (ii) Engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) for which a statutory or administrative exemption is not available under Section 408 of ERISA or Section 4975 of the Internal Revenue Code; or

     (iii) Partially or completely withdraw from any Multiemployer Plan where such withdrawal could reasonably be expected to subject the Borrower or any ERISA Affiliate to Withdrawal Liability.

5.13 MATERIAL CONTRACTS AND MATERIAL LICENSES. The Borrower shall not, and shall not permit any Guarantor, to:

     (i) allow any circumstances to arise which would allow any Material Contract or Material License to lapse or be terminated during its term; provided that, for greater certainty, termination of a Material Contract at the end of its term, in the ordinary course of business, is not prohibited hereby;

     (ii) amend any Material Contract or Material License if such amendment could reasonably be expected to have a material and adverse effect on the Bank or the repayment of the Obligations; or

     (iii) assign any Material Contract or Material License, except for assignment to a Security Agent pursuant to the Security Documents.

5.14 ACQUISITIONS. The Borrower shall not, and shall not permit any Subsidiary to (i) acquire or incorporate any Subsidiary; or (ii) acquire all or a substantial part of, in one or a series of transactions (whether by way of amalgamation (except as otherwise permitted hereby), merger, share purchase, asset purchase or otherwise) the assets, shares or any other equity interests of any Person; provided that the foregoing shall not prevent the Borrower or any Subsidiary receiving equity of an arm's length Person as part of a compromise of such arm's length Person's debt pursuant to a bankruptcy of such Person; and provided further that the foregoing shall not prevent the Borrower or any Subsidiary from acquiring investments permitted by
Section 5.8.

5.15 FUNDAMENTAL CHANGES. The Borrower shall not, and it shall not permit any of its Subsidiaries to, enter into any corporate transaction (or series of transactions), whether by way of reconstruction, arrangement, reorganization, consolidation, amalgamation, merger or otherwise, whereby all or substantially all of its or their undertaking and assets would become the property of any other Person or in the case of any amalgamation, the property of the continuing corporation resulting from the amalgamation. Notwithstanding the foregoing, if at the time of and immediately after giving effect to any amalgamation, no Default or Event of Default shall have occurred:

          (a) any Restricted Subsidiary may amalgamate with any other Restricted Subsidiary; or

          (b) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or another Restricted Subsidiary,

provided that such party provides the Bank with prior notice of any such transaction and upon any amalgamation, the resulting company delivers to the applicable Security Agent the Security Documents to which each predecessor entity was party and an assumption agreement pursuant to which the amalgamated company confirms its assumption of all of the obligations of the amalgamating companies under the Loan Documents to which each predecessor entity was party and such other security, certificates and opinions as may be required by the Bank including, if applicable, a pledge of the amalgamated company's shares.

5.16 ACCOUNTING CHANGES. The Borrower shall not make, and shall not permit any Subsidiary to make, any changes in accounting treatment and reporting practices except as permitted by GAAP and disclosed to the Bank and it shall not change its financial year end.

5.17 HEDGING CONTRACTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in currency trading, convert Loans from one currency into another or enter into any currency or interest rate hedge for speculative reasons.

5.18 INCONSISTENT AGREEMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated by this Agreement by its or their performance of the obligations in connection therewith.

5.19 ANNOUNCEMENTS. Except as required by Applicable Law, the Borrower shall not make or permit any press release or other public announcement to be made by or on its behalf which mentions the Bank without the Bank's prior written approval of the press release or public announcement.


ARTICLE 6. CONDITIONS TO MAKING EXTENSIONS OF CREDIT

6.1 ALL EXTENSIONS OF CREDIT. The obligation of the Bank to make any Revolving Credit Loan, or to amend, extend or renew a Letter of Credit, or to amend and restate the Original Credit Agreement, as applicable, is subject to the satisfaction of each of the following conditions precedent:

6.1a      REQUEST FOR REVOLVING CREDIT LOAN OR LETTER OF CREDIT. Receipt by the
Bank of a request for a Revolving Credit Loan satisfying the conditions of
Section 2.1 or an Application for Letter of Credit, as appropriate.

6.1b      NO DEFAULT OR EVENT OF DEFAULT. The Borrower shall have performed and complied with all agreements and conditions which are required hereby or by any other Loan Document to be performed or complied with by it prior to such Loan being made, or such Letter of Credit being extended, amended or renewed, or the Original Credit Agreement being amended and restated, as applicable; and at the time of such Revolving Credit Loan, or the, amendment, extension or renewal of such Letter of Credit, or the amendment and restatement of the Original Credit Agreement, as applicable, no Default or Event of Default has occurred and is continuing or will result from the making such Revolving Credit Loan, the amendment, extension or renewal of such Letter of Credit or the amendment and restatement of the Original Credit Agreement, as applicable.

6.1c      NO MATERIAL ADVERSE CHANGE. At the time of making such Revolving
Credit Loan, the amendment, extension or renewal of such Letter of Credit, or the amendment and restatement of the Original Credit Agreement, as applicable, no Material Adverse Change has occurred and is continuing.

6.1d      REPRESENTATIONS CORRECT. The representations and warranties contained in Article 3 hereof and in the other Loan Documents and otherwise made in writing by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement shall be (i) correct when made and (ii) correct in all material respects at the time of such Revolving Credit Loan, such amendment, extension or renewal of such Letter of Credit or the amendment and restatement of the Original Credit Agreement, as applicable.

The extension and delivery of this Agreement by the Borrower, each request for a Revolving Credit Loan whether made orally or in writing, and each delivery of an executed Application for Letter of Credit, shall be deemed to be, as of the time made, a certification by the Borrower as to the accuracy of the matters set forth in Section 6.1b, 6.1c and 6.1d.

6.2 CONDITIONS PRECEDENT TO RESTATEMENT CLOSING DATE. The obligation of the Bank to amend and restate the Original Credit Agreement as herein set forth is subject to the satisfaction of each of the following conditions precedent, in addition to the conditions precedent set forth in Section 6.1:

6.2a      CREDIT AGREEMENT. Receipt by the Bank of a fully-executed counter-
part original of this Agreement.

6.2b      SCHEDULES AND EXHIBITS. Receipt by the Bank of all schedules and exhibits to this Agreement and the other Loan Documents prepared by the Borrower, and a determination by the Bank that all exceptions shown on such schedules are satisfactory to it.

6.2c      REVOLVING CREDIT NOTE. Receipt by the Bank of the Revolving Credit
Note in the form of Exhibit "A" attached hereto, executed by the Borrower.

6.2d      CERTAIN OTHER LOAN DOCUMENTS. Receipt by the Bank of the
fully-executed counterpart original of each of the Security Documents to be executed by the Borrower in accordance with Section 8.5 hereof; and receipt by the Bank of fully-executed copies each of the other Security Documents (other than the Related Parties Guarantees and the Standstill Agreement) to be executed and deliver pursuant to Section 8.5 hereof.

6.2e      RELATED PARTIES GUARANTEES. Receipt by the Bank of the fully-executed
Related Parties Guarantees.

6.2f      [RESERVED]

6.2g      INTERCREDITOR AGREEMENT. Receipt by the Bank of a fully-executed counterpart original of the Intercreditor Agreement.

6.2h      HAZARD LIABILITY INSURANCE. Receipt by the Bank of insurance certificates which evidence compliance with the requirements of Sections 3.16 and 4.7.

6.2i      LIEN SEARCHES. Receipt by the Bank of UCC, tax lien and judgment searches concerning the Loan Parties satisfactory to the Bank.

6.2j      CORPORATE DOCUMENTS OF BORROWER. Receipt by the Bank of the following corporate documents for the Borrower:

          (i) a copy of its certificate of incorporation, certified as true and correct by the Secretary of State of the State of New Jersey not more than thirty (30) days prior to the Restatement Closing Date;

          (ii) a good standing certificate issued by the Secretary of State of the State of New Jersey dated not more than thirty (30) days prior to the Restatement Closing Date;

          (iii) resolutions of its board of directors authorizing the execution of the Loan Documents and the performance by the Borrower pursuant thereto, certified by the secretary of the Borrower as being true, correct, complete and in effect as of the Restatement Closing Date and in form and substance satisfactory to the Bank;

          (iv) a copy of its by-laws and all amendments thereto, certified by the secretary of the Borrower as being true, correct, complete and in effect; and

          (v) an incumbency certificate for the Borrower, showing the names of the officers of the Borrower, their respective titles and containing their true signatures.

6.2k      CORPORATE DOCUMENTS OF LOAN PARTIES. Receipt by the Bank of the
following corporate documents for each of the Loan Parties:

          (i) a copy of its certificate of incorporation or other formation documents, certified as true and correct by the Secretary of State (or other applicable governmental official) of the jurisdiction of incorporation or formation of such parties not more than thirty (30) days prior to the Restatement Closing Date;

          (ii) a good standing certificate issued by the Secretary of State (or other applicable governmental official) of the jurisdiction of incorporation or formation of such parties dated not more than thirty (30) days prior to the Restatement Closing Date;

          (iii) resolutions of the board of directors (or other governing body) of the Loan Parties authorizing the execution of the Loan Documents to be executed by the Loan Parties and the performance by the Loan Parties pursuant thereto, certified by the secretary, general partner or member, as the case may be, of the Loan Parties as being true, correct, complete and in effect as of the Restatement Closing Date and in form and substance satisfactory to the Bank;

          (iv) a copy of the by-laws of the Loan Parties and all amendments thereto, certified by the secretary, general partner or member, as the case may be, of each of the Loan Parties as being true, correct, complete and in effect; and

          (v) an incumbency certificate for each of the Loan Parties, showing the names of the officers, general partner or member, as the case may be, of the Loan Parties, their respective titles and containing their true signatures.

6.2l      OPINION OF COUNSEL. Receipt by the Bank of opinions of counsel to the
Borrower and the other Loan Parties, addressed to the Bank and in all respects satisfactory to the Bank.

6.2m NO DEFAULT CERTIFICATES. On the Restatement Closing Date, receipt by the Bank of a certificate executed by an Authorized Officer, stating that, as of such date, no Default or Event of Default exists or will exist after giving effect to the transactions entered into by the Loan Parties under the Loan Documents, no Material Adverse Change has occurred and all representations and warranties made by the Loan Parties in the Agreement and the other Loan Documents are true and correct as of such date.

6.2n     CANADIAN BANK CREDIT AGREEMENT.  Co-Steel shall have completed a refunding of the Existing Canadian Bank Indebtedness pursuant to the closing of the Canadian Bank Credit Agreement on terms consistent with the terms of the commitment letter of the Bank to the Borrower dated February 19, 2002.

6.2o     PRUDENTIAL NOTE PURCHASE AGREEMENTS.  Co-Steel shall have completed an amendment and restatement of the Existing Prudential Indebtedness pursuant to the closing of the Prudential Note Purchase Agreements on terms consistent with the terms of the commitment letter of the Bank to the Borrower dated February 19,2002.

6.2p     MATERIAL LITIGATION.  No actions, suits, proceedings or investigations shall be pending or threatened against the Borrower of the other Loan Parties, or any of their respective businesses, operations, properties, prospects, profits or condition (financial or otherwise), at law or in equity, before any Governmental Authority which, individually or in the aggregate, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or which purport to affect the rights and remedies of the Bank pursuant to this Agreement or any other Loan Document or which purport to restrain or enjoin (either temporarily, preliminarily or permanently) the performance by the Borrower or any of the other Loan Parties of any action contemplated by any of the Loan Documents.

6.2q     EVALUATION OF CERTAIN LIABILITIES.  The Bank shall have completed a satisfactory review and evaluation of the amount and nature of all tax, ERISA, employee retirement benefit, and other contingent liabilities of the Borrower.

6.2r     ADEQUACY OF LEGAL MATTERS.  All legal matters incident to the Loans and the Loan Documents, shall be satisfactory to counsel for the Bank.

6.2s     PAYMENT OF OUTSTANDING INTEREST AND FEES UNDER THE EXISTING CREDIT
AGREEMENTS. Receipt by the Bank of all accrued and unpaid fees, expenses and interest under the Original Credit Agreement.

6.2t     CLOSING STATEMENT.  The Borrower, Co-Steel, the Bank, the
Administration Agent and the Noteholders shall have executed a closing statement which sets forth a statement of the use of proceeds of the March 2002 Significant Share Offering and the payment of other interest, fees and principal repayments due on the Restatement Closing Date.

6.2u     FEES AND EXPENSES.  Receipt by the Bank of all fees and expenses described herein which are payable on or prior to the Closing Date shall have been paid, in immediately available funds.

6.3 AMENDMENT OR EXTENSION OF LETTER OF CREDIT. In addition to the satisfaction of the conditions set forth in Sections 6.1 and 6.2 of this
Article 6, the obligation of the Bank to amend or extend any Letter of Credit hereunder is subject to the satisfaction of the following conditions precedent:

6.3a      REIMBURSEMENT AGREEMENT.  The execution by the Borrower and delivery to the Bank of an amendment to the Reimbursement Agreement as required by the Bank.

6.3b      APPLICATION FOR LETTER OF CREDIT.  The execution by the Borrower and delivery to the Bank of an application for amendment to letter of credit applicable to such Letter of Credit as required by the Bank.

6.4       POST-CLOSING DELIVERIES.

6.4a      ONTARIO REGISTRATIONS.  Ten Business Days following the general resumption of public services in the Province on Ontario the Borrower shall cause to be delivered to the Bank the following:

          (i) Registrations. Evidence of registration of all Security Documents in all offices in the Province of Ontario in which, in the opinion of the Bank and its counsel, registration is necessary or of advantage to preserve the priority of the Encumbrances intended to be created by the Security Documents together with duplicate copies of security instruments bearing or accompanied by appropriate endorsements or certificates of registration with respect to such Security Documents.

          (ii) Searches. Search results showing personal property security registrations, bulk sales and executions with respect to Co-Steel and each Restricted Subsidiary which has tangible personal property or a place of business in the Province of Ontario.

          (iii) Certificate of Status. A currently dated certificate of status for Co-Steel and each of the Related Parties incorporated pursuant to the laws of the Province of Ontario.

          (iv) Opinion of Ontario Counsel. An opinion of counsel respecting customary matters that would have been included in the opinion of Ontario counsel delivered on the Restatement Closing Date but for the public service employee strike in the Province of Ontario, in form and substance satisfactory to the Bank.

          (v) Other. Such further agreements, instruments and other documents as the Bank may reasonably request in respect of customary closing matters not completed because of the public service employee strike in the Province of Ontario.

6.4b      CO-STEEL YEAR END FINANCIALS.  Twenty (20) Business Days following the
Restatement Closing Date the Bank shall have received the annual financial statements of Co-Steel required pursuant to Section 10.04(2)(b) of the Canadian Bank Credit Agreement for the year ended December 31, 2001.

6.4c HUNGARIAN INTER-COMPANY LOANS.

     The Borrower shall cause to be delivered to the Bank or where indicated to a Security Agent, at the option of the Borrower, either the documents specified in section 6.4c(1) (collectively, the "Hungarian Guarantee Documents") or the documents specified in Section 6.4c(2) (collectively, the "Hungarian Loan Reorganization Documents") in accordance with the provisions of Section 6.4c(3).

     (1) Hungarian Guarantee Documents. The Borrower may deliver the following Hungarian Guarantee Documents:

          (i) Guarantee. A guarantee by Co-Steel Liquidity Management of all of the obligations of the Borrower to the Bank, in a form a substance reasonably satisfactory to the Bank which guarantee shall include, without limitation, a pledge of the Hungarian Loan Notes in favor of the U.S. Security Agent (the "Hungarian Guarantee");


          (ii) Constituent Documents and Authorizing Resolutions. Certified copies of the articles of incorporation, by-laws and resolutions (or in each case the Hungarian equivalent) authorizing the actions taken under the Hungarian Guarantee and the incumbency of the officers signing the Hungarian Guarantee.

          (iii) Loan Notes. The original Hungarian Loan Notes delivered to the U.S. Security Agent and duly endorsed in favor of the U.S. Security Agent.

          (iv) Registrations. Evidence of registration of the Hungarian Guarantee in all offices, if any, in which, in the opinion of the Bank and its counsel, registration is necessary or of advantage to preserve the priority of the Encumbrances intended to be created by the Hungarian Guarantee together with duplicate copies of security instruments bearing or accompanied by appropriate endorsements or certificates of registration with respect to the Hungarian Guarantee.

          (v) Regulatory Approvals. Copies of all approvals and all consents of all Governmental Authorities which are required to be obligated by the Borrower or Co-Steel Liquidity Management in order to complete the transactions contemplated by the Hungarian Guarantee and perform its obligations under the Hungarian Guarantee.

          (vi) Opinion of Hungarian Counsel. A legal opinion of Hungarian counsel in form and substance reasonably satisfactory to the Bank in respect of the Hungarian Guarantee.

          (vii) Other. Such further agreements, instruments and other documents as the Bank may reasonably request in respect of the foregoing.

     (2) Hungarian Loan Reorganization Documents. The Borrower may deliver the following Hungarian Loan Reorganization Documents in respect of the transaction described in Schedule 6.4c.

          (i) Constituent Documents and Authorizing Resolutions. Certified copies of the articles of incorporation, by-laws and resolutions of 1102590 Ontario Limited, Co-Steel (U.S.) Ltd., New Holdco, Co-Steel CSM, Co-Steel USA Holdings, Inc., the Borrower and Co-Steel Liquidity Management authorizing the actions taken under Schedule 6.4c and the incumbency of the officers signing the documents contemplated in Schedule 6.4c.

          (ii) New Subordinated Loan Notes. The original New Subordinated Loan Notes delivered to a Security Agent and duly endorsed in favor of such Security Agent.

          (iii) Registrations. Evidence of registration of all the security described in Schedule 6.4c in all offices, if any, in which, in the opinion of the Bank and its counsel, registration is necessary or of advantage to preserve the priority of the Encumbrances intended to be created by the security described in Schedule 6.4c together with duplicate copies of security instruments bearing or accompanied by appropriate endorsements or certificates of registration with respect to such security.

          (iv) Regulatory Approvals. Copies of all approvals and all consents of all Governmental Authorities which are required to be obtained by the Borrower or any Subsidiary in order to complete the transactions contemplated by Schedule 6.4c and perform its obligations under Schedule 6.4c.

          (v) Opinions of Counsel. Such opinions of counsel in form and substance reasonably satisfactory to the Bank respecting the transactions described in Schedule 6.4c.

          (vi) Other. Such further agreements, instruments, tax rulings and other documents as the Bank may reasonably request in respect of the foregoing.

     (3) Consequences of Delay. If the Borrower fails to deliver either the Hungarian Guarantee Documents or the Hungarian Loan Reorganization Documents within 90 days following the Restatement Closing Date, then each of the otherwise existing Applicable Base Rate Margin, Applicable Euro-Rate Margin and the Letter of Credit Fee shall in lieu of interest at the Default Rate, be increased by 20 basis points and 120 days thereafter by a further 15 basis points. For greater certainty, the transactions contemplated by the Hungarian Guarantee Documents or the Hungarian Loan Reorganization Documents may be completed notwithstanding any restriction in Article 5 hereof or Section 4.01 or
4.03 of the Co-Steel Guarantee Agreement. In the event of an increase in such rates under this Section, the rates applicable to Loans and Letters of Credit shall revert to the otherwise applicable margin upon delivery of either the Hungarian Guarantee Documents or the Hungarian Loan Reorganization Documents.

6.4d FLOOD INSURANCE CERTIFICATIONS. Within thirty (30) days of the Restatement Closing Date, the Borrower shall provide to the Bank a certificate from a flood zone consultant that the buildings of the Borrower the subject of a Mortgage are not within a special flood hazard area, a survey of each property the subject of a Mortgage that demonstrates that no building on such property is located within a special flood hazard area, shall provide sufficient flood insurance that 10.8% of the total flood insurance equals or exceeds the total outstandings under the Credit Facility and the Sayreville Credit Facility, or if the buildings of the Sayreville Credit Facility which are subject to a Mortgage are not located in a special flood hazard area, the Borrower shall provide sufficient flood insurance that 10.8% of the total flood insurance equals or exceeds the total outstandings under the Credit Facility.

6.4e UK STANDSTILL AGREEMENT. On or before June 1, 2002, the Borrower will deliver, or cause the delivery of, a fully executed Standstill Agreement to the Bank, together with an opinion of counsel reasonably acceptable to the Bank in respect of the Standstill Agreement.

ARTICLE 7. EVENTS OF DEFAULT; REMEDIES

7.1 EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default:

7.1a NONPAYMENT OF OBLIGATIONS. The Borrower (i) shall default in any payment of principal of the Revolving Credit Note when due; or (ii) shall default in the payment of interest on the Revolving Credit Note when due or in the payment of any of the Fees, expenses or other amounts due hereunder or under any of the other Loan Documents when due, and such default in payment of interest, Fees, expenses or other amounts shall have continued for a period of three (3) Business Days after such due date.

7.1b NONPAYMENT OF OTHER INDEBTEDNESS. Any of the Loan Parties shall (i) default in the payment of any Indebtedness evidenced by the Canadian Bank Credit Agreement or the Prudential Notes when such payment is due (whether by acceleration or otherwise) and any applicable grace periods with respect thereto have expired; (ii) default in the payment of any other Indebtedness, which Indebtedness has an aggregate principal outstanding balance of $500,000 or more, when such payment is due (whether by acceleration or otherwise) and any applicable grace periods with respect thereto have expired, or (iii) default in the performance of any term of any agreement under which any such Indebtedness is created, [which default is not otherwise waived], if the effect of any default described in this item (iii), after the expiration of any grace periods applicable thereto, is to cause such Indebtedness to become, or to permit the holder or holders of such Indebtedness (or any Person on behalf of such holder) to declare such Indebtedness due prior to its stated maturity.

7.1c INSOLVENCY, ETC.

     (i) Involuntary Proceedings. A proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of any of the Loan Parties in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal, state or foreign law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for any of the Loan Parties or for a substantial part of any of the Loan Parties' respective property, or for the winding up or liquidation of any of their affairs, and such shall remain undismissed or unstayed and in effect for a period of thirty (30) days.

     (ii) Voluntary Proceedings. Any of the Loan Parties shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against any of the Loan Parties, or shall file a petition or answer or consent seeking reorganization under the Federal Bankruptcy laws, or any other similar applicable Federal, state or foreign law now or hereinafter in effect, or shall consent to or acquiesce in the filing of any such petition, or shall consent to or acquiesce in the appointment of a receiver, liquidator, trustee, sequestrator or similar official for any of the Loan Parties or for a substantial part of any of their respective property, or shall make an assignment for the benefit of creditors, or shall be generally unable to pay any of the Loan Parties' respective debts generally as they become due, or action shall be taken by any of the Loan Parties in futherance of any of the foregoing.

7.1d DISSOLUTION; CESSATION OF BUSINESS. Any of the Loan Parties shall dissolve, liquidate all or substantially all of any of their respective assets, terminate any of their respective existences or cease to exist or permanently cease operations; or all or a material part of the assets of the Borrower or any Subsidiary of the Borrower shall be lost or destroyed and the resulting losses are not fully covered by insurance; or unless otherwise permitted by the Bank, if the Borrower or any Subsidiary shall effect or pass an effective resolution authorizing (i) its consolidation, merger or amalgamation with any Person, or
(ii) the sale, transfer or other disposition of all, or a material part of, its assets to one or more Persons whether in one transaction or a series of transactions, related or not.

7.1e ERISA. (i) One or more of the following events occur which results in or could result in liability to the Borrower;

          (A) A Notice of Intent to terminate any Plan (including any Plan of an ERISA Affiliate) is filed under Section 4041(c) of ERISA;

          (B) Proceedings shall be instituted for the appointment of a trustee by the appropriate United States court to administer any Plan (including any Plan of an ERISA Affiliate);

          (C) the PBGC shall institute proceedings to terminate any Plan (including any Plan of an ERISA Affiliate) or to appoint a trustee to administer any such Plan;

          (D) A notice assessing Withdrawal Liability with respect to any Multiemployer Plan (including any Multiemployer Plan of an ERISA Affiliate) shall have been received by the Borrower or any ERISA Affiliate; or

          (ii) Any Governmental Rule is adopted, changed or interpreted by any Governmental Authority or agency or court with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements which, in the reasonable opinion of the Bank, could have a material adverse effect on the priority of any Encumbrance or security interest in favor of the Bank as established or described in this Agreement or the other Loan Documents.

7.1f ADVERSE JUDGMENTS. The aggregate amount of final judgments against any of the Loan Parties for which no further appellate review exists shall, at any one time, exceed, by Cdn.$5,000,000 (or its US Dollar equivalent) or more, the aggregate amount of insurance proceeds available to pay such judgments.

7.1g PROCEEDINGS AGAINST ASSETS. Any levy, garnishment, attachment or similar proceeding shall be instituted against any property of the Borrower held by or deposited with any the Bank or the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any Collateral securing the obligations of the Borrower to the Bank, except in accordance with the terms of the Intercreditor Agreement.

7.1h NOTICE OF ENCUMBRANCE OR ASSESSMENT. A notice of Encumbrance or assessment in excess of Cdn.$5,000,000 (or its US Dollar equivalent) which is not a Permitted Lien is filed of record with respect to all or any part of the Collateral by Canada or the United States, or any department, agency or instrumentality of either, or by any state, province, county, municipal or any other Governmental Authority, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within ten (10) days after the same becomes payable.

7.1i FAILURE TO TAKE CERTAIN ACTION; RELEASE OF CONTAMINANT. The Borrower shall fail to take appropriate measures, with ten (10) days after notice to the Borrower by the Bank, with respect to any action, suit, investigation, proceeding or Environmental Claim then pending or threatened against the Borrower the outcome of which is reasonably likely to cause a Material Adverse Change with respect to the Borrower or any of its Subsidiaries; or any Release of a Contaminant shall occur or is discovered or any environmental complaint shall be filed by any Person that has caused, or is reasonably likely to cause, a Material Adverse Change with respect to the Borrower or any of its Subsidiaries.

7.1j  FAILURE TO COMPLY WITH LOAN DOCUMENTS.

      (i) Failure to Comply with Negative Covenants. The Borrower shall default in the due performance or observance of any covenant contained in Article 5 of this Agreement.

      (ii) Failure to Comply with Other Covenants and Loan Documents. The Borrower shall default in the due performance or observance of any covenant, condition or provision set forth in this Agreement or any of the other Loan Documents which is not set forth elsewhere in this Section 7.1, and such default described in this item (ii) shall not be remedied for a period of fifteen (15) Business Days after the earlier of (A) such default becoming known to any Authorized Officer or (B) notice of such default being delivered by the Bank to the Borrower.

      (iii) Default Under Co-Steel Guaranty Agreement. The occurrence of an "event of default" under the terms of the Co-Steel Guaranty Agreement.

      (iv) Failure of Related Parties to Comply with Other Covenants and Loan Documents. Any of the other Loan Parties shall default in the due performance or observance of any covenant, condition or provision set forth in this Agreement or any of the other Loan Documents which is not set forth elsewhere in this Section 7.1, and such default described in this item (iii) shall not be remedied for a period of fifteen (15) Business Days after the earlier of (A) such default becoming known to any Authorized Officer or (B) notice of such default being delivered by the Bank to any of the Loan Parties.

7.1k MISREPRESENTATION. Any representation or warranty made by the Borrower or another Loan Party in any Loan Document to which it is a party is untrue in any material respect as of the date made, or any schedule, statement, report, notice, certificate or other writing furnished by the Borrower to the Bank is untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

7.11 INVALIDITY, ETC., OF LOAN DOCUMENTS. Any material provision of this Agreement or any of the other Loan Documents shall at any time for any reason cease to be valid and binding on any of the Loan Parties, shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any of the Loan Parties or ACIERCO, as applicable, or any of the Loan Parties or ACIERCO, as applicable, shall deny that it has any or further liability or obligation under any Loan Document to which it is a party.

7.1m OWNERSHIP BY CO-STEEL. The Borrower ceases to be a direct or indirect wholly owned Subsidiary of Co-Steel.

7.1n  [RESERVED]

7.1o INVALIDITY, ETC. OF LOAN DOCUMENTS. Any material provision of this Agreement or any of the other Loan Documents shall at any time for any reason cease to be valid and binding on the Borrower or on any other Person which is a party thereto, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, any Governmental Authority or any other Person (other than the Bank), or the Borrower or any other Person (other than the Bank), shall deny that it has any or further liability or obligation under any Loan Document to which it is a party.

7.1p  MATERIAL ADVERSE CHANGE. The occurrence of any Material Adverse Change.

7.1q SECURITY AGENTS' ENCUMBRANCE. The Encumbrance of any Security Agent upon any of the Collateral, through no fault or inaction on the part of a Security Agent, is or becomes unperfected or no longer constitutes, subject only to Permitted Liens, a valid, first priority perfected Encumbrance.

7.1r BREACH OF HEDGING CONTRACT. The Borrower shall fail to pay any amount owing by it under any Hedging Contract and the failure to pay continues for the duration of the grace period (if any) allowable under the Hedging Contract and an early termination date under the Hedging Contract has occurred;

7.1s BREACH OF MATERIAL CONTRACT. Any Loan Party shall default in any material respect under any Material Contract and the Loan party has not, within 30 days of the occurrence of such default, taken steps to remedy, cure or otherwise respond to such default in a manner satisfactory to the Bank.

7.1t LOSS OF GOVERNMENTAL CONSENT. Any consent, license or authorization of any Governmental Authority or any other Person which is required to make this Agreement or any other Loan Document legal, valid, binding and enforceable or is required in order to enable the Borrower, any Guarantor or any other party thereto to perform its obligations hereunder or thereunder shall be withdrawn or ceases to be in full force and effect; or any consent, license or authorization of any Governmental Authority or any other Person which is required to make any Material Contract or Material License legal, valid, binding and enforceable or is required in order to enable any Borrower or any other party thereto to perform its obligations hereunder or thereunder shall be withdrawn or ceases to be in full force and effect.

7.1u MODIFICATIONS OF OTHER INDEBTEDNESS. The Noteholders shorten the maturity of the Prudential Notes or the Canadian Lenders shorten the maturity of the obligations under the Canadian Bank Credit Agreement such that any Indebtedness related to the Prudential Notes or Canadian Bank Credit Agreement matures sooner than the Maturity Date.

7.2   REMEDIES.

7.2a EVENTS OF DEFAULT UNDER SECTIONS 7.1c AND 7.1d. Upon the occurrence of an Event of Default set forth in Sections 7.1c or 7.1d, the Revolving Credit Commitment shall automatically terminate and the Revolving Credit Note, interest accrued thereon and all other Obligations of the Borrower to the Bank shall become immediately due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. Thereafter, the Bank shall have no further obligation to make any additional Revolving Credit Loans or other extensions of credit hereunder. In addition, during any 30-day period described in Section 7.1c(i), the Bank shall not have any obligation to make additional Loans hereunder.

7.2b     REMAINING EVENTS OF DEFAULT.  Upon the occurrence and during the continuance of any Event of Default set forth in Sections 7.1a, 7.1b, 7.1e, 7.1f, 7.1g, 7.1h, 7.1i, 7.1j, 7.1k, 7.1l, 7.1m, 7.1o, 7.1p, 7.1q, 7.1r, 7.1s,
7.1t or 7.1u the Bank shall have no further obligation to make any additional Loans hereunder and the Bank may, at its option, declare the Revolving Credit Commitment terminated and the Revolving Credit Note, interest accrued thereon and all other Obligations of the Borrower to the Bank to be due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. Thereafter, the Bank shall have no further obligation to make any additional Revolving Credit Loans hereunder.

7.2c     ADDITIONAL REMEDIES.  In addition to the remedies set forth above, upon the occurrence of any Event of Default, the Bank shall have all of the rights and remedies granted to it under this Agreement and the other Loan Documents and all other rights and remedies granted to creditors by law, in equity, or otherwise.

7.2d     EXERCISE OF REMEDIES: REMEDIES CUMULATIVE.  No delay on the part of the Bank or failure by the Bank to exercise any power, right or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude other or further exercises thereof, or the exercise of any other power, right or remedy. The rights and remedies in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies (including, without limitation, the right of specific performance) which the Bank would otherwise have.

ARTICLE 8. GENERAL PROVISIONS

8.1 AMENDMENTS AND WAIVERS. The Bank and the Borrower may from time to time enter into amendments, extensions, supplements and replacements to and of this Agreement and the other Loan Documents to which they are parties, and the Bank may from time to time waive compliance with a provision of any of such documents. No amendment, extension, supplement, replacement or waiver shall be effective unless it is in writing and is signed by the Bank and the Borrower. Each waiver shall be effective only for the specific instance and for the specific purpose for which it is given. All of the rights of the Bank set forth in this Agreement or in the other Loan Documents shall apply to any amendment, extension, supplement and replacement to and of this Agreement and the other Loan Documents.

8.2 TAXES. The Borrower shall pay any and all stamp, document, transfer and recording taxes, filing fees and similar impositions payable or hereafter determined by the Bank to be payable in connection with this Agreement, the other Loan Documents and any other documents, instruments and transactions pursuant to or in connection with any of the Loan Documents. The Borrower agrees to save the Bank harmless from and against any and all present and future claims or liabilities with respect to, or resulting from, any delay in paying or failure to pay any such taxes or similar impositions. The obligations of the Borrower pursuant to this Section 8.2 shall survive the termination of this Agreement and the repayment of the Obligations.

8.3 EXPENSES. The Borrower shall pay all reasonable costs and expenses of the Bank (including without limitation the reasonable fees and disbursements of the Bank's counsel) in connection with (A) the enforcement of this Agreement and the other Loan Documents arising pursuant to a breach by any Loan Party of any of the terms, conditions, representations, warranties or covenants of any Loan Document to which he or it is a party, and (B) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents. All of such costs and expenses shall be payable by the Borrower to the Bank upon demand or as otherwise agreed upon by the Bank and the Borrower, and shall constitute Obligations under this Agreement. The Borrower's obligation to pay such costs and expenses shall survive the termination of this Agreement and the repayment of the Obligations.

8.4   NOTICES

8.4a NOTICE TO THE BORROWER. All notices required to be delivered to the Borrower pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telecopier or by the United States certified mail, return receipt requested:

          Co-Steel Raritan, Inc.
          c/o Co-Steel Inc.
          Hopkins Street South
          Whitby, Ontario, Canada L1N 5T1
          Attention:   Andy Boulanger
                       Vice President and Chief Financial Officer
          Telecopier:  (905) 665-3720

8.4B NOTICE TO THE BANK. All notices required to be delivered to the Bank pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telecopier or by United States certified mail, return receipt requested:

          PNC Bank, National Association
          One PNC Plaza, 3rd Floor
          249 Fifth Avenue
          Pittsburgh, PA 15222-2707
          Attention:   Thomas McCool
                       Senior Vice President
                       Capital Recoveries Group
          Telecopier:  (412) 762-4157

8.4c EFFECTIVENESS OF NOTICES. All such notices shall be effective three days after mailing, or on the date of telecopy transmission or when received, whichever is earlier. The Borrower and the Bank may each change the address for service of notice upon it by a notice in writing to the other party hereto.

8.5  SET-OFF AND COLLATERAL.

8.5a SET-OFF. The Borrower hereby gives to the Bank and any Participant an Encumbrance and security interest upon and in any of the Borrower's property, credits, securities or money which may at any time be delivered to, or be in the possession of, or owed by the Bank and any Participant in any capacity whatever, including the balance of any deposit account, maintained by the Borrower with the Bank or the Participant, as the case may be. The Borrower hereby authorizes the Bank and any Participant, at any time and from time to time upon the occurrence and during the continuance of an Event of Default, at the Bank's or the Participant's option, to apply, at the discretion of the Bank or the Participant, to the payment of the Obligations, any and all such property, credits, securities or money now or hereafter in the hands of the Bank or the Participant or belonging or owed to the Borrower.

8.5b FORM OF SECURITY DOCUMENTS. As general and continuing collateral security for the payment and performance of all Obligations of each Loan Party at any time owing to the Bank, the following security documents shall be delivered to the Security Agents for and on behalf of the Bank, the Administration Agent, each Canadian Lender and the Noteholders, in each case in form and substance satisfactory to the Bank:

     (i) a General Security Agreement from the Borrower and each Guarantor, together with all necessary consents (including Landlord's Consents);

     (ii) a Moveable Hypothec from the Borrower, Co-Steel, Distribution, USA Distribution and Sayreville (other than Co-Steel Benefits Plans, Inc.);

     (iii) a Debenture from Co-Steel comprising a first ranking fixed charge, (subject to Permitted Liens), in favor of the Canadian Security Agent on the interest of Co-Steel in all of the Ontario Properties and the North York Property and other fixed assets and a floating charge over the remaining present and future assets of Borrower and each Guarantor, pledged to the Canadian Security Agent pursuant to a debenture pledge agreement together with a Landlord's Consent from the landlord of the North York Property (other than Co-Steel CMS);

     (iv) a Mortgage with assignment of leases and rents, security agreement and fixture filing encumbering the New Jersey Properties as a first ranking fixed charge, (subject to Permitted Liens), in favor of the US Security Agent;

     (v) a Leasehold Mortgage with assignment of subleases and rents, security agreement and fixture filing encumbering the North York Property with a Landlord's Consent from the landlord of the North York Property;

     (vi) a Landlord's Consent from the landlord of each Significant U.S. Leased Property;

         (vii) a Share Pledge Agreement from Co-Steel pledging all the securities held by Co-Steel in the capital of each of its direct Subsidiaries (other than Co-Steel Benefit Plans, Inc.) and ASW Holdings in favor of the Canadian Security Agent;

         (viii) a Share Pledge Agreement from the Borrower and each Related Party (other than Co-Steel) pledging all the securities held by the Borrower or such Related Party (other than Co-Steel) in the capital of each of its direct Subsidiaries;

         (ix) an assignment in favor of the applicable Security Agent by each Loan Party of all insurance, including business interruption, liability and property insurance, maintained by each Loan Party in respect of their respective businesses and assets, together with evidence of (i) the applicable Security Agent being noted as loss payee as its interests may appear; or (ii) in the case of liability policies, the applicable Security Agent being noted as additional insured; or (iii) in the case of any insurance maintained in respect of the Ontario Properties, that insurance being endorsed with a standard mortgage clause (as approved by the Insurance Bureau of Canada, from time to time);

         (x) a Guaranty Agreement from each Guarantor of all of the Obligations of Borrower in favor of the Bank;

         (xi) a Standstill Agreement from Co-Steel (UK) Limited to be delivered as set forth in Section 6.4e; and

such other security as may reasonably be required by the Bank from time to time in order to preserve and protect the interest of the Bank or either Security Agent in the assets and property of any Loan Party from time to time.

8.5c     VALID ENCUMBRANCE.  All Collateral granted by any Loan Party to either
Security Agent shall rank prior and senior to all other Encumbrances on such assets and undertaking of each Loan Party, except for Permitted Priority Liens, and as otherwise expressly agreed by the Bank in writing.

8.5d     REGISTRATION.  The Borrower shall, at its expense, register, file or record the Security Documents in all offices where such registration, filing or recording is necessary or of advantage to the creation, perfection and preserving of the security applicable to each Loan Party including, without limitation, any land registry offices.

8.5e     AFTER ACQUIRED PROPERTY AND FURTHER ASSURANCES. The Borrower shall, and it shall cause each of the Restricted Subsidiaries from time to time to, upon the request of the Bank, provide the applicable Security Agent for the benefit of the Bank, the Administration Agent, the Canadian Lenders and the Noteholders with such further security instruments as may be required in connection with any assets or shares acquired by the Borrower or any of the Restricted Subsidiaries after the date hereof.

8.5f FORM, SUBSTANCE AND REGISTRATION OF COLLATERAL. The Security Documents and all acknowledgements referred to in this Article shall be in form and substance satisfactory to the Bank, and the Security Documents shall be registered in those jurisdictions that the Bank may from time to time reasonably require.

8.5g BENEFIT OF COLLATERAL. The Collateral shall inure to the benefit of the Bank until this Agreement is terminated and all indebtedness and liability of each Loan Party to the Bank and any of them, whether under this Agreement or otherwise, shall have been paid. The provisions of this Section shall have effect notwithstanding that any obligations may at any time or from time to time be fully discharged while this Agreement is still in full force and effect. None of the Loan Documents constituting the Security Documents shall be amended, released or discharged, in whole or in part, without the prior written consent of the Bank. The Collateral shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by a Security Agent or the Bank in respect of the Credit Facility or any Loan Document is rescinded or must otherwise be restored or returned upon the occurrence of a bankruptcy event with respect to any Loan Party or any substantial part of any Loan Party's properties, or otherwise, all as though that amount had not been received.

8.6   PARTICIPATIONS AND ASSIGNMENTS.

8.6a SALE OF PARTICIPATIONS. The Bank (or any other Lender) may, in the ordinary course of its commercial banking business and in accordance with applicable law, and without the consent of the Borrower, at any time sell to one or more Participants (which Participants may be Affiliates of the Bank) Participations in the Revolving Credit Commitment, the Revolving Credit Loans, the Revolving Credit Note, the Letters of Credit and the other interest of the Bank hereunder. In the event of any such sale of a Participation, the Bank's obligations under this Agreement to the Borrower shall remain unchanged, the Bank shall remain solely responsible for its performance under this Agreement, the Bank shall remain the holder of the Revolving Credit Note made payable to it for all purposes under this Agreement and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the other Loan Documents.

8.6b ASSIGNMENTS. Subject to the remaining provisions of this Section 8.6b, the Bank (or any other Lender, as applicable) may at any time, in the ordinary course of its commercial lending business, in accordance with applicable law, sell to one or more Purchasing Lender (which Purchasing Lender may be an Affiliate of the Bank), all or a portion of its rights and obligations under this Agreement, the Revolving Credit Note then held by it and any outstanding Letters of Credit issued hereunder, pursuant to an Assignment and Assumption Agreement in form and substance satisfactory to the Bank, executed by the Bank (or any other Lender, as applicable) and the Purchasing Lender; subject, however to the following requirements:

      (i) Each such assignment must be in a minimum amount of $1,000,000, or, if in excess of $1,000,000, in integral multiples of $100,000; and

     (ii) Each such assignment shall be a constant, and not a varying, percentage of the Bank's Revolving Credit Commitment, the outstanding Revolving Credit Loans, the outstanding Letters of Credit and all other rights and obligations under this Agreement and the other Loan Documents.

     Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement, (i) the Purchasing Lender thereunder shall be a party hereto as a Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of the Bank (or any other selling Lender, as applicable) hereunder with a Revolving Credit Commitment as set forth therein, and (ii) the Bank (or any other selling Lender, as applicable) shall, to the extent provided in such Assignment and Assumption Agreement, be released for its obligations under this Agreement. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of the Ratable Share arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of the Bank (or any other selling Lender, as applicable) under this Agreement and under the Revolving Credit Note. On or prior to the Transfer Effective Date, the Borrower shall execute and deliver to the Bank (or any other selling Lender, as applicable), in exchange for the surrendered Revolving Credit Note held by the Bank (or any other selling Lender, as applicable), a new Revolving Credit Note to the order of such Purchasing Lender in an amount equal to the Revolving Credit Commitment or the Revolving Credit Loan assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and a new Revolving Credit Note to the order of the Bank (or any other selling Lender, as applicable) in an amount equal to the Revolving Credit Commitment or the Revolving Credit Loans retained by it hereunder.

8.6c WITHHOLDING OF INCOME TAXES. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Participant or Purchasing Lender, each Participant or Purchasing Lender that is not incorporated under the laws of the United States or a state thereof agrees that it will deliver to the Borrower and the Bank two duly completed and executed copies of either (i) United Stated Internal Revenue Service Form W-9, 4224 or 1001 or other applicable form prescribed by the Internal Revenue Service, certifying in each case that such Participant or Purchasing Lender is entitled to receive payments under this Agreement and the Revolving Credit Note without deduction or withholding of any United States Federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or (ii) United States Internal Revenue Service Form W-8, or another applicable form prescribed by the Internal Revenue Service, or a certificate of such Participant or Purchasing Lender indicating in each case that no such exemption or reduced rate is allowable with respect to such payments. Each Participant or Purchasing Lender which delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Borrower and the Bank two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably required by the Borrower or the Bank, either certifying that such Participant or Purchasing Lender is entitled to receive payments under this Agreement and the Revolving Credit Note without deduction or withholding of any United States Federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Bank shall be entitled to withhold United States Federal income taxes at the full withholding rate, unless the Participant or Purchasing Lender establishes an exemption, or at the applicable reduced rate, as established pursuant to this provisions of this
Section 8.6c.

8.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank and their respective successors and assigns; provided, however, that the Borrower shall not assign its rights or duties hereunder or under any of the other Loan Documents without the prior written consent of the Bank.

8.8 CONFIDENTIALITY. The Bank shall keep confidential and not disclose to any Person, other than its directors, officers, employees, Affiliates and agents, and to actual or potential Participants (provided such Participants are bound by the same confidentiality provisions as in this Section 8.8), all non-public information concerning the Borrower and the Borrower's Affiliates which comes into the Bank's possession during the term hereof. Notwithstanding the foregoing, the Bank may disclose information concerning the Borrower (i) in accordance with normal banking practices and the Bank's policies concerning disclosure of such information, (ii) pursuant to what the Bank believes to be the lawful requirements or request of any Governmental Authority regulating banks or banking, (iii) as required by any Governmental Rule, judicial process or subpoena and (iv) to its attorneys, accountants and auditors.

8.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof in such jurisdiction or affecting the validity or enforceability of such or any other provision hereof in any other jurisdiction.

8.10 INTEREST LIMITATION. Notwithstanding anything to the contrary herein contained, the total liability of the Borrower for payment of interest pursuant hereto shall not exceed the maximum amount, if any, of such interest permitted by any applicable Governmental Rule to be contracted for, charged or received, and if any payment by the Borrower to the Bank includes interest in excess of such a maximum amount, the Bank shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to the Borrower; provided that, to the extent permitted by applicable Governmental Rules, in the event the interest is not collected, is applied to principal or is refunded pursuant to this sentence and interest thereafter payable pursuant hereto shall be less than such maximum amount, then such interest thereafter so payable shall be increased up to such maximum amount to the extent necessary to recover the amount of interest, if any, theretofore uncollected, applied top principal or refunded pursuant to this sentence. Any such application or refund shall not cure or waive any Default or Event of Default. In determining whether or not any interest payable under this Agreement exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in this Agreement to be "interest") shall be deemed, to the extent permitted by applicable law, to be an expense, fee, premium or penalty rather than interest. To the extent permitted by applicable law, the Borrower hereby waives any provision of law which renders any provision hereof prohibited, unenforceable or not authorized in any respect.

8.11 SURVIVAL. Except as otherwise provided in Sections 3.19, 4.13, 8.2 and 8.3, all representations, warranties, covenants and agreements of the Borrower contained herein or in the other Loan Documents or made in writing in connection herewith shall survive the issuance of the Revolving Credit Note and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until all of the Obligations are paid in full.

8.12 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, EXCEPTING APPLICABLE FEDERAL LAW AND EXCEPT ONLY TO THE EXTENT PRECLUDED BY THE MANDATORY APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

8.13 NON-BUSINESS DAYS. Whenever any payment hereunder or under the Revolving Credit Note is due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day (except as specifically required by the terms of this Agreement), and such extension of time shall in each such case be included in computing interest in connection with such payment.

8.14 INTEGRATION. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties hereto relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

8.15 HEADINGS. Article, Section and other headings used in this Agreement are intended for convenience only and shall not affect the meaning or construction of this Agreement.

8.16 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendment hereto may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought. This Agreement shall become binding when the parties have delivered (which delivery may be by telecopier) at least one executed counterpart hereof or of the signature page hereto. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

8.17 WAIVER OF JURY TRIAL. IN ORDER TO EXPEDITE THE RESOLUTION OF ANY DISPUTES WHICH MAY ARISE UNDER THIS AGREEMENT

OR UNDER ANY OTHER LOAN DOCUMENT TO WHICH THE BORROWER IS A PARTY, AND IN LIGHT OF THE COMPLEXITY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE PARTIES HERETO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT TO WHICH THEY MAY BOTH BE PARTIES, WHETHER ARISING OUT OF, UNDER, OR BY REASON OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY ASSIGNMENT OR OTHER TRANSACTIONS CONTEMPLATED HEREBY OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THEM OF ANY KIND OR NATURE. BOTH PARTIES ACKNOWLEDGE THAT THIS WAIVER OF JURY TRIAL HAS BEEN SPECIFICALLY NEGOTIATED AS A PART OF THIS AGREEMENT.

8.18      GENERAL INDEMNITY

8.18.a    INDEMNITY OBLIGATION. In addition to all the rights and remedies available to the Bank at law or in equity, the Borrower hereby indemnifies the Bank and its successors and permitted assigns and its Affiliates, shareholders, officers, directors, employees, agents, and representatives (collectively, the "INDEMNIFIED PERSONS") and save and hold each of them harmless against and pay on behalf of, or reimburse each of them for, any loss (including diminutions in value and consequential damages), liability, demand, suit, claim, action, cause of action, judgement, cost, damage, debt, obligation, deficiency, Tax (including any Taxes imposed with respect to indemnity payments made under this Agreement), penalty, fine, charge and expense, whether or not arising out of any claims by or on behalf of the Borrower, a Guarantor or any other Person, including interest, penalties, reasonable lawyers' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the "LOSSES") which any Indemnified Persons may suffer, sustain, or become subject to, as a result of, in connection with, relating or incidental to, or by virtue of:

     (a) any misrepresentation or breach of warranty on the part of the Borrower under Article III of this Agreement or a Subsidiary of the Borrower under a Security Document to which it is a party;

     (b) without duplication of clause (a) above, any misrepresentation in or omission from any of the representations, warranties, statements, schedules and exhibits in or to this Agreement or any certificate or other instrument or document furnished to the Bank by the Borrower or any Subsidiary of the Borrower pursuant to this Agreement or any other Loan Document;

     (c) any non-fulfillment or breach of any covenant or agreement on the part of the Borrower or any Subsidiary of the Borrower under this Agreement or any other Loan Document including, without limitation, any failure by the Borrower or any Guarantor to pay any amounts owing to a Security Agent pursuant to the terms of the Intercreditor Agreement; or

         (d) any claim whenever made, relating in any way to the Borrower or any Subsidiary and any claim, whenever made, arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (i) the status or conduct of the Borrower or any Subsidiary, (ii) the execution, performance and delivery by the Borrower or any Subsidiary of the Borrower or any Subsidiary of this Agreement and the other Loan Documents and agreements contemplated hereby or (iii) any actions taken by or omitted to be taken by any of the Indemnified Persons in connection with this Agreement or any of the other Loan Documents and agreements contemplated hereby.

The obligations under this Section shall not extend to Losses of an Indemnified Person arising because of the gross negligence or willful misconduct of such Indemnified Person.

8.18b TIMING. The indemnification of any Indemnified Person by the Borrower pursuant to this Section shall be effected by wire transfer of immediately available funds from the Borrower to an account designated by the Indemnified Person within 15 days after determination of the requirement for indemnification.

8.19 ENVIRONMENTAL INDEMNITY. Without in any way limiting the indemnity obligation set out in Section 8.18, the Borrower shall at all times indemnify and hold harmless each Indemnified Person against and from any and all Losses of any nature whatsoever suffered or incurred by any Indemnified Person upon realization upon any Loan Document or the Borrower's, any Restricted Subsidiaries' or any English Finance Structure Companies' assets, or as a result of any order, investigation or action by any Governmental Authority relating to the Borrower, any Restricted Subsidiary or any English Finance Structure Company or its business or assets, or as mortgagee in possession of any property of any Loan Party, or as successor-in-interest to any Loan Party by foreclosure deed or deed in lieu of foreclosure, or under or on account of any Environmental Law or Environmental Activity including the assertion of any Encumbrance thereunder, with respect to any one or more of the following:

         (a) the Release or threat of Release of a Contaminant, or the presence of any Contaminant at, on or near any real property owned, leased or controlled by the Borrower, any Restricted Subsidiary or any English Finance Structure Company, whether or not the same originates or emanates from such property or any contiguous real property;

         (b) the Release of a Contaminant owned by, or under the charge, management or control of the Borrower, any Restricted Subsidiary or any English Finance Structure Company or any predecessor of or assignor to the Borrower or any Restricted Subsidiary, at a place other than real property owned, leased or controlled by the Borrower, any Restricted Subsidiary or any English Finance Structure Company;

         (c) any costs of removal or remedial action incurred by any Governmental Authority or any costs or damages incurred by any Person as a result of injury to, destruction of or loss of natural resources in relation to any real property owned, leased or controlled by the Borrower, any Restricted Subsidiary or any English Finance Structure Company or any
     contiguous real property or elsewhere, including reasonable costs of assessing injury, destruction or loss;

     (d) liability for personal injury or property damage arising under any statutory or common law, including damages assessed for the maintenance of a public or private nuisance or for the carrying on of a dangerous activity at, on or near any property owned, leased or controlled by the Borrower, any Restricted Subsidiary or any English Finance Structure Company or elsewhere; and

     (e) any other environmental matter within the jurisdiction of any Governmental Authority;

provided that no indemnification shall inure to the extent suffered or incurred by the Indemnified Person as a result of the negligence or willful misconduct of the Indemnified Person. The obligations of the Borrower under this Section shall arise upon the discovery of the presence of any Contaminant, whether or not any Governmental Authority has taken or threatened any action in connection with the presence of any Contaminant. The Borrower shall be liable for any obligation arising under this Section even if the amount of liability incurred exceeds the amount of the Credit Facility outstanding or available at any time.

8.20 BANK NOT LIABLE. The Borrower agrees that the Bank shall not be liable to the Borrower or any other Loan Party for any Losses which the Borrower or any Subsidiary may suffer, sustain or become subject to as a result of, in connection with, relating or incidental to or by virtue of any action taken or not taken or anything done or not done by the Bank under or in respect of this Agreement, any Loan or Letter of Credit, save and except for any Losses which arise out of, or result from, the negligence, fraud or willful misconduct of the Bank, provided that the Bank shall not be liable for any consequential damages under any circumstances.

8.21 REVISIONS TO LIST OF AUTHORIZED OFFICERS. Additions or deletions to the list of Authorized Officers may be made by a Loan Party at any time during the term hereof by delivering to the Bank a revised, fully-executed incumbency certificate.

8.22 AMENDMENT AND RESTATEMENT OF ORIGINAL CREDIT AGREEMENT. This Agreement is intended to amend and restate in full the provisions of the Original Credit Agreement, and as of the Restatement Closing Date, provided that (a) all of the terms and provisions of the Original Credit Agreement shall continue to apply for the period prior to the Restatement Closing Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Bank, and (b) the Obligations (as defined in the Original Credit Agreement) outstanding under the Original Credit Agreement on and after the Restatement Closing Date shall be, and shall continue to be, owing and outstanding under, and shall be subject in all respects, to the terms of this Agreement.

     On the Restatement Closing Date, the Revolving Credit Loans (as defined in the Original Credit Agreement) made by the Bank and outstanding immediately prior to the Restatement Closing Date (the "Existing Revolving Credit Loans") shall automatically, and without any action on the part of the Bank or any of the Loan Parties, be designated and continued as Revolving Credit Loans hereunder. On and as of the Restatement Closing Date, there are no "As Offered Rate Periods" or "Euro-Rate Interest Periods" outstanding under the Original Credit Agreement in respect of the Existing Revolving Credit Loans. On the Restatement Closing Date, all letters of credit shown on Schedule 2.9(a) shall automatically, and without any action on the part of the Bank or any of the Loan Parties, be designated and deemed a Letter of Credit issued hereunder.

8.23 WAIVER OF EXISTING DEFAULTS UNDER ORIGINAL CREDIT AGREEMENT; RELEASE OF CLAIMS. Upon satisfaction of the conditions precedent set forth in Section 6.2 hereof and the effectiveness of this Agreement, the Bank hereby irrevocably and permanently waives all "Defaults" and "Events Of Default" under the Original Credit Agreement which existed immediately prior to the effectiveness of this Agreement and the Bank agrees that each such existing "Default" and "Event of Default" under the Original Credit Agreement (if any) shall be deemed to have been permanently and irrevocably waived as of the date of the initial occurrence thereof; provided,however, nothing contained herein shall be deemed to waive any Default or Event of Default hereunder which arises out of any fact or circumstance which would otherwise constitute a Default or Event of Default under this Agreement.

     The Borrower, for itself and all of its predecessors, successors and assigns, acknowledges, affirms and represents that immediately prior to giving effect to this Agreement, it is legally, validly and enforceably obligated to the Bank under and pursuant to the Original Credit Agreement and each of the other Loan Documents (as defined in the Original Credit Agreement) to which the Borrower is a party (the Original Credit Agreement, together with such other Loan Documents executed in connection therewith, the "EXISTING LOAN DOCUMENTS") and that the Borrower has no defense, offset, counterclaim or right of recoupment with regard to such obligations, hereby fully, forever and completely releases and discharges the Bank and all of its respective employees, officers, directors, trustees, shareholders, affiliates, agents, attorneys, representatives, predecessors, successors and assigns (collectively, the "RELEASED PARTIES"), from any and all claims, demands, liabilities, damages and causes of action of any kind whatsoever, whether based on facts in existence prior to or as of the date of the effectiveness of this Agreement, whether known or unknown, which the Borrower may now have or may have had at any time heretofore or may have at anytime hereafter, whether for contribution or indemnity or otherwise, and whether direct or indirect, fixed or contingent, liquidated or unliquidated, arising out of or related in any way to any of the following: (a) any of the Existing Loan Documents; and (b) any action, inaction or omission by any of the Released Parties in connection with any of the Existing Loan Documents or the administration thereof.

8.24 INTERCREDITOR AGREEMENT. The terms of this Agreement, and the rights, remedies, immunities and privileges of the Bank hereunder, are subject to the terms, conditions, agreements and covenants of the Intercreditor Agreement. This Agreement shall be interpreted to be consistent with the terms of the Intercreditor Agreement; and any conflicts between the terms of this Agreement and the Intercreditor Agreement shall be resolved to provide a consistent reading between the two documents and if that is not possible the terms of the Intercreditor Agreement will control.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Second Amended and Restated Credit Agreement to be executed by their respective duly authorized officers as of the date first written above and as a contract under seal.


ATTEST/WITNESS:               (SEAL)         CO-STEEL RARITAN, INC.,
                                             a New Jersey corporation


By: [SIGNATURE]                              By: /s/ Andrew Boulanger
    -------------------------------              -------------------------------
Name:                                        Name: Andrew Boulanger
Title:                                       Title: Vice President and Chief
                                                    Financial Officer


                                             c/s


                                             By: [SIGNATURE]
                                                 -------------------------------
                                             Name:
                                             Title:




                                             PNC BANK, NATIONAL ASSOCIATION


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Second Amended and Restated Credit Agreement to be executed by their respective duly authorized officers as of the date first written above and as a contract under seal.


ATTEST/WITNESS:               (SEAL)         CO-STEEL RARITAN, INC.,
                                             a New Jersey corporation


By:                                          By:
    -------------------------------              -------------------------------
Name:                                        Name: Andrew Boulanger
Title:                                       Title: Vice President and Chief
                                                    Financial Officer


                                             c/s


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:




                                             PNC BANK, NATIONAL ASSOCIATION


                                             By: /s/ Martin E. Mueller
                                                 -------------------------------
                                             Name: Martin E. Mueller
                                             Title: Vice President

                                 SCHEDULE 1.1-1

                               LEASED PROPERTIES

                                                                                                                MONTHLY
LESSEE              LESSOR                        ADDRESS             TERM (MONTH/DAY/YEAR)      DESCRIPTION     RENT       CURRENCY
------              ------                        -------             ---------------------      -----------    -------     --------
Co-Steel Raritan,   One Heritage Plaza Building   7501 Lemont Road    Feb. 25/98 to Feb. 25/02   Sales office   $1,721.82   USD
Inc.                75th Street & Lemont Road     Suite 230
                    Woodbridge, Illinois 60517    Woodbridge, Illinois

                                 SCHEDULE 1.1-2

                             NEW JERSEY PROPERTIES


OWNER                     ADDRESS                      DESCRIPTION
-----                     -------                      -----------
Raritan River Urban       225 Elm Street,              Located on 93 acres on the New York Harbour
Renewal Corporation       P.O. Box 309                 30 miles south of New York.
                          Perth Amboy, New Jersey      Operates an electric arc furnace, ladle arc
                          USA                          refining unit, a continuous caster and a
                                                       twin-stand rod mill.

Co-Steel Sayreville,      North Crossman Road          Located on 116.5 acres.
Inc.                      Sayreville, New Jersey       Operates a Consteel furnace, ladle arc furnace,
                          USA                          a six-strand continuous caster, rolling mill
                                                       and a rebar epoxy plant.

Co-Steel Sayreville,      100 Bayview Avenue,          Located on 26.8 acres on the Raritan River.
Inc.                      Keasbey, New Jersey          Consists of a rebar fabrication shop and an
                          USA                          adjacent office building.

                                 SCHEDULE 1.1-3

                               ONTARIO PROPERTIES


OWNER                     ADDRESS                      DESCRIPTION
-----                     -------                      -----------
Co-Steel Inc.             Hopkins Street South         Located on a 334-acre site 35 miles east of
(Co-Steel Lasco)          Whitby, Ontario              Toronto.
                          L1N 5T1                      Operates an electric arc furnace with a
                                                       ladle arc refining unit, a continuous caster,
                                                       a bar mill with continuous cutting and finishing
                                                       and a structural mill.

Co-Steel Inc.             8645 Hwy 25 North            Located on 33 acres west of Toronto
(Co-Steel Recycling -     Milton, Ontario              in Milton, Ontario.
Milton Division)          L9T 4B6                      Operates a baling operation and collects and
                                                       distributes both ferrous and non-ferrous
                                                       products. Milton is also a distribution centre
                                                       for finished steel products.

                                 SCHEDULE 1.1-4

                                OWNED PROPERTIES


OWNER                                        ADDRESS
-----                                        -------
Raritan River Urban Renewal Corporation      225 Elm Street, Perth Amboy, New Jersey, USA

                                 SCHEDULE 1.1-5

                  EXISTING PERMITTED INTERCOMPANY INDEBTEDNESS



None.

                                 SCHEDULE 1.1-6

                       SIGNIFICANT U.S. LEASED PROPERTIES


LESSEE          LESSOR           ADDRESS          DESCRIPTION     MONTHLY RENT   CURRENCY           TERM
                                                                                              (MONTH/DAY/YEAR)
--------------------------------------------------------------------------------------------------------------
Co-Steel USA    Rosemont         382 Rosemont     Distribution    $100,133.50    US Dollars    Sept. 1/01 to
Distribution,   Properties       Road             warehouse and                                Aug. 31/16
Inc.                             North Jackson,   office space
                                 Ohio
---------------------------------------------------------------------------------------------------------------
Co-Steel USA    Enterprise       13535 S.         Distribution    $107,097.42    US Dollars    Nov. 1/00 to
Distribution,   Center VII L.P.  Torrence         warehouse and                                June 30/17
Inc.                             Avenue           office space
                                 Chicago,
                                 Illinois
---------------------------------------------------------------------------------------------------------------

                                SCHEDULE 2.9(a)

                         OUTSTANDING LETTERS OF CREDIT


LETTER OF CREDIT            LOAN AMOUNT                     TRANSLATED TO CDN$ (@$1.6075)
----------------            -----------                     -----------------------------
Co-Steel Raritan, Inc.      4,857,000 Cdn$ (CIBC Mellon)    4,857,000

Co-Steel Raritan, Inc.      575,000 US$ (Reliance           924,313
                            Insurance Co.)

[NOTE TO DRAFT: UPDATE EXCHANGE RATE]

                               SCHEDULE 2.10(iv)

         MANDATORY PREPAYMENT FOR MARCH 2002 SIGNIFICANT SHARE OFFERING
                    AND REVISED REVOLVING CREDIT COMMITMENT


     The PNC Raritan Portion of the March 2002 Significant Share Offering is $964,348.29 and the revised Revolving Credit Commitment after such payment on the Restatement Closing Date and the application of the terms of Section 2.1f and Section 2.10 of this Agreement is $14,717,739.73.

                                  SCHEDULE 3.8

                MATERIAL ADVERSE CHANGES SINCE DECEMBER 31, 2001



None.

                                 SCHEDULE 3.10

                                   LITIGATION



None.

                                 SCHEDULE 3.12

                                 LABOUR MATTERS


CO-STEEL RARITAN, INC.

o On June 26, 2001, approximately 275 employees at Co-Steel Raritan, Inc. certified the United Steel Workers of America as their bargaining representative. Co-Steel Inc. and Co-Steel Raritan, Inc. continue to negotiate with the United Steel Workers of America towards a mutually satisfactory first collective agreement.

                                 SCHEDULE 3.15

                          INTELLECTUAL PROPERTY RIGHTS



None.

                                 SCHEDULE 3.19

                             ENVIRONMENTAL MATTERS


Attached hereto is an extract from the Annual Report of Co-Steel Inc. (the "Company") regarding environmental matters.

The Company's business units are required to comply with an evolving body of environmental laws and regulations concerning, among other things, emission into air, discharges to surface groundwater, noise control, and the generation, handling, storage, transportation and disposal of toxic and hazardous substances and the cleanup of contamination. These laws and regulations vary depending on the location of the facility and can fall within federal, provincial, state, or municipal jurisdictions.

The Company generates certain wastes, such as electric arc furnace dust, that are classified as hazardous wastes and must be properly disposed of under applicable environmental laws and regulations. In the United States and Canada, certain environmental laws and regulations impose joint and several liability on certain classes of persons for the costs of investigation and cleanup of contaminated properties regardless of fault or the legality of the original disposal. Some of the Company's present and former facilities have been in operation for many years and, over such time, the facilities have used substances and disposed of wastes that may require cleanup, for which the Company could be liable. There is no assurance that the costs of such cleanups or the cleanup of any potential contamination not yet discovered will not materially adversely affect the Company.

In 2000, Co-Steel Sayreville and Co-Steel Raritan took part in the U.S. Environmental Protection Agency's (EPA) Steel Mini-mill Audit Initiative Program. Both New Jersey mini-mills conducted a comprehensive, third party, multi-media environmental audit. The results of this audit were disclosed to the U.S. EPA along with a list of corrective actions, all of which are expected to be completed by the second half of 2002. None of the identified and disclosed items have resulted, or will result, in material costs being incurred. In meeting its overall environmental goals and government-imposed standards in 2000 and 2001, the Company incurred operating costs of approximately $6 million and spent $10 million on capital improvements.

Carbon monoxide emissions at Co-Steel Raritan permitted levels on several occasions during the six months ended December 31, 2001. These episodes were promptly reported to the New Jersey Department of Environmental Protection (NJDEP). Co-Steel Raritan is conducting investigations to determine the cause of these episodes, what steps can be taken to reduce emissions and whether the Co-Steel Raritan environmental permits require modification. Discussions with the NJDEP regarding permit and compliance issues are in a preliminary stage. At this time, it is not possible to determine whether a modified permit may be required, whether penalties might be imposed, the extent of penalties that might be imposed, the steps that might be required to reduce carbon monoxide emissions to acceptable levels or the cost thereof.

No assurance can be given that unforeseen changes, such as new laws or enforcement policies, or a crisis at one of the Company's properties or operations, will not have as material adverse effect on the business, financial condition or results of operations of the Company. The Company's business units are required to have governmental permits and approvals. Any of these permits or approvals may be subject to denial, revocation or modification under various circumstances. Failure to obtain or comply with the conditions of permits and approvals may adversely affect the operations of the Company and may subject the Company to penalties. In addition, the Company may be required to obtain additional operating permits or governmental approvals and incur additional costs. There can be no assurance that the Company will be able to meet all applicable regulatory requirements. There is no assurance that the Company's environmental capital expenditures will not materially increase in the future. Moreover, the Company may be subject to fines, penalties or other liabilities arising from its actions imposed under environmental legislation or regulations.

                                 SCHEDULE 3.23

                                  DEBT DEFAULT


Defaults under the following agreement:

     o Amended and Restated Credit Agreement between Co-Steel Raritan, Inc. and PNC Bank, National Association, dated as of September 30, 2000.

                                SCHEDULE 3.29-1

                               MATERIAL CONTRACTS


CO-STEEL INC./CO-STEEL LASCO

o Transmission Connection Agreement between Hydro One Networks Inc. and Co-Steel Lasco, a division of Co-Steel Inc. dated March 8, 2002

o    Participation Agreement between Independent Electricity Market Operator
     (IMO) and Co-Steel Lasco, a division of Co-Steel Inc. dated January 10,
     2002

o Enabling Agreement between Ontario Power Generators and Co-Steel Inc. dated March 18, 2002


CO-STEEL SAYREVILLE, INC.

o Agreement between Jersey Central Power and Light Company and New Jersey Steel Corporation dated July 23, 1992.


CO-STEEL RARITAN, INC.

o Agreement between Co-Steel Raritan, Inc. and Public Service Electric and Gas Company dated November 14, 1994.

                                SCHEDULE 3.29-2

                               MATERIAL LICENSES


PERMITHOLDER               NAME OF PERMITS                                  ISSUED BY
------------               ---------------                                  ---------

Co-Steel Inc./Co-Steel     (a) Registered Waste Generator,                  (a) Ontario Ministry of the
Recycling Cedardale            Generator Registration No. ON0268903             Environment

Co-Steel Inc./Co-Steel     (a) Registered Waste Generator,                  (a) Ontario Ministry of the
Recycling Cornwall             Generator Registration No. ON0268909             Environment

Co-Steel Inc./Co-Steel     (a) Registered Waste Generator,                  (a) Ontario Ministry of the
Recycling Hamilton             Generator Registration No. ON0268908             Environment

Co-Steel Inc./Co-Steel     (a) Shredder Certificate of Approval (Air),      (a) Ontario Ministry of the
Recycling Industrial           Certificate of Approval No. 8-3029-87-006        Environment

                           (b) Stormwater Discharge Certificate of          (b) Ontario Ministry of the
                               Approval, Certificate of Approval                Environment
                               No. 4-0011-98-006

                           (c) Registered Waste Generator,                  (c) Ontario Ministry of the
                               Generator Registration No. ON0268907             Environment

Co-Steel Inc./Co-Steel     (a) Registered Waste Generator,                  (a) Ontario Ministry of the
Recycling London               Generator Registration No. ON0268910             Environment

Co-Steel Inc./Co-Steel     (a) Water discharge Certificate of Approval      (a) Ontario Ministry of the
Recycling Milton               (2 Oil/Water separators), Certificate of         Environment
                               Approval No. 4-0045-99-006

                           (b) Registered Waste Generator,                  (b) Ontario Ministry of the
                               Generator Registration No. ON0268906             Environment

Co-Steel Inc./Co-Steel     (a) Registered Waste Generator,                  (a) Ontario Ministry of the
Recycling Solomon              Generator Registration No. ON0268904             Environment

Co-Steel Inc./BERM*        (a) Landfill Certificate of Approval,            (a) Ontario Ministry of the
                               Waste Disposal Site No. A390510                  Environment

                           (b) Stormwater Certificate of Approval,          (b) Ontario Ministry of the
                               Sewer Discharge No. 4-0068-94-006                Environment & Energy

Co-Steel Inc./Co-Steel     (a) EAF APC Certificate of Approval (air),       (a) Ontario Ministry of the
Lasco                          Certificate of Approval No. 8-3017-88-006        Environment

                               Bar Mill BRF stack Certificate of
                               Approval (air), Application
                               No. 8/300/116/79/796

                               Structural Mill BRF stack Certificate of
                               Approval (air), Certificate of Approval
                               No. 8-3131-88-006

                           (b) MISA Reg. (effluent limits),                 (b) Ontario Ministry of the
                               ISBN No. 0-7778-3610-6                           Environment Regulation

                           (c) Registered Waste Generator, Generator        (c) Ontario Ministry of the


_________________________

* BERM is an integral part of Co-Steel Recycling Industrial Division but is owned by Co-Steel LASCO.


PERMITHOLDER               NAME OF PERMITS                                  ISSUED BY
------------               ---------------                                  ---------
                               Generator Registration No. ON0268900              Environment

Co-Steel Sayreville, Inc.  (a) EAF Air Permit, Application Log# 01-96-0908   (a) New Jersey Department of
                                                                                 Environmental Protection
                               BRF Air Permit, Application Log# 01-96-2386

                               RRF Air Permit (Epoxy re-heat)
                               Certificate Nos. 094990; 115346; and 115347.

                           (b) Stormwater Discharge Permit,                  (b) New Jersey Department of
                               Permit No. NJ0107956                              Environmental Protection

                           (c) EPA Haz Waste Generator's ID and ISRA         (c) U.S. Environmental
                               Agreement, Generator's US EPA ID                  Protection Agency
                               No. NJD078873270

Co-Steel Raritan, Inc.     (a) EAF APC Certificate of Approval (air),        (a) New Jersey Department of
                               Application log# 01-98-0137                       Environmental Protection

                               BRF Air Permit, Application Log# 01933517

                               NOx RACT Plan, APC Plant ID No. 15562

                           (b) Stormwater/Groundwater Discharge Permit,      (b) New Jersey Department of
                               NJPDEPES Consolidated Permit No.,                 Environmental Protection
                               NJ0031178/P.I. ID No. 46826

                           (c) EPA Haz Waste Generator's ID,                 (c) U.S. Environmental
                               Generator's US EPA ID No. NJD085644110            Protection Agency

                                    SCHEDULE 3.30
    JURISDICTIONS OF BUSINESS, ASSETS, CHIEF EXECUTIVE OFFICE AND FORMATION

------------------------------------------------------------------------------------------------------------------------------------
  COMPANY              REGISTERED OFFICE         PRINCIPAL PLACE OF     LOCATION OF ASSETS         RECORDS KEPT      JURISDICTION OF
                                                     BUSINESS                                                         INCORPORATION
------------------------------------------------------------------------------------------------------------------------------------
Co-Steel Raritan,    225 Elm Street          225 Elm Street          225 Elm Street          225 Elm Street          New Jersey
Inc.                 P.O. Box 309            P.O. Box 309            Perth Amboy, New Jersey P.O. Box 309
                     Perth Amboy, New Jersey Perth Amboy, New Jersey 08862                   Perth Amboy, New Jersey
                     08862                   08862                   135355 Torrence Avenue  08862
                                                                     Chicago, Illinois 60633 AND
                                                                     382 Rosemont Road       Hopkins Street South
                                                                     North Jackson, Ohio     Whitby, Ontario
                                                                     44451                   L1N 5T1
------------------------------------------------------------------------------------------------------------------------------------
Raritan River Urban  225 Elm Street          225 Elm Street          N/A                     225 Elm Street          New Jersey
Renewal Corporation  P.O. Box 309            P.O. Box 309                                    P.O. Box 309
                     Perth Amboy, New Jersey Perth Amboy, New Jersey                         Perth Amboy, New Jersey
                     08862                   08862                                           08862
                                                                                             AND
                                                                                             Hopkins Street South
                                                                                             Whitby, Ontario
                                                                                             L1N 5T1
------------------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 3.31

                                 BANK ACCOUNTS


                                                                                                IN CANADIAN
COMPANY                                                                                         (CAD) OR US
NAME           BANK NAME      LOCATION          ACCOUNT NUMBER         DESCRIPTION             (USD) DOLLARS
-------        ---------      --------          --------------         -----------             -------------
Co-Steel       PNC            East Brunswick,   8100902665WCM          Sweep Account           USD
Raritan, Inc.                 New Jersey        8100902665             Operating Account
                                                8100902673             Clearing Account

                                 SCHEDULE 3.32

                       INTER-CORPORATE LOANS BY BORROWERS



None.

                                 SCHEDULE 3.34

                  LICENSES, AGENCY AND DISTRIBUTION AGREEMENTS


DISTRIBUTION AGREEMENT

     o Distribution Agreement between Co-Steel USA Distribution, Inc. and Co-Steel Raritan, Inc., dated April 30, 2002

                                  SCHEDULE 5.1

                             PERMITTED INDEBTEDNESS

                                 CO-STEEL INC.
                      SUMMARY OF OUTSTANDING INDEBTEDNESS

                                      LOSS AMOUNT                    TRANSLATED TO CDN$ (@1.6075)
                                      -----------                    ----------------------------
TD SYNDICATE
(CO-STEEL INC.)
          Base Rate Loans             40,500,000 Cdn$                              $40,500,000

                                      78,100,000 US$                              $125,545,750

Letters of Credit                      2,207,000 Cdn$ (Ministry of                  $2,207,000
                                       Environment)

                                         750,000 US$ (Chicago                       $1,205,625
                                       Depot)

PNC BANK
(CO-STEEL SAYREVILLE, INC.)
          Co-Steel Sayreville Loan     8,600,000 US$                               $13,824,500

          Letters of Credit            5,000,000 Cdn$ (CIBC Mellon)                 $5,000,000

PNC BANK
(CO-STEEL RARITAN, INC.)
          Co-Steel Raritan Loan       12,000,000 US$                               $19,290,000
                                       4,857,000 Cdn$ (CIBC Mellon)                 $4,857,000
                                         575,000 US$ (Reliance                        $924,313
                                       Insurance Co.)

PRUDENTIAL CAPITAL
(CO-STEEL INC.)
          2004 Loan                   45,000,000 US$                               $72,337,500

          2006 Loan                   75,000,000 US$                              $120,562,500

                                                                                  $406,254,187

                                 SCHEDULE 6.4C

                         HUNGARIAN LOAN REORGANIZATION

Set out below is a summary of the proposed transaction steps, which may change based on a more detailed review of regulatory, tax or other considerations in Canada, United States and Hungary.

     1. 1102590 Ontario Limited ("1102590") will incorporate a new subsidiary pursuant to the laws of the State of Delaware ("New Holdco").

     2. 1102590 will sell to New Holdco all of its shares in Co-Steel US Ltd. ("Co-Steel US") and a promissory note issued by Co-Steel US to 1102590 of approximately US $19.6 million. As consideration, New Holdco will issue:

          o a promissory note ("Note 1") in the amount of approximately U.S. $100 million, which amount equals the principal value of a term loan made by Co-Steel Hungary to Co-Steel USA Holdings, Inc ("Co-Steel USA Holdings") and unpaid accrued interest;

          o a promissory note ("Note 2") in the amount of approximately U.S. $78,800,000, which amount equals the aggregate principal values of four promissory notes issued by Co-Steel CSM Corp. ("Co-Steel CSM") to Co-Steel Hungary and unpaid accrued interest; and

          o    common shares.

After this transaction New Holdco will be a wholly-owned subsidiary of 1102590 and Co-Steel US will be a wholly-owned subsidiary of New Holdco.

     3. 1102590 will assign Note 1 and Note 2 to Co-Steel US in exchange for the issuance by Co-Steel US of a promissory note ("US Note") to 1102590.

     4. Co-Steel US will assign Note 1 to Co-Steel USA Holdings in exchange for treasury shares of Co-Steel USA Holdings.

     5. Co-Steel US will assign Note 2 to Co-Steel CSM in exchange for treasury shares of Co-Steel CSM.

     6. Co-Steel USA Holdings will assign Note 1 to Co-Steel Hungary as consideration for the repayment in full of the principal amount of the term loan made by Co-Steel Hungary to Co-Steel USA Holdings and unpaid accrued interest, as referred to in step 2 above.

     7. Co-Steel CSM will assign Note 2 to Co-Steel Hungary as consideration for the repayment in full of the principal amount of the four promissory notes issued by Co-Steel CSM to Co-Steel Hungary and unpaid accrued interest, as referred to in step 2 above.

     8. 1102590 will assign the US Note to New Holdco in exchange for treasury shares of New Holdco.

     9. New Holdco will obtain a daylight loan and will use the proceeds to subscribe for additional shares of Co-Steel US. The amount of the daylight loan(s) should aggregate approximately U.S. $23 million, which amount equals the aggregate principal values of the three term loans made by Co-Steel Hungary to Co-Steel Sayreville and unpaid accrued interest.

     10. Co-Steel US will lend the funds it receives from the share subscription in step 9 to Co-Steel Sayreville in consideration for which Co-Steel Sayreville will issue a promissory note to Co-Steel US.

     11. Co-Steel Sayreville will use the loan proceeds from step 10 to repay in full the principal amounts of the three term loans made by Co-Steel Hungary to Co-Steel Sayreville and unpaid accrued interest.


     12. Co-Steel Hungary will use the proceeds from the repayment of the three term loans to make a loan to New Holdco.

     13. If and to the extent the credit facility limits the daylight loan referred to in step 9 to an amount less than that required to fully repay the three term loans and unpaid accrued interest, separate daylight loans should be obtained for the repayment in full of each term loan and unpaid accrued interest separately in accordance with steps 8 through 12.

     14. Upon repayment of the three term loans and unpaid accrued interest in accordance with step 13, New Holdco will use the aggregate loan proceeds from step 12 to repay the total of its daylight loan(s) from step 9.

     15. The Borrower will cause to be delivered to the U.S. Security Agent (i) all of the shares which 1102590 holds in the capital stock of New Holdco, together with a duly executed stock transfer power, (ii) a Guarantee, General Security Agreement and Share Pledge Agreement from New Holdco in favour of the U.S. Security Agent for the benefit of the Administrative Agent, Banks, PNC and Noteholders together with a duly executed stock transfer power respecting the shares which New Holdco owns in Co-Steel (U.S.) Ltd.

     16. The terms and conditions of the New Holdco Loans, Note 1 and Note 2 payable by New Holdco to Co-Steel Hungary (collectively "Hungary Debt") will have a maturity date after December 31, 2006, with no provision for the prepayment of principal until maturity. The Hungary Debt will include a clause establishing that the creditor will not sue under the default provisions without first consulting with the issuer and Noteholders. (Default provisions to be determined.)

     17. The US Note and the Sayreville Notes ("New Subordinated Loan Notes") will be amended so that the terms and conditions are reasonably satisfactory to the Administration Agent pursuant to subordinated loan notes.

18. New Holdco shall deliver to the US Security Agent the New Subordinated Loan Notes duly endorsed for transfer.

                                  "EXHIBIT A"

                                     SECOND
                              AMENDED AND RESTATED
                             REVOLVING CREDIT NOTE

$15,682,088.02                                          Pittsburgh, Pennsylvania
                                                                  April 30, 2002


     THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE (this Amended and Restated Revolving Credit Note, together with all extensions, renewals, amendments, substitutions and replacements hereto and hereof, is hereinafter referred to as this "Revolving Credit Note") is executed and delivered under and pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of April 30, 2002 (the Second Amended and Restated Credit Agreement, together with all exhibits, schedules, amendments, extensions, renewals, substitutions and replacements thereto and thereof is hereinafter referred to as the "Credit Agreement") by and between CO-STEEL RARITAN, INC., a New Jersey Corporation (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION (the "Bank").

     FOR VALUE RECEIVED the Borrower promises to pay to the order of the Bank at the Bank's principal office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222 on the Revolving Credit Termination Date, the lesser of (i) FIFTEEN MILLION SIX HUNDRED EIGHTY-TWO THOUSAND EIGHTY-EIGHT AND 02/100 DOLLARS ($15,682,088.02) or (ii) the aggregate unpaid principal amount of all Loans and advances made by the Bank to the Borrower pursuant to Section 2.1 of the Credit Agreement and reflected on the Loan Account maintained by the Bank pursuant to
Section 2.6 of the Credit Agreement.

     The outstanding principal balance hereunder shall be due and payable in its entirety at maturity, whether on the Revolving Credit Termination Date, upon acceleration, or otherwise, all as more fully described in the Credit Agreement.

     Interest on the unpaid principal balance hereof shall be due and payable and shall be calculated and paid in accordance with the terms of the Credit Agreement. The interest rate will be adjusted, when necessary and if appropriate, in accordance with the terms of the Credit Agreement. Interest shall accrue at the interest rate or interest rates per annum specified in the Agreement until payment in full, notwithstanding entry of judgment on this Revolving Credit Note. Interest payments shall be made at the office of the Bank set forth above.

     The Bank has opened, and maintains, on its books a Loan Account in the name of the Borrower with respect to the disbursements of the Revolving Credit Loans under the Revolving Credit Commitment, repayments and prepayments of the principal balance hereof, and the computation and payment of interest and all other amounts due hereunder and under the Credit Agreement. Absent manifest error, such Loan Account shall be conclusive and binding on the Borrower as to the amount at any time due hereunder and under the Credit Agreement to the Bank from the Borrower.

     This Revolving Credit Note is the Revolving Credit Note referred to in the Credit Agreement. Reference is made to the provisions in the Credit Agreement for the extension of the

Revolving Credit Commitment, the prepayment hereof and the acceleration of the maturity hereof. All of the terms, conditions, covenants, representations and warranties of the Credit Agreement are incorporated herein by reference as if same were more fully set forth at length herein. All capitalized terms used herein as defined terms which are not defined herein but which are defined in the Credit Agreement shall have the same meanings herein as are ascribed to them in the Credit Agreement.

     This Revolving Credit Note amends and restates that certain Amended and Restated Revolving Credit Note dated September 30, 2000, in the face amount of TWENTY MILLION DOLLARS ($20,000,000) and executed by the undersigned in favor of the Bank (the "Prior Note"). The credit available under this Revolving Credit
Note is a renewal and extension of the credit available under the Prior Note and this Revolving Credit Note is issued in replacement of the Prior Note. The credit available under the Prior Note will continue to be evidenced by this Revolving Credit Note. No advances have been, or are being, made by Bank to satisfy the indebtedness evidenced by the Prior Note, and this Revolving Credit
Note is not a novation of the indebtedness evidenced by the Prior Note. Any accrued and unpaid interest on such Prior Note as of the date hereof shall continue to be due and payable under this Revolving Credit Note.

     Upon the occurrence of any Event of Default specified in the Credit Agreement the principal hereof and accrued interest hereon may become forthwith due and payable, all as provided in the Credit Agreement.

     Demand, presentation, protest and notice of dishonor are hereby waived.

     This Revolving Credit Note is made under and governed by the laws of the Commonwealth of Pennsylvania without reference to the provisions thereof regarding conflicts of law.

     The terms of this Revolving Credit Note, and the rights, remedies, immunities and privileges of the Bank hereunder, are subject to the terms, conditions, agreements and covenants of the Intercreditor Agreement. This Revolving Credit Note shall be interpreted to be consistent with the terms of the Intercreditor Agreement; and any conflicts between the terms of this Revolving Credit Note or the Credit Agreement and the Intercreditor Agreement shall be resolved to provide a consistent reading among such documents and if that is not possible the terms of the Intercreditor Agreement will control.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Borrower, with the intent to be legally bound hereby, has caused this Second Amended and Restated Revolving Credit Note to be executed by its duly authorized officers as of the date first written above and as an instrument under seal.


Attest/Witness:                         CO-STEEL RARITAN, INC.,
                                        a New Jersey corporation



By: [SIGNATURE]                         By: [SIGNATURE]                (SEAL)
    ---------------------------------       ---------------------------
Name:                                   Name:
Title:                                  Title:

                                        c/s

                                        By: [SIGNATURE]
                                            ---------------------------------
                                        Name:
                                        Title:

                               FIRST AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "FIRST AMENDMENT") is made as of October 1st, 2002, and entered into by and between CO-STEEL RARITAN, INC., a New Jersey corporation (the "BORROWER"), and PNC BANK, NATIONAL ASSOCIATION (the "BANK"), and amends that certain Second Amended and Restated Credit Agreement dated as of April 30, 2002, by and between the Borrower and the Bank (such Second Amended and Restated Credit Agreement is hereinafter referred to as the "ORIGINAL CREDIT AGREEMENT").


                              W I T N E S S E T H :

     WHEREAS, the Borrower and the Bank entered into the Original Credit Agreement; and

     WHEREAS, upon the request of the Borrower, the Bank has agreed to modify the Original Credit Agreement, all as more particularly set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I
               AMENDMENTS TO ORIGINAL CREDIT AGREEMENT AND WAIVER
               --------------------------------------------------

     SECTION 1.01 AMENDMENTS TO SECTION 1.1 OF THE ORIGINAL CREDIT AGREEMENT.
                  ----------------------------------------------------------

          (a) The following defined terms and the definitions therefor are hereby added to Section 1.1 of the Original Credit Agreement and inserted in correct alphabetical order:

          Acknowledgment of Intercreditor Agreement: The First Amendment to
          -----------------------------------------
     Intercreditor Agreement among the Canadian Security Agent, the US Security Agent, the Bank, the Administration Agent and the Noteholders as consented to by the Borrower and each of the other Loan Parties and dated as of the First Amendment Effective Date.

     Ameristeel Amalgamation: The issuance by Co-Steel of its common shares
     -----------------------
     pursuant to and in accordance with Section 3.5 of the Transaction
     Agreement.

          Co-Steel Share Pledge Agreement: The share pledge agreement dated as
          -------------------------------
     of April 30, 2002 between Co-Steel and Computershare Trust Company of Canada, as amended, modified, restated or supplemented from time to time.

          Courtice: Gerdau Courtice Steel Inc., a corporation incorporated under
          --------
     the laws of Canada.

          First Amendment: The First Amendment to Second Amended and Restated
          ---------------
     Credit Agreement entered into by and between the Borrower and the Bank and dated as of the First Amendment Effective Date.

          First Amendment Effective Date: October 23rd, 2002
          ------------------------------

          First Amendment to Guaranty Agreement: The First Amendment to Second
          -------------------------------------
     Amended and Restated Guaranty Agreement entered into by and between Co-Steel and the Bank and dated as of the First Amendment Effective Date.

          First Amendment Loan Documents: The First Amendment, the First
          ------------------------------
     Amendment to Guaranty Agreement, the Acknowledgment of Intercreditor Agreement, the Ratification of Guaranty Agreements, and any amendments to Security Documents, other agreements, acknowledgments, financing statements, stock powers, bond powers, assignments, notices, instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith; and the term "First Amendment Loan Document" shall mean any of
                              -----------------------------
     the First Amendment Loan Documents.

          Gerdau Acquisition: The acquisition by Co-Steel of all of the issued
          ------------------
     and outstanding shares in the capital stock of Gerdau Holdco 2 in consideration for the issuance by Co-Steel of certain of its common shares to Gerdau Holdco 1 pursuant to and in accordance with the terms of the Transaction Agreement.

          Gerdau Canada: Gerdau Steel Inc., a corporation incorporated under the
          -------------
     laws of Canada.

          Gerdau Canada Credit Agreement: That certain amended and restated loan
          ------------------------------
     agreement dated November 8, 1996, among Gerdau Canada, Courtice, MRM, GUSAP Partners, Chase Securities Inc., Salomon Smith Barney Inc., The Toronto-Dominion Bank, the financial institutions form time to time parties thereto as lenders and The Toronto-Dominion Bank as agent, as further amended, modified, restated or supplemented from time to time.

          Gerdau Holdco 1: 4104315 Canada Limited, a corporation incorporated
          ---------------
     under the laws of Canada.

          Gerdau Holdco 2: Gerdau Nova Scotia Holding Company, a corporation,
          ---------------
     incorporated under the laws of Nova Scotia.

          Gerdau Merger Transaction: The acquisition by Co-Steel of the North
          -------------------------
     American business operations Gerdau S.A. in exchange for common shares of Co-Steel representing 67% of the outstanding common shares of Co-Steel and the completion of the related transactions contemplated by that Management Information Circular dated August 26, 2002 by Co-Steel to its shareholders.

          Gerdau Subgroup: Gerdau Holdco 2, Gerdau MRM Holdings Inc., Courtice,
          ---------------
     GUSAP Partners, 3038482 Nova Scotia Company, PASUG LLC, Gerdau USA Inc., Ameristeel Corporation and their respective direct and indirect subsidiaries and, if at any time Intermediate Holding Company holds all of the issued and outstanding membership interests of Gerdau Holdco 2, also Intermediate Holding Company.

          Gerdau USA: Gerdau USA Inc., a corporation incorporated under the laws
          ----------
     of the State of Delaware.

          Hedging Contract: This term shall have the meaning given it in the
          ----------------
     Canadian Bank Credit Agreement.

          Intermediate Holding Company: This term shall have the meaning given
          ----------------------------
     it in the Canadian Bank Credit Agreement.

          Intermediate Holding Company Formation: This term shall have the
          --------------------------------------
     meaning given it in the Canadian Bank Credit Agreement.

          MRM: Gerdau MRM Steel Inc., a corporation continued under the laws of
          ---
     the Province of Saskatchewan.

          Parent Amalgamation: The amalgamation of Gerdau Canada and Gerdau
          -------------------
     Holdco 1 on or before January 1, 2003, by way of vertical short form amalgamation under the Canada Business Corporations Act.

          Proposed Transactions: Gerdau Acquisition, the Parent Amalgamation and
          ---------------------
     the Ameristeel Amalgamation, collectively.

          Ratification of Guaranty Agreements: The Ratification of Guaranty
          -----------------------------------
     Agreements executed by the Related Parties, other than Co-Steel, and delivered to the Bank and dated as of the First Amendment Effective Date.

          Status Quo Agreement: That certain status quo agreement dated October
          --------------------
     22nd, 2002 between Gerdau Canada, Courtice, MRM, Gerdau USA, Gerdau Holdco 2, Co-Steel, State Street Bank and Trust Company, Computershare Trust Company of Canada, the Administration Agent, PNC Bank National Association, The Prudential Insurance Company of America, U.S. Private Placement Fund and The Toronto-Dominion Bank as Administration Agent under the Gerdau Canada Credit Agreement, all in form and substance satisfactory to the Bank.

          Transaction Agreement: Means the transaction agreement dated August
          ---------------------
     12, 2002 between Gerdau Canada, Gerdau S.A. and the Borrower as the same may be amended.

          (b) The definitions for the following defined terms contained in the Original Credit Agreement are hereby amended and restated in its entirety as follows:

          Adjusted Cost Base: Means (i) for each Unrestricted Subsidiary (with
          ------------------
     the exception of those members of the Gerdau Subgroup) the dollar amount by which the Unrestricted Subsidiaries would be carried as of December 31, 1998 in the accounts of Co-Steel if the Unrestricted Subsidiaries were accounted for, from inception, by the equity method of accounting; and (ii) the Gerdau Subgroup will be carried at cost as of the Effective Date. Except that, (i) the Adjusted Cost Case will have no further adjustments for net income or loss of, or unrealized gains or losses on, the Unrestricted Subsidiaries; (ii) consistent with GAAP all inter-company transactions and balances would be adjusted as appropriate to consolidate the Restricted Subsidiaries and all transactions between or among Co-Steel and its Restricted Subsidiaries on the one hand and the Unrestricted Subsidiaries (including, without limitation, the Gerdau Subgroup), on the other hand shall be treated as transactions between or among unrelated third parties and accounted for and measured at the exchange amount of consideration established and agreed to by the parties; (iii) the Adjusted Cost Base will be increased or decreased, as the case may be, for any amounts contributed or received in the form of subscription for equity, contribution of surplus, or receipt of dividends; and (iv) the Adjusted Cost Base of the Gerdau Subgroup will reflect any permanent impairment of value as determined in accordance with GAAP. For greater certainty, realized gains or losses on dispositions of Unrestricted Subsidiaries will be reflected in the Special Purpose Financial Statements. For the purposes of this definition, the Hungarian Finance Structure Companies and N.J.S.C. Investment Co. shall be deemed to be Restricted Subsidiaries, provided, however, that as used in Section 5.1(4) of the Canadian Bank Amending Agreement "Adjusted Cost Base" shall be determined solely with respect to the Gerdau Subgroup and will reflect any permanent impairment of value as determined in accordance with GAAP.

          Affiliate: (i) As such term is used in Subsection 5.1(v), in Section
          ----------
     5.9 or in the Co-Steel Guaranty Agreement, such term shall mean as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person (a Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract or otherwise); without limiting the foregoing, any Person which is an officer, director or a holder of 10% or more of the shares of any class of capital stock of the Borrower, Co-Steel or any Subsidiary of either, or a member of the immediate family of any such officer, director or 10% or greater shareholder, shall be deemed to be an Affiliate of the Borrower or Co-Steel as the case may be, and (ii) as such term is used elsewhere in this Agreement or in the other Loan Documents, with respect to any Person, such term shall mean any of (a) a director or executive officer of the Person or any other Person described in clause (b) below and (b) any other Person which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with the Person and, with respect to the Borrower or Co-Steel, shall include each of their respective Subsidiaries.

          Asset Monetization Program: This term shall mean the asset
          --------------------------
     monetization program for Co-Steel and its Subsidiaries (other than any member of the Gerdau Subgroup) dated February 25, 2002, as revised from time to time with the consent of the Bank, which program is attached as
     Schedule 3.37 to the Co-Steel Guaranty Agreement.

          Canadian Bank Credit Agreement: That certain credit agreement dated as
          ------------------------------
     of April 30, 2002, between Co-Steel as the borrower, and the Canadian Bank Guarantee Entities, as the guarantors, the financial institutions from time to time party thereto as the lenders, The Toronto-Dominion Bank, as administration agent for such lenders, and the Bank of Nova Scotia, as syndication agent for such lenders as amended by that certain Amending Agreement dated as of October 23rd, 2002.

          Consolidated: With respect to a Loan Party, the consolidation of items
          ------------
     of financial activity and accounts of such Loan Party and its Subsidiaries (other than any member of the Gerdau Subgroup), in which such Loan Party owns or controls a controlling interest, for the presentation of financial statements of such Loan Party and its consolidated Subsidiaries (other than any member of the Gerdau Subgroup) all in accordance with, and as required by, GAAP consistently applied, except that the consolidation of the Gerdau Subgroup with Co-Steel as required by GAAP shall not occur.

          Consolidated EBITDA: This term shall mean: (i) the Consolidated Net
          -------------------
     Earnings in the period; plus (ii) Consolidated Net Interest Expense in the period; plus (iii) income taxes, whether paid or deferred, which are deducted in determining Consolidated Net Earnings in the period, if any; plus (iv) depreciation and amortization expense for the period; minus (v) to the extent added in determining Consolidated Net Earning, extraordinary gains, plus (vi) to the extent deducted in determining Consolidated Net Earnings, extraordinary losses (which for greater certainty shall include the non-cash Cdn.$13 million pension curtailment charge of Co-Steel from the third quarter of 2001); plus (vii) all cash receipts from Gallatin that have been used by Co-Steel and its Subsidiaries (other than any member of the Gerdau Subgroup) to permanently repay indebtedness to the Noteholders, the Bank and the Canadian Lenders; plus (viii) to the extent deducted in determining Consolidated Net Earnings unrealized foreign exchange losses; minus (ix) the amount of loans and advances to Gallatin pursuant to Section 10.03(9) of the Canadian Bank Credit Agreement; minus (x) to the extent added in determining Consolidated Net Earning unrealized foreign exchange gains; all as set forth on the Special Purpose Financial Statements for such period and all determined in accordance with GAAP.

          Consolidated Total Net Debt: This term shall mean, at any time, the
          ---------------------------
     principal amount of all outstanding interest bearing Co-Steel Indebtedness including, without limitation, the debt component but excluding the equity component of the Co-Steel Convertible Debentures, the face amount of outstanding Co-Steel Bankers' Acceptances, Co-Steel Letters of Credit, and the amount of Capitalized Lease Obligations of Co-Steel and its Consolidated Subsidiaries (net of interest component) but specifically excluding accounts payable and accrued liabilities, and deducting cash and short term investment (rated R-1 (middle) or better by Dominion Bond Rating Service), all as set forth on the Special Purpose Financial Statements for such period plus the face amount of all guarantees provided by any Restricted Subsidiary for the benefit of any Unrestricted Subsidiary (excluding for greater certainty, the guarantee by Co-Steel of the obligations of Co-Steel
     (UK) Limited pursuant to the share purchase agreement dated December 23, 1998 between Co-Steel (UK) Limited, ASW Holdings and Co-Steel). For greater certainty, it is acknowledged that the term "Consolidated Subsidiaries" as used in this definition does not include any member of the Gerdau Subgroup.

          Encumbrance: Any security interest, mortgage, charge, pledge,
          -----------
     hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code) in, upon, or against any asset of a Loan Party or any Subsidiary of such Loan Party (but excluding any Subsidiary that is a member of the Gerdau Subgroup), whether or not voluntarily given.

          Leased Properties: This term shall mean all lands and premises
          -----------------
     described in Schedule 1.1-1 and any lands and premises which are subsequently leased by the Borrower or a Subsidiary of the Borrower (other than any member of the Gerdau Subgroup).

          Net Tangible Assets: With respect to any Restricted Subsidiary, the
          -------------------
     aggregate amount of assets of such Restricted Subsidiary after deducting therefrom (i) all goodwill, trade names, trade marks, patents, organization expenses and other like intangibles; (ii) all equity held by it in another Restricted Subsidiary, and (iii) inter-company loans and advances to another Subsidiary of Co-Steel (other than a member of the Gerdau Subgroup), all as set forth on the most recent balance sheet of such Restricted Subsidiary, computed in accordance with GAAP (provided that such balance sheet shall be prepared on a non-consolidated basis).

          Permitted Intercompany Indebtedness: This term shall mean (a) loans
          -----------------------------------
     from an Unrestricted Subsidiary (other than a member of the Gerdau Subgroup) to a Restricted Subsidiary, provided that no such loan exceeds Cdn. $1,500,000 (or its US Dollar equivalent) and that such loans in the aggregate do not exceed Cdn. $3,000,000 (or its US Dollar equivalent); (b) loans from a Restricted Subsidiary to another Restricted Subsidiary; and
     (c) Indebtedness described in Schedule 1.1-5.

          Related Parties (or Guarantors): Each of 1300554 Ontario Limited,
          -------------------------------
     1102590 Ontario Limited, Co-Steel (U.S.) Ltd., Co-Steel USA Holdings, Inc., Co-Steel Finance Corp., Co-Steel, Distribution, USA Distribution, Lake Ontario Steel Company, Sayreville and Raritan River and any other entity which have or may hereinafter be required (or which should have been required) to execute and deliver Related Parties Guarantees pursuant to
     Section 4.14 of this Agreement.

          Special Purpose Financial Statements: Shall mean the consolidated
          ------------------------------------
     financial statements of Co-Steel prepared under GAAP, except that the Unrestricted Subsidiaries (excluding the Hungarian Finance Structure Companies and N.J.S.C. Investment Co. Inc.) are not consolidated but are accounted for at Adjusted Cost Base. Purchase accounting related to the Gerdau Acquisition including adjustments to the assets and liabilities of Co-Steel and the Restricted Subsidiaries to reflect fair market values will be excluded. The Gerdau Subgroup will be shown at cost.

          Tangible Net Worth: As of any date shall mean the amount equal to the
          ------------------
     Shareholders' Equity (excluding foreign currency translation adjustments), less all (i) goodwill, investments in and amounts due from ASW Holdings PLC, tradenames, trademarks, patents, organization expenses, deferred financing expenses, amounts due from employees and other like intangibles, all calculated based on the Special Purpose Financial Statements prepared as of such date, (ii) the greater of (A) the Adjusted Cost Base attributable to the Gerdau Subgroup or (b) the aggregate investment of Co-Steel in the Gerdau Subgroup, determined as of the Gerdau Transaction Effective Date, and any increase in such investment arising from the distribution of any equity of the Borrower after such date to minority shareholders in Ameristeel Corporation in exchange for their shares in Ameristeel Corporation.

          Unrestricted Subsidiaries: This term shall mean each of 1062316
          -------------------------
     Ontario Limited, Co-Steel Dofasco LLC, Co-Steel Benefit Plans Inc., Co-Steel CSM, Co-Steel (UK) Limited, Gallatin, Gallatin Terminal Company and Gallatin Transit Authority, Co-Steel Benefit Plans USA Inc., Co-Steel Amsterdam B.V., Cansteel Antilles N.V., N.J.S.C. Investment Co. Inc., ASW Holdings, Goldmarsh Enterprises, ACIERCO, Co-Steel Liquidity Management, each member of the Gerdau Subgroup and such other Subsidiary of Co-Steel as may be designated as an Unrestricted Subsidiary by Co-Steel with the consent of the Bank from time to time and "Unrestricted Subsidiary" means any of them; provided that, Goldmarsh Enterprises, ACIERCO, Co-Steel Liquidity Management, N.J.S.C. Investment Co. Inc. shall not be considered Unrestricted Subsidiaries for purposes of the covenants set forth in
     Section 4.02 of the Co-Steel Guaranty Agreement and for purposes of the Special Purposes of the Special Purpose Financial Statements only.

          (c) The definition of "Indebtedness" is hereby amended by deleting subsection (f) thereof and replacing it with the following:

               (f) all liabilities of the Person as a partner, venturer or member in any partnership, joint venture, unlimited liability company or other enterprise;

     SECTION 1.02 AMENDMENTS TO SECTION 3.2 OF THE ORIGINAL CREDIT AGREEMENT.
                  ----------------------------------------------------------
Section 3.2 of the Original Credit Agreement is hereby amended and restated as follows:

          3.2 CAPITALIZATION; OWNERSHIP; TITLE TO SHARES. The authorized capital
          -----------------------------------------------
     stock of the Borrower consists of 100 shares of common stock, of which 100 shares of common stock were issued and outstanding. All of the issued and outstanding shares of capital stock of the Borrower are fully paid and nonassessable and through Subsidiaries (none of which is a member of the Gerdau Subgroup), are beneficially owned by Co-Steel. There are no options, warrants or other rights outstanding to purchase any shares of the Borrower, nor are any securities of the Borrower convertible into or exchangeable for its capital stock. None of the capital stock of the Borrower is listed for trading on a stock exchange or registered with a securities commission.

     SECTION 1.03 AMENDMENTS TO SECTION 5.1 OF THE ORIGINAL CREDIT AGREEMENT.
                  ----------------------------------------------------------
Clause (v) of Section 5.1 of the Original Credit Agreement is hereby amended and restated as follows:

          (v) (x) unsecured accounts payable and accrued liabilities owed to Persons other than an Affiliate which are incurred in the normal course of business, (y) unsecured accounts payable owed to a member of a Gerdau Subgroup which are incurred in the normal course of business in connection with the sale of Inventory upon fair and reasonable arm's-length terms and conditions, and (z) accrued and unfunded pension benefits;

     SECTION 1.04 AMENDMENT TO ORIGINAL CREDIT AGREEMENT TO ADD A NEW
                  ---------------------------------------------------
SECTION 8.25. The Original Credit Agreement is hereby amended to add a new
------------
Section 8.25 which such Section 8.25 shall read as follows:

          8.25 DESIGNATION OF ADDITIONAL UNRESTRICTED SUBSIDIARIES. As of the
               ---------------------------------------------------
     First Amendment Effective Date, the Bank consents to the designation of each member of the Gerdau Subgroup as an Unrestricted Subsidiary pursuant to this Agreement.

     SECTION 1.05 AMENDMENT TO EXHIBITS AND SCHEDULES TO ORIGINAL CREDIT
                  ------------------------------------------------------
AGREEMENT. Schedules 3.10 and 3.12 to the Original Credit Agreement are hereby
---------
amended and restated to read as set forth in Schedules 3.10 and 3.12 attached to this First Amendment.

     SECTION 1.06 WAIVER OF CERTAIN DEFAULTS. On the First Amendment Effective
                  --------------------------
Date, the Bank hereby waives any Event of Default pursuant to Section 7.1(b) or
Section 7.1j(iii) arising out of the Gerdau Transaction.

     SECTION 1.07 NO OTHER AMENDMENTS OR WAIVERS. The amendments set forth in
                  ------------------------------
Sections 1.01 through 1.05 hereof do not either implicitly or explicitly alter, waive or amend, except as expressly provided in Section 1.06 or elsewhere in this First Amendment, the provisions of the Original Credit Agreement. The amendments set forth in Sections 1.01 through 1.05 hereof do not amend or waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights, remedies or privileges of the Bank under the Original Credit Agreement with respect to any such violation except as set forth in Section 1.06.

                                   ARTICLE II
                     BORROWER'S SUPPLEMENTAL REPRESENTATIONS
                     ---------------------------------------

     SECTION 2.01 INCORPORATION BY REFERENCE. As an inducement to the Bank to
                  --------------------------
enter into this First Amendment, (i) the Borrower hereby repeats and remakes herein, for the benefit of the Bank the representations and warranties made by the Borrower in Sections 3.1 through 3.35 inclusive, of the Original Credit Agreement, as amended hereby, except that for purposes hereof such representations and warranties, other than those representations and warranties which speak to a specific data, shall be deemed to extend to and cover this First Amendment and are remade as of the First Amendment Effective Date, and
(ii) the Borrower hereby represents and warrants that on and as the First Amendment Effective Date that no Default or Event of Default has occurred and is continuing.

     SECTION 2.02 CORPORATE AUTHORITY. As an inducement to the Bank to enter
                  -------------------
into this First Amendment, the Borrower hereby represents and warrants that the Borrower is duly authorized to execute and deliver this First Amendment and the other First Amendment Loan Documents; all necessary corporate action to authorize the execution and delivery of this First Amendment and the other First Amendment Loan Documents has been properly taken; and it is and will continue to be duly authorized to borrow under the Original Credit Agreement, as amended hereby, and to perform all of the other terms and provisions of this First Amendment, the Original Credit Agreement, as amended hereby, and the other Loan Documents.

     SECTION 2.03 VALIDITY OF THIS FIRST AMENDMENT. As an inducement to the Bank
                  --------------------------------
to enter into this First Amendment, the Borrower hereby represents and warrants that the execution and delivery of this First Amendment and the other First Amendment Loan Documents does not, and the borrowings contemplated by the Original Credit Agreement, as amended hereby, and the performance by the Borrower of its obligations under this First Amendment, the Original Credit Agreement, as amended hereby, and the other Loan Documents will not contravene any provision of law, of the Borrower's Certificate of Incorporation or Bylaws, or the provisions of any agreement to which the Borrower is a party or by which the Borrower is bound; this First Amendment and the other First Amendment Loan Documents executed and delivered in connection herewith constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

     SECTION 2.04 AMENDMENT CLOSING FEE. As an inducement to the Bank to enter
                  ---------------------
into this First Amendment, the Borrower hereby represents, warrants and agrees to pay to the Bank an amendment closing fee equal to the product of ten
(10) basis points (.10%) times the sum of the maximum Revolving Credit Commitment under the Original Credit Agreement on the First Amendment Effective Date (the "AMENDMENT CLOSING FEE").


                                   ARTICLE III
                              CONDITIONS PRECEDENT
                              --------------------

     SECTION 3.01 CONDITIONS PRECEDENT. Each of the following shall be a
                  --------------------
condition precedent to the effectiveness of this First Amendment:

     (a) The Bank shall have received, on or before the Amendment Effective Date, the following items, each, unless otherwise indicated, dated on or before the Amendment Effective Date and in form and substance satisfactory to the Bank:

          (i) 10 duly executed counterpart originals of this First Amendment;

          (ii) 10 duly executed counterpart originals of the First Amendment To Guaranty Agreement;

          (iii) 10 duly executed counterpart originals of the Ratification of Guaranty Agreements;

          (iv) 12 duly executed counterpart originals of the First Amendment to Intercreditor Agreement;

          (v) (x) a certificate from the secretary or assistant secretary of the Borrower certifying that the Articles of Incorporation and Bylaws of the Borrower previously delivered to the Bank are true, complete, and correct and in full force and effect, and (y) a certificate of the secretary, assistant secretary, general partner or member of each of the other Loan Parties certifying that the Articles of Incorporation, Bylaws and other constituent documents of each of the other Loan Parties previously delivered to the Bank are true, complete, and correct and in full force and effect;

          (vi) a good standing certificate for the Borrower issued by the Secretary of State of the State of Delaware dated not more than thirty (30) days prior to the Amendment Effective Date;

          (vii) a good standing certificate for each of the other Loan Parties issued by the Secretary of State (or other applicable governmental official) of the jurisdiction of incorporation or formation of such parties dated not more than thirty (30) days prior to the Amendment Effective Date;

          (viii) certified copies of resolutions of the Borrower and each of the other Loan Parties authorizing each of the transactions described herein, in form and substance satisfactory to the Bank and its counsel and duly executed by the appropriate corporate officers of each of the Loan Parties;

          (ix) a certificate of the secretary or assistant secretary of the Borrower and each of the other Loan Parties certifying the names of the persons authorized to sign this First Amendment and the other First Amendment Loan Documents executed in connection herewith to which any is a party, and all other documents and certificates delivered hereunder together with the true signatures of such persons;

          (x) a certificate of the chief financial officer of the Borrower certifying that the statements set forth in Section 3.01(b) of this First Amendment as of the Amendment Effective Date, are true and correct;

          (xi) Co-Steel shall consummate, contemporaneously with the execution of this First Amendment, an amendment to the Canadian Bank Credit Agreement on terms substantially consistent with the terms of this First Amendment;

          (xii) Co-Steel shall consummate, contemporaneously with the execution of this First Amendment, an amendment to the Prudential Note Purchase Agreements on terms substantially consistent with the terms of this First Amendment;

          (xiii) no actions, suits, proceedings or investigations shall be pending or threatened against the Borrower, any of the other Loan Parties, Gerdau Canada, Gerdau, S.A., or any of the members of the Gerdau Subgroup or any of their respective businesses, operations, properties, prospects, profits or condition (financial or otherwise), at law or in equity, before any Governmental Authority which, individually or in the aggregate, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or which purport to affect the rights and remedies of the Bank pursuant to any of the Loan Documents or which purport to restrain or enjoin (either temporarily, preliminarily or permanently) the performance by the Borrower or any of the other Loan Parties of any action contemplated by this First Amendment, any of the other First Amendment Loan Documents or any of the Loan Documents, or which purport to restrain or enjoin (either temporarily, preliminarily or permanently) the performance by the Borrower, any of the other Loan Parties, Gerdau, S.A. or any member of the Gerdau Subgroup of any action contemplated by the Gerdau Merger Transaction;

          (xiv) the Gerdau Merger Transaction shall have been completed in accordance with its terms, all legal matters incident to the First Amendment Loan Documents and the Gerdau Merger Transaction shall be satisfactory to counsel for the Bank;

          (xv) all fees and expenses of the Bank, including counsel fees and expenses, incurred in connection with the approval of this First Amendment shall have been paid to the Bank in immediately available funds;

          (xvi) the Amendment Closing Fee shall have been paid to the Bank in immediately available funds;

          (xvii) opinions of counsel to the Borrower and the other Loan Parties, addressed to the Bank and in all respects satisfactory to the Bank;

          (xviii) all of the conditions precedent to the closing of the amendments to the Canadian Bank Credit Agreement and the Prudential Note Purchase Agreements referred to in items (xiii) and (xiv) of this Section 3.01(a) shall have been satisfied or waived to the satisfaction of the Bank;

          (xix) such other instruments, documents and opinions of counsel as the Bank shall reasonably require, all of which shall be satisfactory in form and content to the Bank.

     (b) The following statements shall be true and correct on the Amendment Effective Date and the Bank shall have received a certificate signed by an Authorized Officer of the Borrower, dated the Amendment Effective Date, stating that:

          (i) the representations and warranties made pursuant to this First Amendment and in the other Loan Documents, as amended hereby, are true and correct on and as of the Amendment Effective Date as though made on, through and as of such date;

          (ii) no petition by or against the Borrower has at any time been filed under the United States Bankruptcy Code or under any similar act;

          (iii) taking into account the amendments set forth in this First Amendment, no Event of Default or event which with the giving of notice, the passage of time or both would become an Event of Default has occurred and is continuing, or would result from (x) the execution of or performance under any of the First Amendment Loan Documents, or (y) the consummation of the Gerdau Merger Transaction;

          (iv) no Material Adverse Change in the properties, business, operations, financial condition or prospects of the Borrower has occurred which has not been disclosed to the Bank; and

          (v) taking into account the amendments set forth in this First Amendment, the Borrower has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Original Credit Agreement and the other Loan Documents.

     (c) The following statements shall be true and correct on the Amendment Effective Date and the Bank shall have received a certificate signed by an Authorized Officer of Co-Steel, dated the Amendment Effective Date, stating that:

          (i) the representations and warranties made by it pursuant to the First Amendment to Guaranty Agreement and in the other First Amendment Loan Documents to which it is a party are true and correct on and as of the Amendment Effective Date as though made on, through and as of such date;

          (ii) no petition by or against Co-Steel or any of the other Loan Parties has at any time been filed under any bankruptcy, receivership or insolvency laws, or any other similar applicable federal, state or foreign law, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for any of the Loan Parties or for a substantial part of any of the Loan Parties' respective property, or for the winding up or liquidation of any of their affairs;

          (iii) taking into account the amendments set forth in this First Amendment, no Event of Default or event which with the giving of notice, the passage of time or both would become an Event of Default has occurred and is continuing, or would result from (x) the execution of or performance under any of the First Amendment Loan Documents, or (y) the consummation of the Gerdau Merger Transaction;

          (iv) no Material Adverse Change in the properties, business, operations, financial condition or prospects of Co-Steel or any of the other Loan Parties has occurred which has not been disclosed to the Bank;

          (v) taking into account the amendments set forth in this First Amendment, Co-Steel has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Loan Documents to which it is party; and

          (vi) taking into account the execution of this First Amendment, all conditions precedents to the consummation of the Gerdau Merger Transaction have been completed or waived and the Gerdau Merger Transaction shall be consummated contemporaneously with, or immediately after, the execution of this First Amendment;

     (d) Co-Steel has delivered to the Bank its pro forma consolidated balance sheet dated as of June 30, 2002, prepared giving effect to all Proposed Transactions as if the Proposed Transactions had occurred on January 1, 2001, and the related statements of income for the 12-month period ended December 31, 2001 and for the six month period ended June 30, 2002, in each case prepared as if the Proposed Transactions had occurred on January 1, 2001. Such pro forma consolidated financial statements were (a) prepared in good faith and, in the Co-Steel's opinion, were reasonable when made and continue to be reasonable as of the Effective Date, (b) based on the best information reasonably available to the Co-Steel after due inquiry, (c) accurately reflect all adjustments necessary to give effect to the Proposed Transactions, and (d) present fairly, in accordance with GAAP, in all material respects, the pro forma financial position of the Co-Steel and its Subsidiaries (including the Gerdau Subgroup) as if the Proposed Transactions had occurred on such date or at the beginning of such period. The Co-Steel does not have, as of the Effective Date, any material liabilities that would be required to be included in financial statements prepared in accordance with GAAP that are not reflected in such pro forma financial statements;

     (e) any and all fees paid to the Noteholders and the Canadian Lenders, respectively, in consideration of receiving amendments and waivers similar to this First Amendment are (a) in respect of the Noteholders, as a collective group, not more than one-tenth of one percent (0.10%) of the aggregate outstanding principal amount of Indebtedness outstanding under the Prudential Note Agreement as of the Effective Date, and (b) in respect of the Canadian Lenders, not more than one-tenth of one percent (0.10%) of the aggregate outstanding principal amount of Indebtedness outstanding under the Canadian Bank Credit Agreement as of the Effective Date;

     For purposes of this First Amendment, the term "AMENDMENT EFFECTIVE DATE" means the date on which the Bank and its counsel have determined that each of the conditions set forth in this Section 3.01 has been satisfied by the Borrower or waived by the Bank.


                                   ARTICLE IV
                               GENERAL PROVISIONS
                               ------------------

     SECTION 4.01 RATIFICATION OF TERMS. Except as expressly amended by this
                  ---------------------
First Amendment, the Original Credit Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed. The Borrower hereby confirms that any collateral for the Obligations, including but not limited to liens, Encumbrances, security interests, mortgages and pledges granted by the Borrower or third parties, shall continue unimpaired and in full force and effect. THE BORROWER EXPRESSLY RATIFIES AND CONFIRMS THE WAIVER OF JURY TRIAL PROVISIONS CONTAINED IN THE ORIGINAL CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 4.02 REFERENCES. All notices, communications, agreements,
                  ----------
certificates, documents or other instruments executed and delivered after the execution and delivery of this First Amendment in connection with the Original Credit Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Original Credit Agreement without making specific reference to this First Amendment, but nevertheless all such references shall include this First Amendment unless the context requires otherwise. From and after the First Amendment Effective Date, all references in the Original Credit Agreement and each of the other Loan Documents to the "AGREEMENT" shall be deemed to be references to the Original Credit Agreement as amended hereby.

     SECTION 4.03 INCORPORATION INTO ORIGINAL CREDIT AGREEMENT. This First
                  --------------------------------------------
Amendment is deemed incorporated into, and made a part of, the Original Credit Agreement. To the extent that any term or provision of this First Amendment is or may be deemed expressly inconsistent with any term or provision of the Original Credit Agreement, the terms and provisions hereof shall control.

     SECTION 4.04 COUNTERPARTS. This First Amendment may be executed in
                  ------------
different counterparts, and by the different parties hereto on separate counterparts, each of which when executed and delivered by the Borrower and the Bank (and by any consenting party listed below) shall be regarded as an original, and all such counterparts shall constitute one First Amendment. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier by any party hereto shall be as effective as delivery of a manually executed counterpart of this First Amendment.

     SECTION 4.05 CAPITALIZED TERMS. Except for proper nouns and as otherwise
                  -----------------
defined herein, capitalized terms used herein as defined terms shall have the same meanings herein as are ascribed to them in the Original Credit Agreement, as amended hereby.

     SECTION 4.06 TAXES. The Borrower shall pay any and all stamp and other
                  -----
taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this First Amendment and such other documents and instruments as are delivered in connection herewith and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 4.07 COSTS AND EXPENSES. The Borrower will pay all costs and
                  ------------------
expenses of the Bank (including, without limitation, the reasonable fees and the disbursements of the Bank's counsel, Tucker Arensberg, P.C.) in connection with the preparation, execution and delivery of this First Amendment and the other documents, instruments and certificates delivered in connection herewith.

     SECTION 4.08. SEVERABILITY. Any provision of this First Amendment which is
                   ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 4.09 GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND
                  -------------
OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

     SECTION 4.10 HEADINGS. The headings of the sections in this First Amendment
                  --------
are for purposes of reference only and shall not be deemed to be a part hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby, have caused this First Amendment to Second Amended and Restated Credit Agreement to be duly executed by their respective proper and duly authorized officers as a document under seal, as of the day and year first above written.

                                           BORROWER:


ATTEST:                       (SEAL)       CO-STEEL RARITAN, INC., a New Jersey
                                           corporation


By:                                        By:
   ---------------------------------          ---------------------------------
Name:                                      Name:  Andrew Boulanger
Title:                                     Title: Vice President, Controller


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:



                                           BANK:

                                           PNC BANK, NATIONAL ASSOCIATION


                                           By:
                                              ---------------------------------
                                           Name:  Martin E. Mueller
                                           Title: Vice President

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